   As filed with the Securities and Exchange Commission on September 19, 2002
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              CCSB FINANCIAL CORP.
                 (Name of Small Business Issuer in Its Charter)

  Delaware                        6712                      (To be applied for)
(State or Jurisdiction       (Primary Standard               (I.R.S. Employer
of Incorporation or      Industrial Classification Code     Identification No.)
  Organization)                  Number)

                              1178 West 152 Highway
                             Liberty, Missouri 64068
                                 (816) 781-4500
          (Address and Telephone Number of Principal Executive Offices)

                              1178 West 152 Highway
                             Liberty, Missouri 64068
(Address of Principal Place of Business or Intended Principal Place of Business)

                                  John R. Davis
                      President and Chief Executive Officer
                              1178 West 152 Highway
                             Liberty, Missouri 64068
                                 (816) 781-4500
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
                             Robert I. Lipsher, Esq.
                       Luse Gorman Pomerenk & Schick, P.C.
                           5335 Wisconsin Avenue, N.W.
                                    Suite 400
                             Washington, D.C. 20015

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]

                                      CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                                Proposed          Proposed
                                             Amount to           maximum          maximum
         Title of each class of                 be            offering price      aggregate             Amount of
       securities to be registered           registered         per share      offering price (1) registration fee (2)

----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share    978,650 shares        $10.00         $9,786,500             $901

Participation Interests                        61,244
                                              Interests           --                --                 (2)
======================================================================================================================

-----------------------------

(1)      Estimated solely for the purpose of calculating the registration fee.
(2) The securities of CCSB Financial Corp. to be purchased by the 401(k) Plan as adopted by Clay County Savings Bank are included in the amount shown for Common Stock. However, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                              CCSB Financial Corp.
              Proposed Holding Company for Clay County Savings Bank
                         851,000 Shares of Common Stock

     CCSB Financial Corp. is offering common stock for sale in connection with the conversion of Clay County Savings and Loan Association from the mutual to stock form of organization. As part of the stock conversion, Clay County Savings and Loan Association will change its name to Clay County Savings Bank. CCSB Financial Corp. will own all the outstanding common stock of Clay County Savings Bank after the conversion. We expect that the common stock of CCSB Financial Corp. will be quoted on the Over-the-Counter Electronic Bulletin Board under the symbol "CCSB."

     We are offering up to 851,000 shares of the common stock on a best efforts basis. Subject to certain conditions, we may sell up to 978,650 shares due to regulatory considerations or changes in market or economic conditions without the resolicitation of subscribers. We must sell a minimum of 629,000 shares in order to complete the offering. We will terminate the offering if we do not sell the minimum number of shares. Directors and executive officers intend to purchase 140,000 shares of common stock, or 18.92% of the offering at the midpoint of the offering. The offering will terminate on __________, 2002. We may extend the termination date without notice to you, until __________, 2003, unless the Office of Thrift Supervision approves a later date which may not exceed _______, 2004.

     The minimum purchase is 25 shares. Once submitted, orders are irrevocable unless the offering is terminated or extended beyond ___________, 2003. If the offering is extended beyond __________, 2003, subscribers will have the right to modify or rescind their purchase orders. Funds received for the purchase of common stock will be held in an account at Clay County Savings and Loan Association and will bear interest at our passbook savings rate until the closing date of the conversion. If the offering is terminated, subscribers will have their funds returned promptly, with interest.

     Trident Securities, a Division of McDonald Investments, Inc. will assist us in our selling efforts, but is not obligated to purchase any of the common stock that is being offered for sale. Subscribers will not pay any commissions to purchase common stock in the offering.

    This investment involves risk, including the possible loss of principal.
              Please read the "Risk Factors" beginning on page __.

                                OFFERING SUMMARY
                             Price: $10.00 per share

                                                             Minimum           Maximum
                                                             -------           -------
Number of shares ......................................         629,000           851,000
Gross offering proceeds ...............................    $  6,290,000      $  8,510,000
Estimated offering expenses ...........................    $    505,000      $    546,000
Estimated net proceeds. ...............................    $  5,785,000      $  7,964,000
Estimated net proceeds per share. .....................    $       9.20      $       9.36

     These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

     Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     For assistance, please contact the Stock Information Center at (816) -
                           __________________________

          Trident Securities, a Division of McDonald Investments, Inc.
                           __________________________

                The date of this prospectus is November __, 2002

        [MAP of Clay County Savings and Loan Association Branch Offices]

                                TABLE OF CONTENTS

SUMMARY ..................................................................................    4
SELECTED FINANCIAL INFORMATION ...........................................................   12
RISK FACTORS .............................................................................   14
FORWARD LOOKING STATEMENTS ...............................................................   19
DIVIDEND POLICY ..........................................................................   22
MARKET FOR THE COMMON STOCK ..............................................................   23
REGULATORY CAPITAL COMPLIANCE ............................................................   24
CAPITALIZATION ...........................................................................   25
PRO FORMA DATA ...........................................................................   26
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ....   32
BUSINESS OF CCSB FINANCIAL CORP. .........................................................   47
BUSINESS OF CLAY COUNTY SAVINGS ..........................................................   48
FEDERAL AND STATE TAXATION ...............................................................   72
SUPERVISION AND REGULATION ...............................................................   73
MANAGEMENT ...............................................................................   81
Position .................................................................................   81
THE CONVERSION ...........................................................................   90
RESTRICTIONS ON ACQUISITIONS OF STOCK AND RELATED TAKEOVER DEFENSIVE PROVISIONS ..........  111
DESCRIPTION OF CAPITAL STOCK .............................................................  115
LEGAL AND TAX MATTERS ....................................................................  117
EXPERTS ..................................................................................  117
WHERE YOU CAN FIND MORE INFORMATION ......................................................  117
REGISTRATION REQUIREMENTS ................................................................  118
INDEX TO FINANCIAL STATEMENTS ............................................................  F-1

                                     SUMMARY

     The following summary explains selected information regarding the conversion, the offering of CCSB Financial Corp. common stock and the business of Clay County Savings and Loan Association. The summary may not contain all the information that is important to you. For additional information, you should read this prospectus carefully, including the financial statements and the notes to financial statements of Clay County Savings and Loan Association.

The Companies

     CCSB Financial Corp.

     We formed CCSB Financial Corp. in September 2002 as a Delaware corporation. CCSB Financial Corp. will be the holding company for Clay County Savings Bank following the conversion. CCSB Financial Corp. has not engaged in any significant business to date. The executive offices of CCSB Financial Corp. and Clay County Savings and Loan Association are located at 1178 West 152 Highway, Liberty, Missouri 64068 and their telephone number is (816) 781-4500.

     Clay County Savings and Loan Association

     Clay County Savings and Loan Association was founded in March 1922 and operated under the name Clay County Building and Loan Association until February 1967, at which time the savings association was renamed Clay County Savings and Loan Association. Originally a state chartered savings and loan association, we converted to a federal charter in 1995. We conduct our business through four offices in Clay County, Missouri, including the main office in Liberty, Missouri, and branch offices in Liberty, Kearney, and Smithville, Missouri. As part of the conversion, we will convert to a federally chartered savings bank and will change our name to Clay County Savings Bank.

     Clay County Savings is a community-oriented financial institution offering selected financial services to meet the needs of the communities it serves. We were established primarily to meet the home financing needs of the public and now serve the expanded credit needs of residents and businesses in our market area similar to a community bank but with a focus on residential mortgage lending. Over the last five years we have added a number of products and services such as non-interest bearing checking accounts, commercial business checking, home equity and other consumer lending and expanded commercial loan activity. We currently offer a variety of deposit accounts, including personal and business checking accounts, passbook and statement savings accounts, certificates of deposit, and individual retirement accounts. Our lending activity consists of permanent and construction single-family mortgage loan financing, home equity and other consumer lending, and loans secured by multi-family and nonresidential real estate. We offer commercial non-mortgage financing on a limited basis. As of June 30, 2002, we had total assets of $77.9 million, deposits of $63.7 million and retained earnings of $6.5 million.

Business Strategy

     Our business strategy is to grow and improve our profitability by:

        . Continuing our transition to a full-service community bank and improving upon the products and services being offered;

        . Using the additional capital raised in this offering to fund loan activity;

        . Utilizing effective asset/liability management to improve the net interest margin and mitigate interest-rate risk;

        . Increasing the sources of noninterest fee income;

        . Improving operating efficiencies by leveraging our capital position through prudent growth; and

        . Maintaining high asset quality.

     A full description of our products and services begins on page __ of this prospectus.

Reasons for the Conversion

     The primary reasons for our decision to convert from a mutual to a stock organization are to establish a structure that will enable us to (1) compete more effectively in the financial services marketplace, (2) offer our depositors, employees, management and directors an equity ownership interest in Clay County Savings and thereby obtain an economic interest in its future success, and (3) increase our capital base and provide additional sources of capital to grow and increase profitability.

     Our new structure will permit us to issue capital stock, which is a source of capital not available to a mutual savings association.

     The conversion and the capital raised in the offering are expected to:

     . increase our lending capabilities, by providing us with additional capital to support new loans and higher lending limits;

     .    support growth and enhance our profitability;

     . provide broader investment opportunities through the holding company structure; and

     . improve our capital management flexibility, including the ability to pay cash dividends and repurchase shares of our common stock, as appropriate.

     The conversion also will allow us to establish stock benefit plans for management and employees which will permit us to attract and retain qualified personnel.

Terms of the Offering

     We are offering between 629,000 and 851,000 shares of common stock of CCSB Financial Corp. to qualifying depositors, tax-qualified employee plans and to the public to the extent shares remain available. The maximum number of shares that we sell in the offering may increase by up to 15%, to 978,650 shares, as a result of regulatory considerations, strong demand for the shares in the offering, or positive changes in financial markets in general and with respect to financial institution stocks in particular. Unless the pro forma market value of CCSB Financial Corp. decreases below $6,290,000 or increases above $9,786,500, you will not have the opportunity to change or cancel your stock order. The offering price is $10.00 per share. Trident Securities, a Division of McDonald Investments, Inc., our marketing advisor in connection with the conversion, will use its best efforts to assist us in selling our stock, but Trident Securities is not obligated to purchase any shares in the offering.

Persons Who May Order Stock in the Offering

     We are offering the shares of common stock of CCSB Financial Corp. in a "subscription offering" in the following descending order of priority:

     (1) Depositors who had accounts at Clay County Savings with aggregate balances of at least $50 on December 31, 2000;

     (2) The tax-qualified employee benefit plans of Clay County Savings (including our employee stock ownership plan);

     (3) Depositors who had accounts at Clay County Savings with aggregate balances of at least $50 on September 30, 2002; and

     (4) Other depositors and borrower members of Clay County Savings on __________, 2002.

     If any shares of our common stock remain unsold in the subscription offering, we will offer such shares for sale in a "community offering." Natural persons residing in Clay County, Missouri will have a purchase preference in any community offering. Shares also may be offered to the general public. The community offering, if any, may commence concurrently with, during or promptly after, the subscription offering. We also may offer shares of common stock not purchased in the subscription offering or the community offering through a syndicate of brokers in a "syndicated community offering" managed by Trident Securities. We have the right to accept or reject, in our sole discretion, any orders received in the community offering and the syndicated community offering.

How We Determined the Offering Range and the $10.00 Price Per Share

     The amount of common stock we are offering is based on an independent valuation of our pro forma market value assuming the conversion and offering are completed. Keller &

Company, Inc., an appraisal firm experienced in appraisals of financial institutions, has estimated that as of August 23, 2002 the pro forma market value of CCSB Financial Corp. ranged from a minimum of $6,290,000 to a maximum of $8,510,000, with a midpoint of $7,400,000.

     Based on this valuation and the $10.00 per share price, the number of shares of common stock being offered for sale by CCSB Financial Corp. will range from 629,000 shares to 851,000 shares. The $10.00 price per share was selected primarily because it is the price per share used most commonly in stock offerings by mutual savings associations that convert to stock form.

     Two measures investors use to analyze an issuer's stock are the ratio of the offering price per share to the issuer's book value per share and the ratio of the offering price per share to the issuer's annual net earnings per share. Book value is the same as total equity, and represents the difference between the value of the issuer's assets and liabilities. Keller & Company considered these ratios, among other factors, in preparing its appraisal. The following table presents the ratio of the offering price per share to CCSB Financial Corp.'s pro forma book value per share and earnings per share at and for the periods indicated. See "Pro Forma Data" for a description of the assumptions we used in making these calculations.

                                                          At and For the Nine Months Ended June 30, 2002
                                                   -----------------------------------------------------------
                                                       629,000        740,000        851,000         978,650
                                                     Shares Sold    Shares Sold    Shares Sold     Shares Sold
                                                      at $10.00      at $10.00      at $10.00       at $10.00
                                                      Per Share      Per Share      Per Share       Per Share
                                                    ------------- -------------   -------------   -------------
Pro forma price to book value ratio ............         54.41%         59.14%          63.17%           67.16%
                                                    ==========     ==========       =========       ==========
Pro forma price to earnings ratio ..............         53.56x         62.50x          75.02x           83.33x
                                                    ==========     ==========       =========       ==========

                                                           At and For the Year Ended September 30, 2001
                                                   -----------------------------------------------------------
                                                       629,000        740,000        851,000         978,650
                                                     Shares Sold    Shares Sold    Shares Sold     Shares Sold
                                                      at $10.00      at $10.00      at $10.00       at $10.00
                                                      Per Share      Per Share      Per Share       Per Share
                                                    ------------- -------------   -------------   -------------
Pro forma price to book value ratio ............         54.70%         59.42%          63.45%           67.43%
                                                     =========     ==========       =========       ==========
Pro forma price to earnings ratio ..............       (111.11)x      (166.67)x       (333.33)x          (1000)x
                                                     =========     ==========       =========       ==========

The independent appraisal does not indicate market value. Do not assume or expect that the valuation of CCSB Financial Corp. as indicated above means that the common stock will trade at or above the $10.00 purchase price after the conversion.

     The independent appraisal will be updated prior to the completion of the conversion. Any changes in the appraisal would be subject to Office of Thrift Supervision approval. If the pro forma market value of CCSB Financial Corp. is either below $6,290,000 or above $9,786,500, subscribers will be notified and provided with the opportunity to change or cancel their orders.

We Will Not Initially Pay a Cash Dividend

     We will not initially pay a cash dividend. Any future payment of dividends will depend upon a number of factors, including the amount of net proceeds retained by us in the conversion, investment opportunities available to us, capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No assurances can be given that any dividends will be paid, or that if paid, they will not be reduced or eliminated in future periods.

Limits on Your Purchase of Common Stock

     The minimum purchase is 25 shares. No individual, or individuals through a single account, may purchase more than 10,000 shares or $100,000 of stock. If any of the following persons purchase common stock, their purchases when combined with your purchases cannot exceed $300,000 (30,000 shares):

     .    your spouse, or relatives of you or your spouse living in your house;

     .    persons on joint accounts with you;

     . individuals with the same address on our records as of the eligibility dates;

     . companies, trusts or other entities in which you have an interest or hold a position; or

     .    other persons who may be acting together with you.

     Subject to Office of Thrift Supervision approval, we may increase or decrease the purchase limitations at any time. Our employee stock ownership plan is authorized to purchase up to 8% of the shares sold in the offering without regard to these purchase limitations. For example, our employee stock ownership plan may purchase up to 50,320 and 68,080 shares of common stock, respectively, at the minimum and maximum of the offering range.

How You May Pay for Your Shares

     In the subscription offering and the community offering you may pay for your shares only by:

     (1)  cash (if presented in person);

     (2)  personal check, bank check or money order; or

     (3) authorizing us to withdraw money from your deposit accounts maintained with Clay County Savings.

     If you wish to use your Clay County Savings individual retirement account to pay for your shares, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Clay County Savings. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible. Also, please be aware that Clay County Savings is not permitted to lend funds to anyone for the purpose of purchasing shares of common stock in the offering.

     You can subscribe for shares of common stock in the offering by delivering a signed and completed original stock order form, together with full payment, provided we receive the stock order form before the end of the offering. We will pay interest at Clay County Savings' passbook rate from the date funds are received until completion or termination of the conversion. Withdrawals from certificates of deposit at Clay County Savings made for the purpose of purchasing shares may be made without incurring an early withdrawal penalty. All funds authorized for withdrawal from deposit accounts with Clay County Savings must be in the deposit accounts at the time the stock order form is received. However, funds will not be withdrawn from the accounts until the offering is completed and will continue to earn interest at the applicable deposit account rate until the completion of the offering. A hold will be placed on those funds when your stock order is received, making the designated funds unavailable to you. After we receive an order, the order cannot be revoked or changed. Payment may not be made by wire transfer or any other electronic transfer of funds. In addition, we will not accept copies or facsimiles of order forms.

You May Not Sell or Transfer Your Subscription Rights

     If you order common stock in the subscription offering, you will be required to state that you are purchasing the stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights. We intend to take legal action, including reporting persons to federal or state regulatory agencies, against anyone who we believe sells or gives away his or her subscription rights. We will not accept your order if we have reason to believe that you sold or transferred your subscription rights. In addition, joint stock registration will only be allowed if the qualifying account is so registered.

Deadline for Orders of Common Stock

     If you wish to purchase shares, we must receive your properly completed stock order form, together with payment for the shares, no later than __:__ p.m., Missouri time, on __________, 2002, unless we extend this deadline. You may submit your order form by mail using the return envelope provided, by overnight courier to the indicated address on the order form, or by bringing your order form to one of our full-service branch offices. Once submitted, your order is irrevocable unless the offering is terminated or extended beyond _______, 2003.

Termination of the Offering

     The subscription offering will terminate at __:__ p.m., Missouri time, on _______, 2002. We expect that the community offering would terminate at the same time. We may extend this expiration date without notice to you, until ________, 2003, unless regulators approve a later date. If the subscription offering and/or community offerings extend beyond ________, 2003, we will be required to resolicit subscriptions before proceeding with the offerings. All further extensions, in the aggregate, may not last beyond __________, 2004.

Steps We May Take If We Do Not Receive Orders for the Minimum Number of Shares

     If we do not receive orders for at least 629,000 shares of common stock, we may take several steps in order to sell the minimum number of shares in the offering range. Specifically, we may (1) increase the purchase limitations and/or (2) seek regulatory approval to extend the offering beyond the ________, 2003 expiration date, provided that any such extension will require us to resolicit subscriptions received in the offering.

Market for the Common Stock

     We expect the common stock of CCSB Financial Corp. to be quoted on the Over-the-Counter Electronic Bulletin Board under the symbol "CCSB." Trident Securities currently intends to make a market in the common stock but it is under no obligation to do so. We cannot predict whether a liquid trading market in shares of our common stock will develop.

How We Intend to Use the Proceeds We Raise from the Offering

     Assuming we sell 851,000 shares in the offering, and we have net proceeds of $7.96 million, we intend to distribute the net proceeds as follows:

     . $3.98 million (50% of the net proceeds) will be contributed to Clay County Savings;

     . $680,800 (8.55% of the net proceeds) will be loaned to the employee stock ownership plan to fund its purchase of common stock; and

     . $3.3 million (41.45% of the net proceeds) will be retained by CCSB Financial Corp.

     We may use the net proceeds of the offering to invest in securities, to finance the possible acquisition of other financial institutions or financial service businesses, to pay dividends or for other general corporate purposes, including repurchasing shares of our common stock. Clay County Savings may use the proceeds it receives to make loans, to purchase securities, to expand its banking franchise internally or through acquisitions, and for general corporate purposes. See "Use of Proceeds." Neither Clay County Savings nor CCSB Financial Corp. is considering any specific acquisition transaction at this time.

Our Officers, Directors and Employees Will Receive Additional Compensation and Benefit Programs After the Conversion

     In order to align the interests of our officers, directors and employees more closely to our stockholders' interests, we intend to establish an employee stock ownership plan, a stock option plan and a stock recognition and retention plan, each of which will use our common stock as compensation. The employee stock ownership plan may purchase up to 8% of the shares sold in the offering. The stock recognition and retention plan and stock option plan must be approved by shareholders no sooner than six months after the conversion. The employee stock ownership plan and the recognition and retention plan will increase our future compensation costs, thereby reducing our earnings. Additionally, stockholders will experience a reduction in ownership interest if newly issued shares are used to fund stock options and the recognition and retention plan. See "Risk Factors--Our Stock Benefit Plans Will Increase Our Costs, Which Will Reduce Our Income and Stockholders' Equity" and "Management--Future Stock Benefit Plans."

         The following table summarizes the benefits that our officers, directors and employees may receive as a result of the conversion, at the maximum of the offering range:

                                                                 Percentage            Value of Benefits
                                      Individuals Eligible          of                 Based on Maximum
         Plan                         to Receive Awards         Shares Sold            of Offering Range
-------------------------             ----------------------    -----------      ---------------------------
Employee stock ownership plan         All employees                  8%            $        680,800

Recognition and retention plan        Directors, officers            4%            $        340,400
                                      and employees

Stock option plan                     Directors, officers           10%                       __/(1)/
                                      and employees

--------------
/(1)/ Stock options will be granted with a per share exercise price at least equal to the market price of our common stock on the date of grant. The value of a stock option will depend upon increases, if any, in the price of our common stock during the period in which the stock option may be exercised.

         We also intend to enter into employment agreements and change-in-control agreements with certain of our executive officers. See "Management--Benefit Plans--Employment Agreements" and "Management--Benefit Plans--Change-in-Control Agreements."

Once Submitted, Your Purchase Order May Not Be Revoked Unless the Stock Offering is Terminated or Extended Beyond _________, 2003.

         Funds that you use to purchase our common stock in the offering will be held by CCSB Financial Corp. until the termination or completion of the offering, including any extension of the expiration date. Because completion of the conversion will be subject to an update of the independent appraisal, among other factors, there may be one or more delays in the completion of the conversion. Any orders that you submit to purchase our common stock in the offering are irrevocable, and you will not have access to subscription funds unless the stock offering is terminated, or extended beyond __________, 2003.

How You May Obtain Additional Information Regarding the Conversion

         If you have any questions regarding the conversion, please call the Conversion Center at (___) ___-____, Monday through Friday between __:__ a.m. and __:__ p.m., Missouri time.

                         SELECTED FINANCIAL INFORMATION

         The summary information presented below at or for each of the periods presented is derived in part from the financial statements of Clay County Savings. The information presented as of June 30, 2002, and for the nine months ended June 30, 2002 and 2001 is unaudited, but in the opinion of management, contains all adjustments (none of which were other than normal recurring entries) necessary for a fair presentation of the results for these periods. The results of operations and other data for the nine months ended June 30, 2002 are not necessarily indicative of the results of operations that may be expected for the fiscal year ending September 30, 2002. The following information is only a summary, and you should read it in conjunction with our financial statements and notes beginning on page F-1 of this prospectus.

                                                     At June 30,                           At September 30,
                                                    -------------  -----------------------------------------------------------------
                                                        2002           2001        2000          1999          1998         1997
                                                    -------------  ------------ -----------   -----------  ------------ ------------
                                                                                     (In Thousands)
Selected Financial Condition Data:
---------------------------------
Total assets .................................        $  77,872      $ 77,648   $   77,764     $  70,520    $  71,417     $  71,123
Loans receivable, net ........................           53,055        59,277       64,089        57,149       59,186        62,822
Mortgage-backed securities, available for
   sale ......................................            1,876         2,003        1,536        1,997           284           320
Securities held to maturity ..................               16            16           16          516         1,852         1,599
Securities available for sale ................            7,158         6,380        4,281        4,322           966         2,254
Deposits .....................................           63,669        58,077       52,979        54,810       56,741        57,845
FHLB advances ................................            6,890        11,929       17,199        8,245         7,279         6,250
Retained earnings - substantially
   restricted ................................            6,526         6,465        6,449        6,344         6,168         5,942

                                                   Nine Months Ended
                                                       June 30,                           Years Ended September 30,
                                                ----------------------   -----------------------------------------------------------
                                                   2002         2001        2001        2000         1999        1998        1997
                                                ----------   ---------   ---------   ---------    ---------   ----------  ----------
Selected Operations Data:                                                          (In Thousands)
------------------------
Total interest income ........................  $    3,538   $   4,215   $   5,566   $   5,101    $   4,983   $   5,174   $   4,682
Total interest expense .......................      (1,878)     (2,786)     (3,634)     (3,024)      (2,846)     (3,263)     (2,895)
                                                ----------   ---------   ---------   ---------    ---------   ---------   ---------
   Net interest income .......................       1,660       1,429       1,932       2,077        2,137       1,911       1,787
Provision for loan losses ....................          (3)        (21)        (21)        (12)         (12)        (11)        (14)
                                                ----------   ---------   ---------   ---------    ---------   ---------   ---------
Net interest income after provision
   for loan losses ...........................       1,657       1,408       1,911       2,065        2,125       1,900       1,773
                                                ----------   ---------   ---------   ---------    ---------   ---------   ---------
Fees and service charges .....................         126          92         129         109           99         110         103
Gain (loss) on sale of securities
   available for sale ........................           -           3           3           -            -           -         (14)
Gain on sale of premises .....................           -           -          69           -            -           -           -
Gain on sale of loans ........................          74          24          40           -           47          22           -
Other non-interest income ....................          11           7          15          16            9          15          24
                                                ----------   ---------   ---------   ---------    ---------   ---------   ---------
Total non-interest income ....................         211         126         256         125          155         147         113
                                                ----------   ---------   ---------   ---------    ---------   ---------   ---------
Total non-interest expense ...................      (1,745)     (1,731)     (2,337)     (2,055)      (1,931)     (1,706)     (1,526)
                                                ----------   ---------   ---------   ---------    ---------   ---------   ---------
Earnings (loss) before income taxes ..........         123        (197)       (170)        135          349         341         360
Income taxes                                           (42)         67          58         (27)        (128)       (123)       (117)
                                                ----------   ---------   ---------   ---------    ---------   ---------   ---------
Net earnings (loss)                             $       81   $    (130)  $    (112)  $     108    $     221   $     218   $     243
                                                ==========   =========   =========   =========    =========   =========   =========

                                                     At of For the
                                                   Nine Months Ended
                                                       June 30,                      At or For the Years Ended September 30,
                                                 ----------------------- -----------------------------------------------------------
                                                   2002         2001         2001        2000         1999        1998        1997
                                                 --------     --------   -----------  ----------   ----------   --------   ---------
Operating Ratios:
-----------------
Return on average assets (1) ..................    0.14%       (0.22)%     (0.14)%       0.15%        0.31%       0.31%       0.37%
Net yield on average interest-earning assets ..    3.01         2.58        2.64         3.01         3.11        2.69        2.75
(1)(2)
Net interest rate spread for period (1) .......    2.92         2.47        2.56         2.76         2.79        2.36        2.36
Average interest-earning assets to average
interest-bearing liabilities ..................  102.62       102.26      101.53       105.68       107.67      107.33      108.70
Noninterest expense to average assets (1) .....    2.99         2.88        3.01         2.77         2.72        2.39        2.33
Efficiency ratio (3) ..........................   93.23       111.31      106.77        93.30        84.26       82.86       80.33

Retained Earnings Ratios:
Return on average retained earnings (1) .......    1.67%       (2.70)%     (1.73)%       1.69%        3.52%       3.59%       4.19%
Average retained earnings to average assets ...    8.35         8.01        8.31         8.63         8.82        8.50        8.85
Long-term borrowings to retained earnings .....   57.47       108.24      107.17        31.92        72.59       77.48         --
Tier 1 leverage ratio .........................    8.29         7.67        8.21         8.32         9.03        8.61        8.34
Tier 1 risk-based ratio .......................   15.82        13.98       14.63        14.23        17.16       16.63       15.80
Total risk-based capital ratio ................   16.30        14.40       15.07        14.61        17.68       17.12       16.25

Asset Quality Ratios:
Net charge-offs (recoveries) to average
nonperforming assets ..........................      --%        1.46%       1.62%       10.47%          --%         --%         --%
Net charge-offs (recoveries) to average
loans outstanding during the period ...........    0.00         0.01        0.01         0.05           --          --          --
Allowance for loan losses to gross loans ......    0.35         0.30        0.31         0.26         0.31        0.28        0.25
receivable
Nonperforming loans to total assets ...........    0.12         0.22        0.00         0.47         0.07        0.36        0.41
Nonperforming assets to total assets ..........    0.12         0.58        0.17         0.72         0.07        0.36        0.41

Other Data:
Number of full-service offices ................     4            4           4            4            3           3           3

     -----------------------
     (1)  Ratios for the nine month periods have been annualized.
     (2)  Net interest income divided by average interest earning assets.
     (3) Noninterest expense divided by net interest income and noninterest income.

                                  RISK FACTORS

   You should consider carefully the following risk factors in evaluating an investment in the common stock.

We Had an Operating Loss During Our Last Full Fiscal Year and the Factors Resulting in Such Loss May Continue in the Future and Have an Adverse Impact on Our Operating Results and Stock Price.

         We had a net operating loss of $112,000 for the fiscal year ended September 30, 2001. The primary reason for the loss was higher noninterest expenses, including compensation and benefits, occupancy, equipment and data processing expenses, related to our new home office building which was completed in August 2000. Although we improved our operating results during the first nine months of fiscal 2002 to achieve earnings of $81,000, the higher noninterest expense resulting from our new home office will continue to negatively affect our operating results in the future.

The Relatively Small Amount of Stock Being Offered Makes it Unlikely that an Active and Liquid Trading Market for the Stock Will Develop, and the Liquidity and Price of the Stock May be Adversely Affected by a Limited Trading Market.

         We expect that our common stock will trade on the over-the-counter market with quotations available on the Over-the-Counter Electronic Bulletin Board. Due to the relatively small size of the offering to the public, an active market for the stock is not expected to exist after the offering. This means that there will be limited secondary market liquidity for our stock. This may make it difficult to buy or sell the stock after the initial offering which may negatively affect the price of the stock or cause significant volatility in the price of our stock.

Strong Competition Within Our Market Area May Limit Our Growth and
Profitability.

         Competition in the banking and financial services industry is intense. In our market area, we compete with commercial banks, savings institutions, mortgage brokerage firms, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms. Many of these competitors have substantially greater resources and lending limits than we have and may offer certain services that we do not or cannot provide. Our profitability depends upon our continued ability to successfully compete in our market area. For additional information see "Business of Clay County Savings--Competition"

There are Increased Lending Risks Associated with Construction, Commercial Real Estate, Commercial Business and Home Equity Lending.

         Although we strive to maintain high asset quality and follow policies that are consistent with safe and sound practices of the industry, there are inherent risks associated with some of the type of loans that we originate. In particular, over the past five years we have been active in construction lending, primarily of single-family housing. Our activity is dependent on the supply and demand of new housing in our immediate lending territory. Our gross construction loan portfolio has been as high as $11.45 million or 17.68% of total loans as of February 29, 2000. As of June 30, 2002, gross construction loans totaled $5.1 million or 9.27% of total loans.

         In addition, in recent years, we have increased our consumer, commercial real estate and commercial business lending. Consumer loans, outside of loans on deposits, were first offered in October 1997 and, as of June 30, 2002, totaled $2.6 million, or 4.73% of total loans. As of June 30, 2002, our commercial real estate loans totaled $3.8 million, or 6.88% of total loans, which represents an increase of $1.3 million, or 49.94%, from fiscal year end September 30, 2001. Commercial business loans totaled $382,000, or 0.69% of total loans, at June 30, 2002, compared to total commercial business loans of $208,000, or 0.33% of total loans, at September 30, 2001. There was also an additional $584,000 in unused outstanding lines of credit for commercial real estate and business purposes as of June 30, 2002, compared to $574,000 as of September 30, 2001.

         We have not expanded, and we do not intend to expand, our primary geographic lending area in connection with the origination of these types of loans. However, as we intend to originate more of these loans, we may begin to experience higher levels of non-performing loans.

If Our Allowance for Loan Losses is Not Sufficient to Cover Actual Loan Losses, Our Earnings Could Decrease.

         Our loan customers may not repay their loans according to their terms and the collateral securing the payment of these loans may be insufficient to pay any remaining loan balance. We may experience significant loan losses, which could have a material adverse effect on our operating results. We make various assumptions and judgments about the collectibility of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the amount of the allowance for loan losses, we review our loans and our loss and delinquency experience, and we evaluate economic conditions. If our assumptions are incorrect, our allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio, resulting in additions to our allowance. In addition, based on unimpaired capital and surplus as of June 30, 2002, and assuming Clay County Savings receives $4.0 million (50% of the net proceeds at the maximum of the offering range) in the conversion, our maximum lending limit will increase to $1.6 million from $996,000; additionally, on loans for the purpose of developing domestic residential housing units, our maximum lending limit will increase to $3.2 million from $2.0 million. The origination of loans with higher loan balances will require us to increase our provision for loan losses to reflect the greater level of risk associated with larger loan balances. Material additions to our allowance would materially decrease our net income.

         In addition, bank regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory authorities may have a material adverse effect on our results of operations and financial condition.

If Economic Conditions Deteriorate, Our Results of Operations and Financial Condition Could Be Adversely Affected as Borrowers' Ability to Repay Loans Declines and the Value of the Collateral Securing Our Loans Decreases.

         Our financial results may be adversely affected by changes in prevailing economic conditions, including decreases in real estate values, changes in interest rates which may cause a decrease in interest rate spreads, adverse employment conditions, the monetary and fiscal policies of the federal government and other significant external events. Because we have a significant amount of real estate loans, decreases in real estate values could adversely affect the value of property used as collateral. At June 30, 2002, loans secured by real estate represented 94.58% of total loans. Adverse changes in the economy also may have a negative effect on the ability of our borrowers to make timely repayments of their loans, which would have an adverse impact on our earnings.

         In addition, substantially all of our loans are to individuals and businesses in the Clay County, Missouri area. Consequently, any decline in the local economy could have an adverse impact on our earnings.

Changes in Interest Rates Could Adversely Affect Our Results of Operations and Financial Condition.

         Our results of operations and financial condition are significantly affected by changes in interest rates. Our results of operations substantially depend on our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense paid on our interest-bearing liabilities. Because our interest-bearing liabilities reprice or mature more quickly than our interest-earning assets, an increase in interest rates generally would result in a decrease in our average interest rate spread and net interest income.

         During periods of rising interest rates, the risk of default on adjustable-rate mortgages may increase due to the upward adjustment of interest cost to the borrower.

         We are also subject to reinvestment risk associated with change in interest rates. Changes in interest rates can affect the average life of loans and mortgage related securities. Decreases in interest rates can result in increased prepayments of loans and mortgage related securities, as borrowers refinance to reduce borrowing costs. Under these circumstances, we are subject to reinvestment risk to the extent that we are unable to reinvest such prepayments at rates that are comparable to the rates on existing loans or securities. For additional information see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Management of Market Risk."

Our Return on Equity Will Be Low Compared to Other Financial Institutions. This Could Negatively Affect the Trading Price of Our Common Stock.

         Net income divided by average equity, known as "return on equity," is a ratio many investors use to compare the performance of a financial institution to its peers. We expect our return on equity to be below that of our peer institutions until we are able to leverage our increased equity from the offering. Our return on equity will be reduced by the capital raised in the offering, higher expenses from the costs of being a public company, added expenses associated with our employee stock ownership plan and our recognition and retention plan, and the higher expenses related to our new home office. Until we can increase our net interest income and non-interest income, we expect our return on equity to be below the industry average, which may negatively impact the value of our common stock.

Our Stock Benefit Plans Will Increase Our Costs, Which Will Reduce Our Income and Stockholders' Equity.

         We anticipate that our employee stock ownership plan will purchase 8% of the common stock sold in the offering with funds borrowed from CCSB Financial Corp. The cost of acquiring the employee stock ownership plan shares will be between $503,200 at the minimum of the offering range and $782,920 at the adjusted maximum of the offering range. We will record annual employee stock ownership plan expenses in an amount equal to the fair value of shares committed to be released to employees. If shares of common stock appreciate in value over time, compensation expense relating to the employee stock ownership plan will increase.

         We also intend to adopt a recognition and retention plan after the conversion. Under this plan, our officers, directors and employees may be awarded, at no cost to them, shares of common stock in an aggregate amount equal to 4% of the shares sold in the offering. The recognition and retention plan cannot be implemented until at least six months after the conversion, and if it is adopted within twelve months after the conversion, it is subject to Office of Thrift Supervision regulations. Assuming the shares of common stock to be awarded under the plan are repurchased in the open market and cost the same as the purchase price in the offering, the reduction to stockholders' equity from the plan would be between $251,600 at the minimum of the offering range and $391,460 at the adjusted maximum of the offering range. In the event that a portion of the shares used to (1) fund the recognition and retention plan or (2) satisfy the exercise of options from our stock option plan, is obtained from authorized but unissued shares, the issuance of additional shares will decrease our net income per share and stockholders' equity per share.

The Implementation of Stock-Based Benefit Plans May Dilute Your Ownership Interest.

         We intend to adopt a stock option plan and recognition and retention plan following the conversion. These stock benefit plans will be funded through either open market purchases, if permitted, or from the issuance of authorized but unissued shares. Stockholders will experience a reduction in ownership interest totaling 12.9% in the event newly issued shares are used to fund stock options and awards made under the recognition and retention plan.

We Have Broad Discretion in Allocating the Proceeds of the Offering. Our Failure to Effectively Utilize Such Proceeds Could Hurt Our Profits.

         CCSB Financial Corp. intends to contribute approximately 50% of the net proceeds of the offering to Clay County Savings. CCSB Financial Corp. will use 8% of the proceeds to fund the employee stock ownership plan and may use the remaining net proceeds as a possible source of funds to finance the acquisition of other financial institutions or financial services companies, pay dividends to stockholders, repurchase common stock, purchase investment securities, or for other general corporate purposes. Clay County Savings may use the proceeds it receives to fund new loans, establish or acquire new branches, acquire financial institutions or financial services companies, purchase investment securities, or for general corporate purposes. We have not, however, allocated specific amounts of proceeds for any of these purposes and we will have significant flexibility in determining the amount of net proceeds we apply to different uses and the timing of such applications. Our failure to utilize these funds effectively could reduce our profitability.

Loss of Key Officers Could Hurt Clay County Savings' Operations.

         We rely heavily on our executive officers, John R. Davis, President and Chief Executive Officer, and Mario Usera, Executive Vice President and Chief Financial Officer. The loss of either Mr. Davis or Mr. Usera could have an adverse effect on us because, as a small community bank, our executive officers are responsible for more aspects of our business than they might be at a larger financial institution with more employees. Moreover, as a small community bank, we have fewer management level employees who are in a position to succeed these individuals. Although we are considering obtaining key-man life insurance policies on Mr. Davis and/or Mr. Usera, we do not currently have such policies.

Expected Voting Control by Management and Employees Could Enable Insiders to Prevent a Merger That May Provide Shareholders a Premium for Their Shares.

         The shares of common stock that our directors and officers intend to purchase in the conversion, when combined with the shares that may be awarded to participants under our employee stock ownership plan and other stock benefit plans, could result in management and employees controlling a significant percentage of our common stock. It is expected that the executive officers and directors as a group will purchase 140,000 shares in the offering, representing 22.26% of the shares offered at the minimum and 16.45% of the shares offered at the maximum of the offering. If these individuals were to act together, they could have significant influence over the outcome of any stockholder vote. This voting power may discourage takeover attempts you might like to see happen. In addition, the total voting power of management and employees could reach in excess of 20% of our outstanding stock. That level would enable management and employees as a group to defeat any stockholder matter that requires an 80% vote, including removal of directors, approval of certain business combinations with interested shareholders and certain amendments to our certificate of incorporation and bylaws.

We Operate in a Highly Regulated Environment and May Be Adversely Affected by Changes in Laws and Regulations.

         We are subject to extensive regulation, supervision and examination by the Office of Thrift Supervision, our chartering authority, and by the Federal Deposit Insurance Corporation, as insurer of deposits. Such regulation and supervision govern the activities in which an institution and its holding company may engage and are intended primarily for the protection of the insurance fund and depositors. Regulatory authorities have extensive discretion in connection with their supervisory and enforcement activities, including the imposition of restrictions on the operation of an institution, the classification of assets by the institution and the adequacy of an institution's allowance for loan losses. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, or legislation, may have a material impact on our operations.

We Intend to Remain Independent and You Should Not Expect to Receive a Takeover Premium for Our Common Stock in the Near Term.

         We intend to remain independent for the foreseeable future. Because we do not plan on seeking possible acquirors, it is unlikely that we will be acquired in the foreseeable future. Accordingly, you should not purchase our common stock with any expectation that a takeover premium will be paid to you in the near term.

Our Stock Value May Suffer Due to Our Ability to Impede Potential Takeovers.

         Provisions in our corporate documents and in Delaware corporate law, as well as certain federal banking regulations, make it difficult and expensive to pursue a tender offer, change in control or to attempt a takeover that our board of directors opposes. For example, our corporate documents require a supermajority vote of stockholders to amend or repeal specific sections of CCSB Financial Corp.'s certificate of incorporation and bylaws, or to remove directors from our board of directors. As a result, you may not have an opportunity to participate in this type of transaction, and the trading price of our common stock may not rise to the level of other institutions that are more vulnerable to hostile takeovers.

         These provisions also will make it more difficult for an outsider to remove our current board of directors or management. See "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions" for a description of anti-takeover provisions in our corporate documents and under Delaware law and federal banking regulations.

                           FORWARD LOOKING STATEMENTS

         This prospectus contains forward-looking statements, which can be identified by the use of such words as "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect" and similar expressions. These forward-looking statements include:

         .    statements of our goals, intentions and expectations;

         . statements regarding our business plans and prospects and growth and operating strategies;

         . statements regarding the asset quality of our loan and investment portfolios; and

         .    estimates of our risks and future costs and benefits.

         These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

         . significantly increased competition among depository and other financial institutions;

         . inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

         . general economic conditions, either nationally or in our market areas, that are worse than expected;

         .    adverse changes in the securities markets;

         . legislative or regulatory changes that adversely affect our business;

         . our ability to enter new markets successfully and capitalize on growth opportunities;

         .    changes in consumer spending, borrowing and savings habits;

         . changes in accounting policies and practices, including those that may be adopted by the bank regulatory agencies and the Financial Accounting Standards Board; and

         .    changes in our organization, compensation and benefit plans.

         Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. We discuss these and other uncertainties in "Risk Factors" beginning on page __.

                                 USE OF PROCEEDS

         Although we will not be able to determine the amount of actual net proceeds we will receive from the sale of the common stock until the offering is completed, we anticipate that the net proceeds will be between $5.8 million and $8.0 million, or $9.2 million if the offering is increased by 15%.

         CCSB Financial Corp. intends to distribute the net proceeds from the offering as follows:

                                                                                                     Adjusted
                                                  Minimum         Midpoint         Maximum           Maximum
                                                  -------         --------         -------           -------
                                                                         (In Thousands)
Offering proceeds ............................   $    6,290      $    7,400       $    8,510        $    9,787
Less offering expenses .......................          505             525              546               569
                                                 ----------      ----------       ----------        ----------
Net offering proceeds ........................        5,785           6,875            7,964             9,218
Less:
   Proceeds contributed to Clay County
   Savings ...................................        2,893           3,438            3,982             4,609
   Proceeds used for loan to employee stock
   Ownership plan ............................          503             592              681               783
                                                 ----------      ----------       ----------        ----------

Proceeds retained by CCSB Financial Corp......   $    2,389      $    2,845       $    3,301        $    3,826
                                                 ==========      ==========       ==========        ==========

         The net proceeds may vary because total expenses relating to the conversion may be more or less than our estimates. For example, our expenses would increase if a syndicated community offering were used to sell shares not purchased in the subscription offering and any community offering. Payments for shares made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will result in a reduction of Clay County Savings' deposits. In all instances, Clay County Savings will receive 50% of the net proceeds of the offering. CCSB Financial Corp. intends to loan to the employee stock ownership plan the amount necessary to acquire 8% of the common stock issued in the conversion.

         We are undertaking the conversion and offering at this time in order to have the capital resources available to expand and diversify our business. For further information, see "Summary --Reasons for the Conversion" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Strategy." The offering proceeds will increase our capital and the amount of funds available to us for lending and investment. The proceeds will also give us greater flexibility to diversify operations and expand the products and services we offer.

CCSB Financial Corp. may use the proceeds it retains from the offering:

         . to finance the expansion of its operations through the acquisition of financial institutions, or through diversification into related financial services businesses, although no specific transactions are being considered at this time;

         .    to invest in securities;

         .    to repurchase its common stock;

         .    to pay dividends to stockholders; and

         .    for general corporate purposes.

         Under current Office of Thrift Supervision regulations, we may not repurchase shares of common stock during the first year following the conversion, except when extraordinary circumstances exist and with prior regulatory approval.

Clay County Savings may use the proceeds it receives from the offering:

         . to fund new loans, including one-to four-family mortgage loans, construction loans, multi-family and commercial real estate loans, consumer loans and commercial loans;

         . to expand its retail banking franchise, by establishing or acquiring new branches or by acquiring other financial institutions, or other financial services companies, although no transactions are specifically being considered at this time;

         .    to invest in securities; and

         .    for general corporate purposes.

                                 DIVIDEND POLICY

         We do not intend to initially pay a dividend on the common stock. Any future payment of dividends will depend upon a number of factors, including the amount of net proceeds retained by us following the offering, investment opportunities available to us, regulatory capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. We cannot assure you that we will pay dividends, or that if paid, we will not reduce or eliminate dividends in the future.

         Under the rules of the Office of Thrift Supervision, Clay County Savings will not be permitted to pay dividends on its capital stock to CCSB Financial Corp., its sole stockholder, if Clay County Savings' stockholders' equity would be reduced below the amount of the liquidation account. In addition, Clay County Savings will not be permitted to make a capital distribution if, after making the distribution it would be undercapitalized. For information concerning additional federal law and regulations regarding the ability of Clay County Savings to make capital distributions, including the payment of dividends, to CCSB Financial Corp., see "Legal and Tax Matters--Federal Taxation" and "Supervision and Regulation--Federal Banking Regulation."

         Unlike Clay County Savings, CCSB Financial Corp. is not restricted by Office of Thrift Supervision regulations on the payment of dividends to its stockholders, although the source of dividends will depend on the net proceeds retained by CCSB Financial Corp. and earnings thereon, and upon dividends from Clay County Savings. CCSB Financial Corp., however, is subject to the requirements of Delaware law, which generally limit dividends to an amount equal to the excess of its stockholders' equity over its statutory capital or, if there is no excess, to its net earnings for the current and/or immediately preceding fiscal year.

         Additionally, we have committed to the Office of Thrift Supervision that during the one-year period following the completion of the conversion, we will not take any action to declare an extraordinary dividend to our stockholders that would be treated by such stockholders as a tax-free return of capital for federal income tax purposes, without prior approval of the Office of Thrift Supervision.

                           MARKET FOR THE COMMON STOCK

         Because this is our initial public offering, there is no market for our common stock at this time. After we complete the offering, we anticipate that our common stock will be traded on the Over-the-Counter Electronic Bulletin Board under the symbol "CCSB." In order to be eligible for trading on the Over-the-Counter Electronic Bulletin Board, we must remain current in our periodic reporting with the Securities and Exchange Commission. Trident Securities has indicated its intention to make a market in our common stock and to assist us in identifying other firms to do the same. This may include the solicitation of potential buyers and sellers in order to match buy and sell orders. However, Trident Securities will not be subject to any obligation with respect to these efforts.

         The development of a public market having the desirable characteristics of depth, liquidity and orderliness depends on the existence of willing buyers and sellers, the presence of which is not within the control of Clay County Savings, CCSB Financial Corp. or any market maker. There can be no assurance that persons purchasing the common stock will be able to sell their shares at or above the subscription price of $10.00 per share. Therefore, purchasers of the common stock should have a long-term investment intent and should recognize that there may be a limited trading market in the common stock. This may make it difficult to sell the common stock after the conversion and may have an adverse effect on the price at which the common stock can be sold.

                          REGULATORY CAPITAL COMPLIANCE

            At June 30, 2002, Clay County Savings exceeded all regulatory capital requirements. Set forth below is a summary of our compliance, as of June 30, 2002, with the regulatory capital standards, on a historical and pro forma basis assuming that the indicated number of shares were sold as of such date at $10.00 per share and Clay County Savings received 50% of the net proceeds of the offering. For a discussion of the applicable capital requirements, see "Supervision and Regulation--Federal Banking Regulation--Capital Requirements."

                                                                  Pro Forma at June 30, 2002, Based Upon the Sale of
                                                  ----------------------------------------------------------------------------------
                                                    629,000 Shares    740,000 Shares at    851,000 Shares at      978,650 Shares
                                 Historical at      at Minimum of        Midpoint of          Maximum of        at Adjusted Maximum
                                 June 30, 2002      Offering Range      Offering Range      Offering Range     of Offering Range (1)
                               -----------------  ------------------  ------------------  -------------------  ---------------------
                                        Percent             Percent             Percent              Percent               Percent
                                          of                  of                  of                   of                    of
                               Amount  Assets(2)  Amount   Assets(2)  Amount   Assets(2)  Amount    Assets(2)  Amount     Assets(2)
                               ------  ---------  ------   ---------  ------   ---------  ------    ---------  ------     ---------
                                                                   (Dollars in Thousands)
GAAP capital ................  $ 6,526     8.38%  $ 8,664    10.83%   $ 9,076    11.28%   $ 9,487     11.74%   $ 9,960      12.25%
                               =======  =======   =======  =======    =======  =======    =======   =======    =======    =======

Tangible capital:
 Tangible capital ...........  $ 6,448     8.29%  $ 8,586    10.75%   $ 8,998    11.20%   $ 9,409     11.66%   $ 9,882      12.17%
 Requirement ................    1,166     1.50     1,198     1.50      1,205     1.50      1,211      1.50      1,218       1.50
                               -------  -------   -------  -------    -------  -------    -------   -------    -------    -------
  Excess ....................  $ 5,282     6.79%  $ 7,388     9.25%   $ 7,793     9.70%   $ 8,198     10.16%   $ 8,664      10.67%
                               =======  =======   =======  =======    =======  =======    =======   =======    =======    =======

Core capital:
 Core capital (3) ...........  $ 6,448     8.29%  $ 8,586    10.75%   $ 8,998    11.20%   $ 9,409     11.66%   $ 9,882      12.17%
 Requirement (4) ............    3,110     4.00     3,196     4.00      3,212     4.00      3,229      4.00      3,247       4.00
                               -------  -------   -------  -------    -------  -------    -------   -------    -------    -------
  Excess ....................  $ 3,338     4.29%  $ 5,390     6.75%   $ 5,786     7.20%   $ 6,180      7.66%   $ 6,635       8.17%
                               =======  =======   =======  =======    =======  =======    =======   =======    =======    =======

Risk-based capital:
 Risk-based capital (3)(5) ..  $ 6,642    16.30%  $ 8,780    21.32%   $ 9,192    22.28%   $ 9,603     23.23%   $10,076      24.32%
 Requirement ................    3,260     8.00     3,294     8.00      3,301     8.00      3,307      8.00      3,315       8.00
                               -------  -------   -------  -------    -------  -------    -------   -------    -------    -------
  Excess ....................  $ 3,382     8.30%  $ 5,486    13.32%   $ 5,891    14.28%   $ 6,296     15.23%   $ 6,761      16.32%
                               =======  =======   =======  =======    =======  =======    =======   =======    =======    =======

     ------------------------
     (1) As adjusted to give effect to a 15% increase in the number of shares outstanding after the offering which could occur due to an increase in the maximum of the independent valuation as a result of regulatory considerations, demand for the shares, or changes in market conditions or general economic conditions following the commencement of the offering.
     (2) Tangible capital levels are shown as a percentage of tangible assets. Core capital levels are shown as a percentage of total adjusted assets. Risk-based capital levels are shown as a percentage of risk-weighted assets. Based on adjusted total assets of $77,753,000 for the purposes of the tangible and Tier 1 capital requirements, and net risk-weighted assets of $40,747,000 for the purposes of the risk-based capital requirement.
     (3) Pro forma capital levels assume that CCSB Financial Corp. funds the recognition and retention plan, which purchases in the open market 4% of the common stock sold in the stock offering at a price equal to the price for which the shares are sold in the offering, and that the employee stock ownership plan purchases 8% of the shares sold in the stock offering. See "Management" for a discussion of the recognition and retention plan and employee stock ownership plan.
     (4) The current core capital requirement for savings associations that receive the highest supervisory rating for safety and soundness is 3% of total adjusted assets and 4% to 5% of total adjusted assets for all other savings associations. See "Supervision and Regulation--Standards for Safety and Soundness--Capital Requirements."
     (5) Assumes net proceeds are invested in assets that carry a 20% risk-weighting. Historical risk-based capital is comprised of Tier 1(core) capital of $6,448,000, our allowance for loan losses of $193,000, and unrealized gains on available for sale securities of $1,000 at June 30, 2002.

                                 CAPITALIZATION

         The following table presents the historical consolidated capitalization of CCSB Financial Corp. at June 30, 2002, and the pro forma consolidated capitalization after giving effect to the offering, based upon the sale of the number of shares indicated in the table and the other assumptions set forth under "Pro Forma Data."

                                                                                     Pro Forma Consolidated Capitalization
                                                                                  Based Upon the Sale for $10.00 Per Share of
                                                                              ---------------------------------------------------
                                                                                                                        978,650
                                                                                629,000       740,000      851,000     Shares at
                                                                               Shares at     Shares at    Shares at    Adjusted
                                                                               Minimum of   Midpoint of    Maximum    Maximum of
                                                               Historical       Offering     Offering     Offering     Offering
                                                             Capitalization      Range         Range        Range      Range(1)
                                                            ----------------  ------------ ------------- ----------- ------------
                                                                                      (Dollars In Thousands)
Deposits (2) .............................................    $    63,669     $   63,669    $   63,669   $   63,669   $   63,669
FHLB borrowings ..........................................          6,890          6,890         6,890        6,890        6,890
                                                              -----------     ----------    ----------   ----------   ----------
Total deposits and borrowed funds ........................    $    70,559     $   70,559    $   70,559   $   70,559   $   70,559
                                                              ===========     ==========    ==========   ==========   ==========
Stockholders' equity:
  Preferred Stock, $0.01 par value per share, 500,000
    shares authorized; none to be issued .................    $        --     $       --    $       --   $       --   $       --
  Common Stock, $0.01 par value per share:
    2,500,000 shares authorized; assumed outstanding - as
     shown (3) ...........................................             --              6             7            9           10
  Additional paid-in capital (3) .........................             --          5,779         6,868        7,955        9,208
  Retained earnings ......................................          6,448          6,448         6,448        6,448        6,448
  Accumulated other comprehensive earnings, other ........             78             78            78           78           78
  Less:
    Common Stock acquired by employee stock ownership
    plan (4) .............................................             --            503           592          681          783
    Common Stock to be acquired by recognition and
     retention plan (5) ..................................             --            252           296          340          391
                                                              -----------     ----------    ----------   ----------   ----------

      Total stockholders' equity .........................    $     6,526     $   11,556    $   12,513   $   13,469   $   14,570
                                                              ===========     ==========    ==========   ==========   ==========

----------------------
(1) As adjusted to give effect to a 15% increase in the number of shares outstanding after the offering which could occur due to an increase in the maximum of the independent valuation as a result of regulatory considerations, demand for the shares, or changes in market conditions or general financial and economic conditions following the commencement of the offering.
(2) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the offering. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.
(3) Reflects the sale of shares in the offering. Does not include proceeds from the offering that will be loaned to the employee stock ownership plan to enable it to purchase shares in the offering. No effect has been given to the issuance of additional shares of common stock pursuant to the stock option plan that CCSB Financial Corp. expects to adopt. If such plan is approved by stockholders, an amount equal to 10% of the shares of common stock issued in the offering will be reserved for issuance upon the exercise of options. See "Management."
(4) Assumes that 8% of the shares sold in the offering will be purchased by the employee stock ownership plan and that the funds used to acquire the employee stock ownership plan shares will be borrowed from CCSB Financial Corp. The common stock acquired by the employee stock ownership plan is reflected as a reduction of stockholders' equity. See "Management--Benefit Plans."
(5) Assumes that subsequent to the stock offering, 4% of the shares of common stock sold in the stock offering are purchased by the recognition and retention plan in the open market. The common stock to be purchased by the recognition and retention plan is reflected as a reduction of stockholders' equity. See "Pro Forma Data" and "Management." The recognition and retention plan will not be implemented for at least six months after the stock offering and until it has been approved by stockholders.

                                 PRO FORMA DATA

         We cannot determine the actual net proceeds from the sale of the common stock until the offering is completed. However, we estimate that net proceeds will be between $5.8 million and $8.0 million, or $9.2 million if the offering range is increased by 15%, based upon the following assumptions:

         . we will sell all shares of common stock in the subscription offering;

         . 140,000 shares of common stock will be purchased by our executive officers and directors, and their immediate families;

         . our employee stock ownership plan will purchase 8% of the shares of common stock sold in the offering with a loan from CCSB Financial Corp. The loan will be repaid in substantially equal principal payments over a period of 15 years;

         . we will pay Trident Securities a fee equal to 2.0% of the aggregate price of shares sold to persons other than executive officers, directors and the employee stock ownership plan; and

         . total expenses, excluding fees paid to Trident Securities, will be approximately $425,000.

         We calculated the pro forma consolidated net income and stockholders' equity of CCSB Financial Corp. for the nine months ended June 30, 2002 and the year ended September 30, 2001, as if the common stock had been sold at the beginning of these periods and the net proceeds had been invested at 1.75% for the nine months ended June 30, 2002 and at 3.70% for the fiscal year ended September 30, 2001. We chose these yields because they represent the yields on one-year United States Government securities for the corresponding periods. We believe these rates more accurately reflect pro forma reinvestment rates than the arithmetic average method, which assumes reinvestment of the net proceeds at a rate equal to the average of the yield on interest-earning assets and the cost of deposits for these periods. We assumed a tax rate of 34.0% for both periods. This results in an annualized after-tax yield of 1.16% for the nine months ended June 30, 2002 and 2.44% for the fiscal year ended September 30, 2001.

         We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders' equity by the indicated number of shares of common stock. We adjusted these figures to give effect to the shares purchased by the employee stock ownership plan. We computed per share amounts for each period as if the common stock was outstanding at the beginning of the periods, but we did not adjust pro forma stockholders' equity to reflect the earnings on the estimated net proceeds.

         The pro forma table gives effect to the implementation of a recognition and retention plan. Subject to the receipt of stockholder approval, the recognition and retention plan will acquire an amount of common stock equal to 4% of the shares of common stock sold in the offering. In preparing the table below, we assumed that stockholder approval has been obtained and that the recognition and retention plan purchases in the open market a number of shares equal to 4% of the shares sold in the offering at the same price for which they were sold in the stock offering. We assume that shares of stock are granted under the plan in awards that vest over five years.

         As discussed under "Use of Proceeds," CCSB Financial Corp. intends to contribute 50% of the net proceeds from the offering to Clay County Savings, make a loan to the employee stock ownership plan, and retain the rest of the proceeds for future use.

         The pro forma table does not give effect to:

         .    shares to be reserved for issuance under the stock option plan;

         . withdrawals from deposit accounts for the purpose of purchasing common stock in the offering;

         .    CCSB Financial Corp.'s results of operations after the conversion;
              or

         . changes in the market price of the common stock after the conversion.

         The following pro forma information may not represent the financial effects of the conversion at the date on which the conversion actually occurs and you should not use the table to indicate future results of operations. Pro forma stockholders' equity represents the difference between the stated amount of assets and liabilities of Clay County Savings computed in accordance with generally accepted accounting principles. We did not increase or decrease stockholders' equity to reflect the difference between the carrying value of loans and other assets and their market value. Pro forma stockholders' equity is not intended to represent the fair market value of the common stock and may be different than amounts that would be available for distribution to stockholders if we liquidated.

                                                                              At or For the Nine Months Ended June 30, 2002
                                                                               Based Upon the Sale at $10.00 Per Share of
                                                                        --------------------------------------------------------
                                                                                        740,000                        978,650
                                                                          629,000        Shares         851,000         Shares
                                                                          Shares        Midpoint         Shares        15% Above
                                                                        Minimum of         of          Maximum of     Maximum of
                                                                         Estimated      Estimated      Estimated       Estimated
                                                                         Offering       Offering        Offering       Offering
                                                                           Range          Range          Range         Range(1)
                                                                        -----------     ---------      ----------      --------
                                                                             (Dollars in Thousands, Except Per Share Amounts)
 Gross proceeds .....................................................    $   6,290      $   7,400      $   8,510       $   9,787
 Expenses ...........................................................         (505)          (525)          (546)           (569)
                                                                         ---------      ---------      ---------       ---------
    Estimated net proceeds ..........................................        5,785          6,875          7,964           9,218
 Common stock acquired by employee stock ownership plan (2) .........         (503)          (592)          (681)           (783)
 Common stock acquired by recognition and retention plan (2) ........         (252)          (296)          (340)           (391)
                                                                         ---------      ---------      ---------       ---------
    Estimated net proceeds, as adjusted .............................    $   5,030      $   5,987      $   6,943       $   8,044
                                                                         =========      =========      =========       =========

 For the nine months ended June 30, 2002
 ---------------------------------------
 Consolidated net income:
    Historical ......................................................    $      81      $      81      $      81       $      81
 Pro forma adjustments: .............................................
    Income on adjusted net proceeds .................................           44             52             60              70
    Employee stock ownership plan (2) ...............................          (21)           (25)           (29)            (33)
    Recognition and retention plan (2) ..............................          (25)           (29)           (34)            (39)
                                                                         ---------      ---------      ---------       ---------
      Pro forma net income ..........................................    $      79      $      79      $      78       $      79
                                                                         =========      =========      =========       =========

 Net Income per share (3):
    Historical ......................................................    $    0.14      $    0.12      $    0.10       $    0.09
 Pro forma adjustments:
    Income on adjusted net proceeds .................................         0.08           0.08           0.08            0.08
    Employee stock ownership plan (2) ...............................        (0.04)         (0.04)         (0.04)          (0.04)
    Recognition and retention plan (2) ..............................        (0.04)         (0.04)         (0.04)          (0.04)
                                                                         ---------      ---------      ---------       ---------
      Pro forma net income per share (3) (4) ........................    $    0.14      $    0.12      $    0.10       $    0.09
                                                                         =========      =========      =========       =========

 Pro forma price to earnings ratio ..................................        53.56x         62.50x         75.02x          83.33x

 Number of shares used in per share calculations (under SOP 93-6) ...      581,910        684,600        787,290         905,384
                                                                         =========      =========      =========       =========

 At June 30, 2002
 ----------------
 Stockholders' equity:
    Historical ......................................................    $   6,526      $   6,526      $   6,526       $   6,526
    Estimated net proceeds ..........................................        5,785          6,875          7,964           9,218
    Common stock acquired by employee stock ownership plan (2) ......         (503)          (592)          (681)           (783)
    Common stock acquired by recognition and retention plan (2) .....         (252)          (296)          (340)           (391)
                                                                         ---------      ---------      ---------       ---------
        Pro forma stockholders' equity (5) ..........................    $  11,556      $  12,513      $  13,469       $  14,570
                                                                         =========      =========      =========       =========

 Stockholders' equity per share (6):
    Historical ......................................................    $   10.38      $    8.82      $    7.67       $    6.67
    Estimated net proceeds ..........................................         9.20           9.29           9.36            9.42
    Common stock acquired by employee stock ownership plan (2) ......        (0.80)         (0.80)         (0.80)          (0.80)
    Common stock acquired by recognition and retention plan (2) .....        (0.40)         (0.40)         (0.40)          (0.40)
                                                                         ---------      ---------      ---------       ---------
        Pro forma stockholders' equity per share (5) (6) ............    $   18.38      $   16.91      $   15.83       $   14.89
                                                                         =========      =========      =========       =========

 Offering price as percentage of pro forma stockholders'
    equity per share ................................................        54.41%         59.14%         63.17%          67.16%

 Number of shares used in book value per share calculations .........      629,000        740,000        851,000         978,650

                                                        (Footnotes on next page)

-------------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect changes in market and financial conditions following the commencement of the offering.
(2) Assumes 50,320, 59,200, 68,080 and 78,292 shares of common stock will be acquired in the offering by the employee stock ownership plan (the "ESOP") at the minimum, midpoint, maximum and maximum as adjusted, respectively, of the offering range. We also assumed that the funds used to acquire the shares will be borrowed from CCSB Financial Corp. If the employee stock ownership plan purchases 8% of the common stock sold in the offering at the minimum, midpoint, maximum and maximum as adjusted, respectively of the offering range, (and excluding the impact of any purchase of shares by the recognition and retention plan) pro forma stockholders' equity per share would be $18.78, $17.31, $16.23 and $15.29, respectively. The funds used to acquire such shares will be borrowed by the ESOP (at a fixed interest rate of 6.00%), from the net proceeds from the conversion retained by CCSB Financial Corp. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net conversion proceeds. Clay County Savings intends to make contributions to the ESOP in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. Clay County Savings' payment of the ESOP debt is based upon equal installments of principal over a fifteen-year period. Interest income earned by CCSB Financial Corp. on the ESOP debt offsets the interest paid by Clay County Savings on the ESOP loan. No reinvestment is assumed on proceeds contributed to fund the ESOP. The ESOP expense reflects adoption of Statement of Position ("SOP") 93-6, which will require recognition of expense based upon shares committed to be released and reflects an effective federal and state tax rate of 34.0%. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. See "Management
     - Future Stock Benefit Plans - Employee Stock Ownership Plan and Trust." If approved by CCSB Financial Corp.'s stockholders, the recognition and retention plan intends to purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the recognition and retention plan and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from CCSB Financial Corp. or through open market purchases. The funds to be used by the recognition and retention plan to purchase the shares will be provided by CCSB Financial Corp. The table assumes that (i) the recognition and retention plan acquires the shares through open market purchases at $10.00 per share,
     (ii) 20% of the amount contributed to the recognition and retention plan is amortized as an expense during the nine months ended June 30, 2002 and
     (iii) the recognition and retention plan expense reflects an effective combined federal and state tax rate of 34.0%. See "Management - Future Stock Benefit Plans - Recognition and Retention Plan." Assuming stockholder approval of the recognition and retention plan and that the plan shares are awarded through the use of authorized but unissued shares of common stock, stockholders would have their voting interests diluted by approximately 3.83%.
(3) Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and, in accordance with Statement of Position 93-6, subtracting the employee stock ownership plan shares which have not been committed for release during the year. See note 2 above. The number of shares of common stock actually sold may be more or less than the assumed amounts.
(4) No effect has been given to the issuance of additional shares of common stock pursuant to the stock option plan, which is expected to be adopted by CCSB Financial Corp. following the offering and presented to stockholders for approval not earlier than six months after the completion of the conversion. If the stock option plan is approved by stockholders, a number of shares equal to 10% of the shares sold in the offering will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of authorized but previously unissued shares of common stock pursuant to the exercise of options under the stock option plan would dilute existing stockholders' interests by approximately 9.09%.
(5) The retained earnings of CCSB Financial Corp. will be substantially restricted after the conversion. See "Dividend Policy," "The Conversion-Liquidation Rights in the Converted Association" and "Supervision and Regulation-Federal Banking Regulation-Capital Distributions."
(6) Stockholders' equity per share calculations are based upon the number of subscription shares assumed to be sold in the offering.

                                                                                 At or For the Year Ended September 30, 2001
                                                                                 Based Upon the Sale at $10.00 Per Share of
                                                                        ----------------------------------------------------------
                                                                                                                     978,650
                                                                          629,000        740,000      851,000         Shares
                                                                           Shares         Shares      Shares         15% Above
                                                                         Minimum of     Midpoint of  Maximum of      Maximum of
                                                                         Estimated       Estimated   Estimated       Estimated
                                                                          Offering       Offering     Offering       Offering
                                                                           Range          Range        Range         Range(1)
                                                                        -----------     -----------  ----------     ----------
                                                                            (Dollars in Thousands, Except Per Share Amounts)
 Gross proceeds ......................................................  $    6,290     $    7,400     $    8,510      $    9,787
 Expenses ............................................................        (505)          (525)          (546)           (569)
                                                                        ----------     ----------     ----------      ----------
    Estimated net proceeds ...........................................       5,785          6,875          7,964           9,218
 Common stock acquired by employee stock ownership plan (2) ..........        (503)          (592)          (681)           (783)
 Common stock acquired by recognition and retention plan (2) .........        (252)          (296)          (340)           (391)
                                                                        ----------     ----------     ----------      ----------
    Estimated net proceeds, as adjusted ..............................  $    5,030     $    5,987     $    6,943      $    8,044
                                                                        ==========     ==========     ==========      ==========

 For the year ended September 30, 2001
 -------------------------------------
 Consolidated net income (loss):
    Historical .......................................................  $     (112)    $     (112)    $     (112)     $     (112)
 Pro forma adjustments:
    Income on adjusted net proceeds ..................................         123            146            170             196
    Employee stock ownership plan (2) ................................         (28)           (33)           (38)            (44)
    Recognition and retention plan (2) ...............................         (33)           (39)           (45)            (52)
                                                                        ----------     ----------     ----------      ----------
      Pro forma net income (loss) ....................................  $      (50)    $      (38)    $      (25)     $      (12)
                                                                        ==========     ==========     ==========      ==========

 Net Income per share (3):
    Historical .......................................................  $    (0.19)    $    (0.16)    $    (0.14)     $    (0.12)
 Pro forma adjustments:
    Income on adjusted net proceeds ..................................        0.21           0.21           0.22            0.22
    Employee stock ownership plan (2) ................................       (0.05)         (0.05)         (0.05)          (0.05)
    Recognition and retention plan (2) ...............................       (0.06)         (0.06)         (0.06)          (0.06)
                                                                        ----------     ----------     ----------      ----------
      Pro forma net income (loss) per share (3) (4) ..................  $    (0.09)    $    (0.06)    $    (0.03)     $    (0.01)
                                                                        ==========     ==========     ==========      ==========

 Pro forma price to earnings ratio ...................................     (111.11)x      (166.67)x      (333.33)x         (1000)x

 Number of shares used in per share calculations (under
 SOP 93-6) ...........................................................     582,987        685,867        788,747         907,059
                                                                        ==========     ==========     ==========      ==========

 At September 30, 2001
 ---------------------
 Stockholders' equity:
    Historical .......................................................  $    6,465     $    6,465     $    6,465      $    6,465
    Estimated net proceeds ...........................................       5,785          6,875          7,964           9,218
    Common stock acquired by employee stock ownership
    plan (2) .........................................................        (503)          (592)          (681)           (783)
    Common stock acquired by recognition and retention
    plan (2) .........................................................        (252)          (296)          (340)           (391)
                                                                        ----------     ----------     ----------      ----------
        Pro forma stockholders' equity (5) ...........................  $   11,495     $   12,452     $   13,408      $   14,509
                                                                        ==========     ==========     ==========      ==========

 Stockholders' equity per share (6):
    Historical .......................................................  $    10.28     $     8.74     $     7.60      $     6.61
    Estimated net proceeds ...........................................        9.20           9.29           9.36            9.42
    Common stock acquired by employee stock ownership
    plan (2) .........................................................       (0.80)         (0.80)         (0.80)          (0.80)
    Common stock acquired by recognition and retention
    plan (2) .........................................................       (0.40)         (0.40)         (0.40)          (0.40)
                                                                        ----------     ----------     ----------      ----------
        Pro forma stockholders' equity per share (5) (6) .............  $    18.28     $    16.83     $    15.76      $    14.83
                                                                        ==========     ==========     ==========      ==========

 Offering price as percentage of pro forma
    stockholders' equity per share ...................................       54.70%         59.42%         63.45%          67.43%

 Number of shares used in book value per share
 calculations ........................................................     629,000         740,000        851,000        978,650

                                                        (Footnotes on next page)

------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the offering range to reflect changes in market and financial conditions following the commencement of the offering.
(2) Assumes 50,320, 59,200, 68,080 and 78,292 shares of common stock will be acquired in the offering by the employee stock ownership plan (the "ESOP") at the minimum, midpoint, maximum and maximum as adjusted, respectively, of the offering range. We also assumed that the funds used to acquire the shares will be borrowed from CCSB Financial Corp. If the employee stock ownership plan purchases 8% of the common stock sold in the offering at the minimum, midpoint, maximum and maximum as adjusted, respectively of the offering range, (and excluding the impact of any purchase of shares by the recognition and retention plan) pro forma stockholders' equity per share would be $18.68, $17.23, $16.16 and $15.23, respectively. The funds used to acquire such shares will be borrowed by the ESOP (at a fixed interest rate of 6.00%), from the net proceeds from the conversion retained by CCSB Financial Corp. The amount of this borrowing has been reflected as a reduction from gross proceeds to determine estimated net conversion proceeds. Clay County Savings intends to make contributions to the ESOP in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. Clay County Savings' payment of the ESOP debt is based upon equal installments of principal over a fifteen-year period. Interest income earned by CCSB Financial Corp. on the ESOP debt offsets the interest paid by Clay County Savings on the ESOP loan. No reinvestment is assumed on proceeds contributed to fund the ESOP. The ESOP expense reflects adoption of Statement of Position ("SOP") 93-6, which will require recognition of expense based upon shares committed to be released and reflects an effective federal and state tax rate of 34.0%. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. See "Management
     - Future Stock Benefit Plans - Employee Stock Ownership Plan and Trust." If approved by CCSB Financial Corp.'s stockholders, the recognition and retention plan intends to purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the offering. Stockholder approval of the recognition and retention plan and purchases by the plan may not occur earlier than six months after the completion of the conversion. The shares may be acquired directly from CCSB Financial Corp. or through open market purchases. The funds to be used by the recognition and retention plan to purchase the shares will be provided by CCSB Financial Corp. The table assumes that (i) the recognition and retention plan acquires the shares through open market purchases at $10.00 per share,
     (ii) 20% of the amount contributed to the recognition and retention plan is amortized as an expense during the year ended September 30, 2001 and (iii) the recognition and retention plan expense reflects an effective combined federal and state tax rate of 34.0%. See "Management - Future Stock Benefit Plans - Recognition and Retention Plan." Assuming stockholder approval of the recognition and retention plan and that the plan shares are awarded through the use of authorized but unissued shares of common stock, stockholders would have their voting interests diluted by approximately 3.83%.
(3) Net income per share computations are determined by taking the number of shares assumed to be sold in the offering and, in accordance with Statement of Position 93-6, subtracting the employee stock ownership plan shares which have not been committed for release during the year. See note 2 above. The number of shares of common stock actually sold may be more or less than the assumed amounts.
(4) No effect has been given to the issuance of additional shares of common stock pursuant to the stock option plan, which is expected to be adopted by CCSB Financial Corp. following the offering and presented to stockholders for approval not earlier than six months after the completion of the conversion. If the stock option plan is approved by stockholders, a number of shares equal to 10% of the shares sold in the offering will be reserved for future issuance upon the exercise of options to be granted under the stock option plan. The issuance of authorized but previously unissued shares of common stock pursuant to the exercise of options under the stock option plan would dilute existing stockholders' interests by approximately 9.09%.
(5) The retained earnings of CCSB Financial Corp. will be substantially restricted after the conversion. See "Dividend Policy," "The Conversion-Liquidation Rights in the Converted Association" and "Supervision and Regulation-Federal Banking Regulation-Capital Distributions."
(6) Stockholders' equity per share calculations are based upon the number of subscription shares assumed to be sold in the offering.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     This discussion and analysis reflects Clay County Savings' financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the audited and interim, unaudited financial statements, which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information regarding Clay County Savings provided in this prospectus.

General

     Our results of operations depend primarily on our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets, consisting primarily of loans, mortgage-backed securities, securities and other interest-earning assets, and the interest we pay on our interest-bearing liabilities, consisting primarily of deposit accounts and FHLB advances. Our results of operations are also affected by our provisions for loan losses, noninterest income and noninterest expense. Noninterest income consists primarily of fees and service charges and gains on the sale of assets. Noninterest expense consists primarily of salaries and employee benefits, occupancy, equipment, data processing, deposit insurance premiums, advertising, and other operating expenses. Our results of operations also may be affected significantly by general and local economic and competitive conditions, changes in market interest rates, governmental policies and actions of regulatory authorities.

Business Strategy

     Our business strategy is to operate as a well-capitalized, profitable, community-oriented savings institution dedicated to providing quality customer service. In the past, we implemented our business strategy by emphasizing the origination of one- to four-family loans, but, in recent years, management has taken steps to broaden the scope of our loan and deposit products and services to enhance profitability and reduce the inherent interest rate risk between our assets and liabilities. Over the last five years, we have also undertaken significant restructuring to improve our management information systems and improve our visibility and presence in the communities we serve. We have strived to become a full-service, community-oriented financial institution offering a wide range of deposit and loan products, while minimizing risks and protecting our capital position.

     The highlights of our business strategy are as follows:

     Positioning the Institution for Future Growth and Improved Profitability. In recent years, in order to position ourselves for future growth and improved profitability, we underwent some significant changes to our infrastructure and operations. This included (1) an expansion of products and services, (2) the realignment of staff and the hiring of additional personnel, (3) the enhancement of management information systems, which included a data processing conversion in April 1999, and (4) the construction of a new home office, which opened in August 2000, in a high traffic business section of Liberty, Missouri, in order to improve our visibility and presence. This restructuring had a significant impact on earnings. Noninterest expenses increased $630,000, or 36.94%, to $2.3 million for the fiscal year ended September 30, 2001, from $1.7

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

million for the fiscal year ended September 30, 1998. Premises and equipment increased from $1.36 million at September 30, 1998, to $4.4 million at September 30, 2001. This resulted in a net loss of $112,000 for the fiscal year ended September 30, 2001, compared to net income of $108,000, $221,000, and $218,000 for the fiscal years ended September 30, 2000, 1999, and 1998, respectively. Management now believes it has the infrastructure in place and, for the nine months ended June 30, 2002, we returned to profitability and realized net earnings of $81,000. Noninterest expense has stabilized as noninterest expense has increased only $13,000, or 0.75%, for the nine months ended June 30, 2002, compared to the nine months ended June 30, 2001.

     Continuing One- to Four-Family Residential Real Estate Lending. Historically, we have emphasized one- to four-family residential lending within our market area. As of June 30, 2002, $42.3 million, or 76.90% of our total loan portfolio consisted of one- to four-family residential real estate loans. We intend to continue to originate one- to four-family loans because of our expertise with this type of lending. Currently, a significant portion of these loans are sold in the secondary market. We retain the servicing on all loans sold so as to maintain the relationship with the customer for other products and services.

     Construction Lending. We intend to remain active in construction lending for primarily single-family homes, although during the nine months ended June 30, 2002, our construction loan volume has declined and the balance of construction loans has decreased due to economic conditions and an overall reduction in construction/speculative loans. For the nine months ended June 30, 2002, construction loan originations total $5.3 million compared to $7.1 million for the nine months ended June 30, 2001. As of June 30, 2002, construction loans totaled $5.1 million, or 9.27% of total loans, compared to $9.7 million, or 15.59% of total loans, at September 30, 2001.

     Consumer and Commercial Lending. We intend to continue our increased emphasis on consumer and commercial lending. These loans generally have a higher-yield and a shorter-term or repricing period than one-to four-family loans, mitigating our interest rate risk. Consumer loans total $2.6 million or 4.73% of total loans at June 30, 2002. Consumer loans, other than loans on deposits, were first introduced in October 1997 with home equity loans. Home equity loans total $1.2 million, or 2.11% of total loans, as of June 30, 2002. In February 2002, we introduced a new home equity line of credit and, through June 30, 2002, we have originated over $1.8 million in new lines of credit. As of June 30, 2002, the outstanding amount disbursed totaled $440,000, or 0.80%, of total loans. We will continue to cross-sell home equity lines of credit with our existing customers and our new home loan customers. We also offer other consumer loans, although the only other significant type is automobile loans, which were introduced in May 1998. Automobile loans total $722,000, or 1.31%, of total loans, at June 30, 2002.

     Our commercial real estate loan portfolio has increased $1.26 million, or 49.94%, from $2.5 million at September 30, 2001, to $3.8 million at June 30, 2002. From September 30, 1998, to September 30, 2001, our commercial real estate portfolio increased $1.5 million, or 159.83%. Subsequent to September 30, 1998, we also began to offer, on a limited basis, commercial business loans. As of June 30, 2002, we had a total of $382,000, or 0.69% of total loans, in commercial business loans with another $584,000 available through undisbursed lines of credit.

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

     Transaction Deposit Accounts. We plan on continuing our focus on transaction deposit accounts. Since the fiscal year end September 30, 2000, our transaction deposit accounts have increased $9.7 million, or 54.45%, from $17.6 million to $27.3 million at June 30, 2002. This has resulted in a significant change in the mix of deposits as transaction deposit accounts comprised 42.80% of total deposits at June 30, 2002, compared to 33.31% at September 30, 2000. The increase can be attributed to the introduction of noninterest bearing checking accounts (January 1998) and commercial checking accounts (February
2000), and the offering of tiered interest rates on our money market accounts based upon the balance of the account (January 2000). The most substantial progress in obtaining these new types of transaction accounts was made following the opening of our new home office and reflects increased marketing efforts.

     Maintain a Sound Capital Position. Clay County Savings expects to maintain capital at a level that would be expected of a strong, secure financial institution but also desires to adequately leverage its capital position so as to improve operating efficiencies and also the return on equity. As of June 30, 2002, equity capital totaled $6.5 million, or 8.38% of total assets.

     Increase Sources of Noninterest Income. We will continue to seek ways to increase our sources of noninterest income. Increased loan servicing fee income and transaction account service fees have resulted in a $34,000, or 36.53%, increase in noninterest income (excluding gains on the sale of loans) for the nine months ended June 30, 2002, compared to the nine months ended June 30, 2001. Inclusive of gains on the sale of loans, noninterest income has increased $84,000, or 66.77%, for the nine months ended June 30, 2002, compared to the nine months ended June 30, 2001.

Comparison of Financial Condition at June 30, 2002 and September 30, 2001

     Our financial condition at June 30, 2002, as compared to September 30, 2001, was impacted primarily by net loan repayments and an increase in deposits, which were used to repay advances from the Federal Home Loan Bank of Des Moines and invested in interest-bearing deposits in banks. With interest rates at or near a forty-year low, along with customer preference for 30-year fixed rate loans, management pursued a strategy of selling long-term, fixed-rate loan originations and using excess liquidity to repay maturing FHLB advances, which carry higher interest rates than deposit accounts, and to invest in interest-bearing deposits in banks.

     Total assets increased $224,000, or 0.29%, to $77.9 million at June 30, 2002 from $77.6 million at September 30, 2001. Interest-bearing deposits in banks increased by $6.5 million, or 234.72%, to $9.2 million at June 30, 2002 from $2.7 at September 30, 2001. Loans receivable, net decreased by $6.2 million, or 10.50%, to $53.1 million at June 30, 2002 from $59.3 million at September 30, 2001 as customers refinanced their loans in the current low interest rate environment, and Clay County Savings sold its balloon and fixed-rate residential loans in the secondary market. Deposits increased by $5.6 million, or 9.63%, to $63.7 million at June 30, 2002 from $58.1 million at September 30, 2001. The increase in deposits reflects the continued progress of the Association in promoting checking and money market accounts. FHLB advances decreased by $5.0 million, or 42.24%, to $6.9 million at June 30, 2002 from $11.9 million at September 30, 2001. Total retained earnings increased by $61,000, or 0.95%, to $6.53 million at June 30, 2002, from $6.46 million at
September 30, 2001 due to net earnings for the nine months ended June 30, 2002, offset in part by a decrease in accumulated other comprehensive earnings.

Comparison of Financial Condition at September 30, 2001 and September 30, 2000

     Our financial condition at September 30, 2001, as compared to September 30, 2000, was impacted primarily by net loan repayments and an increase in customer deposits, which were used to repay FHLB advances, increase interest-bearing deposits in banks and purchase securities and mortgage-backed securities. During fiscal 2001, management pursued a strategy of selling long-term, fixed-rate loan originations and using excess liquidity to repay maturing FHLB advances and to invest in interest-bearing deposits in banks and securities and mortgage-backed securities.

     Total assets decreased $117,000, or 0.15%, to $77.6 million at September 30, 2001, from $77.8 million at September 30, 2000. Interest-bearing deposits in banks increased by $1.5 million, or 113.17%, to $2.7 million at September 30, 2001 from $1.3 million at September 30, 2000. Loans receivable, net decreased by $4.8 million, or 7.51%, to $59.3 million at September 30, 2001 from $64.1 million at September 30, 2000. Deposits increased by $5.1 million, or 9.62%, to $58.1 million at September 30, 2001 from $53.0 million at September 30, 2000. The increase in deposits reflects the continued progress of Clay County Savings in promoting checking and money market accounts. FHLB advances decreased by $5.3 million, or 30.64%, to $11.9 million at September 30, 2001 from $17.2 million at September 30, 2000. Total retained earnings increased by $16,000, or 0.24%, to $6.46 million at September 30, 2001 from $6.45 million at September 30, 2000 due to an increase in accumulated other comprehensive earnings, offset by the operating loss for the year ended September 30, 2001.

Comparison of Operating Results for the Nine Months Ended June 30, 2002 and 2001

     General. Net earnings increased to $82,000 for the nine months ended June 30, 2002 from a net loss of $130,000 for the nine months ended June 30, 2001. The improvement in operating results reflects increases in net interest income and noninterest income, and stable noninterest expense, offset by higher income taxes.

     Total Interest Income. Total interest income decreased by $676,000, or 16.05%, to $3.5 million for the nine months ended June 30, 2002, from $4.2 million for the nine months ended June 30, 2001. All categories of interest income decreased, except for securities. The average interest rate for all categories of interest-earning assets decreased during the nine months ended June 30, 2002, as compared to the prior period.

     Interest income on loans receivable decreased by $709,000, or 18.60%, to $3.1 million for the nine months ended June 30, 2002, from $3.8 million for the nine months ended June 30, 2001. The decrease in interest income on loans receivable, the largest category of interest income, was attributable in part to a lower average balance of loans receivable during the nine months ended June 30, 2002, compared to the prior period. The average outstanding balance of loan receivable decreased $8.4 million, or 13.14%, to $55.4 million for the nine months ended June 30, 2002, from $63.8 million for the nine months ended June 30, 2001. Although loan originations were 80.49% higher for the nine months ended June 30, 2002 ($32.0 million) than for the nine months ended June 30, 2001 ($17.7 million), principal repayments (including payoffs) increased $11.9 million, or 60.52%, and loans sold increased $5.1 million, or 183.60%, for the nine months ended June 30, 2002, compared to the nine months ended June 30, 2001. The average interest rate on loans receivable also decreased from 7.98% for the nine months ended June 30, 2001, to 7.47% for the nine months ended June 30, 2002.

     Interest income on securities increased by $42,000, or 16.71%, to $290,000 for the nine months ended June 30, 2002, from $249,000 for the nine months ended June 30, 2001. Interest income on mortgage-backed securities decreased slightly from $75,000 to $74,000 and interest income on other earning assets decreased from $77,000 to $69,000 for nine months ended June 30, 2002, compared to the nine months ended June 30, 2001.

     Total Interest Expense. Total interest expense decreased by $907,000, or 32.58%, to $1.9 million for the nine months ended June 30, 2002 from $2.8 million for the nine months ended June 30, 2001. The decrease is due to lower average rates in all interest-bearing liability categories and a reduction in the average balance of FHLB advances, offset by an increase in the average balance in money market deposit accounts, certificates of deposits and NOW accounts.

     The average rate on interest-bearing liabilities decreased from 5.15% for the nine months ended June 30, 2001, to 3.49% for the nine months ended June 30, 2002. The average balance in FHLB advances decreased by $8.7 million, or 49.51%, from $17.7 million for the nine months ended June 30, 2001, to $8.9 million for the nine months ended June 30, 2002. The average rate on FHLB advances decreased from 6.48% for the nine months ended June 30, 2001, to 6.00% for the nine months ended June 30, 2002. This resulted in a reduction of interest expense on borrowings of $456,000, or 53.21%, to $401,000 for the nine months ended June 30, 2002, from $858,000 for the nine months ended June 30, 2001.

     Interest expense on deposits decreased $451,000, or 23.41%, to $1.48 million for the nine months ended June 30, 2002, from $1.93 million for the nine months ended June 30, 2001. While the average balance in deposits increased $8.4 million, or 15.31%, from $54.5 million for the nine months ended June 30, 2001, to $62.9 million for the nine months ended June 30, 2002, the weighted average rate decreased from 4.72% to 3.13%, respectively.

     Net Interest Income. Net interest income increased by $231,000, or 16.18%, to $1.7 million for the nine months ended June 30, 2002 from $1.4 million for the nine months ended June 30, 2001. The increase in net interest income was due to an increase in the interest rate spread, which is the difference between the average yield on interest-earnings assets and the average cost on interest-bearing liabilities. The interest rate spread increased by 45 basis points to 2.92% for the nine months ended June 30, 2002 from 2.47% for the nine months ended June 30, 2001. The improvement in the interest rate spread reflects management's strategy to aggressively reduce interest rates paid on deposits and to repay maturing FHLB advances.

     Provision for Loan Losses. Provisions for loan losses are charged to operations at a level necessary to absorb management's best estimate of probable loan losses in the loan portfolio. Management considers, among other factors, historical loss experience, type and amount of loans in the portfolio, adverse circumstances that may affect the borrower's ability to repay the loan, the estimated value of underlying collateral, and current economic conditions. This evaluation is ongoing and inherently subjective, as it requires estimates that are susceptible to significant revision as new information becomes available or circumstances change. Various regulatory agencies periodically review the allowance for loan losses and may require us to record additional provisions based on their judgment of information available to them at the time of examination.

     We recorded provisions for loan losses of $3,000 for the nine months ended June 30, 2002, compared to provisions for loan losses of $21,000 for the nine months ended June 30, 2001. During the nine months ended June 30, 2002, we had $2,000 charged off against our allowance for loan losses and recoveries of $2,000. This compares to charges against our allowance for loan losses of $7,000 and no recoveries for the nine months ended June 30, 2001. With the increase in the allowance for loan losses and the overall decrease in our loan portfolio, the ratio of allowance for loan losses to total loans increased from June 30, 2001, to June 30, 2002. The allowance for loan losses totaled $193,000, or 0.35% of total loans of $55.0 million at June 30, 2002, compared to an allowance for loan losses of $190,000, or 0.30% of total loans of $62.3 million at September 30, 2001.

     Noninterest Income. Noninterest income increased by $85,000, or 66.77%, to $211,000 for the nine months ended June 30, 2002 from $126,000 for the nine months ended June 30, 2001. Service charges on deposit accounts (particularly NOW accounts) increased by $26,000, or 37.11%, to $96,000 for the nine months ended June 30, 2002 from $70,000 for the nine months ended June 30, 2001, due to a higher number of accounts. Gain on sale of loans increased by $50,000, or 207.95%, to $74,000 for the nine months ended June 30, 2002 from $24,000 for the comparable prior period, as a result of our decision to originate fixed-rate loans for sale rather than for portfolio in order to maintain an acceptable level of interest rate risk. We recognized gain on sale of securities of $3,000 during the nine months ended June 30, 2001. Gains on sale of securities are not stable sources of income and no assurance can be given that we will generate such income in the future.

     Noninterest Expense. Noninterest expense was essentially unchanged between the nine months periods ended June 30, 2002 and 2001, approximating $1.7 million for both periods. Compensation and benefits decreased slightly from $928,000, or 53.61% of noninterest expense, for the nine months ended June 30, 2001, to $924,000, or 52.94% of noninterest expense, for the nine months ended June 30, 2002, due to an offset of loan origination costs resulting from a higher level of loans originated. Pursuant to generally accepted accounting principles, we defer loan origination costs on loans originated and amortize such costs over the life of the loans or include in the computation on gains on loans sold. The amount of the deferred loan origination costs is reflected in the Statement of Operations as a reduction of compensation and benefits at the time the loan is originated. For the nine months ended June 30, 2002, deferred loan origination costs totaled $55,000 compared to $30,000 for the nine months ended June 30, 2001. Exclusive of deferred loan origination costs, compensation and benefits increased $21,000, or 2.22%, to $979,000 for the nine months ended June 30, 2002, from $958,000 for the nine months ended June 30, 2001.

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

         Occupancy expense decreased by $3,000, or 1.60%, to $179,000, or 10.27% of noninterest expense, for the nine months ended June 30, 2002, from $182,000, or 10.52% of noninterest expense, for the nine months ended June 30, 2001. Equipment and data processing expense increased by $1,000, or 0.29%, to $267,000, or 15.29% of noninterest expense, for the nine months ended June 30, 2002, from $266,000, or 15.36% of noninterest expense, for the nine months ended June 30, 2001. All other categories of noninterest expense increased $20,000, or 5.58%, for the nine months ended June 30, 2002, compared to the nine months ended June 30, 2001.

         Income Taxes. The provision for income taxes was $42,000 for the nine months ended June 30, 2002 compared to a credit of $67,000 for nine months ended June 30, 2001 due to earnings before income taxes in the current period versus a loss in the prior period.

Comparison of Operating Results for the Years Ended September 30, 2001 and 2000

         General. Net earnings decreased to a net loss of $112,000 for the year ended September 30, 2001 from net earnings of $108,000 for the year ended September 30, 2000. The decrease in net earnings is due primarily to higher noninterest expense related to a full year of operation of the new home office building compared to two months of operations in fiscal 2000. The new home office opened in August 2000.

         Total Interest Income. Total interest income increased by $465,000, or 9.12%, to $5.6 million for the year ended September 30, 2001 from $5.1 million for the year ended September 30, 2000. Interest income on loans increased due to both a higher yield earned on the loan portfolio and a higher average balance, even though the balance outstanding at September 30, 2001 was lower than the balance at September 30, 2000. For the year ended September 30, 2001, the average outstanding balance on loans was $63.0 million with a weighted average yield of 7.95% compared to an average outstanding balance on loans of $60.4 million with a weighted average yield of 7.65% for the year ended September 30, 2000. However, net loans receivable decreased $4.8 million, or 7.51%, to $59.3 million at September 30, 2001, from $64.1 million at September 30, 2000. We experienced a decline in the outstanding loan balance beginning in February 2001 as borrowers refinanced long-term fixed rate loans and we sold most of these fixed-rate loan originations in the secondary market.

         Interest on mortgage-backed securities decreased $14,000, or 11.75%, in fiscal 2001 compared to fiscal 2000 due to a decrease in the average outstanding balance of $1.8 million for the year ended September 30, 2000, to $1.6 million for the year ended September 30, 2001, and a decrease in the yield from 6.48% for the year ended September 30, 2000 to 6.28% for the year ended September 30, 2001. The balance of mortgage-backed securities at September 30, 2001 was higher than at September 30, 2000 due to purchases in the last half of fiscal 2001. Interest income on securities increased $36,000, or 11.78%, for the year ended September 30, 2001 compared to fiscal 2000 due to a higher average balance and a higher yield earned. The average outstanding balance on securities totaled $5.3 million, with a weighted average yield of 6.42%, for the year ended September 30, 2001, compared to $5.0 million, with a weighted average yield of 6.13%, for the year ended September 30, 2000. Interest on other interest-earnings assets also increased due to a significantly higher average balance.

         Total Interest Expense. Total interest expense increased by $609,000, or 20.14%, to $3.6 million for the year ended September 30, 2001 from $3.0 million for the year ended September 30, 2000. The increase is primarily due to higher average balances of FHLB advances and higher rates paid on certificates of deposits. The average balance in interest-bearing liabilities increased $7.0 million, or 10.76%, to $72.2 million for the year ended September 30, 2001, from $65.2 million for the year ended September 30, 2000. The average rate on interest-bearing liabilities increased to 5.03% for the year ended September 30, 2001, from 4.64% for the year ended September 30, 2000.

         Interest expense on borrowings increased $340,000, or 45.96%, to $1.1 million for the year ended September 30, 2001, from $742,000 for the year ended September 30, 2000. Although FHLB advances were lower at September 30, 2001 ($11.9 million) than at September 30, 2000 ($17.2 million), the average balance in FHLB advances increased by $4.7 million, or 38.79%, from $12.2 million for the year ended September 30, 2000, to $16.9 million for the year ended September 30, 2001. The average rate on FHLB advances increased from 6.09% for fiscal 2000 to 6.40% for fiscal 2001.

         Interest expense on deposits increased $269,000, or 12.19%, to $2.55 million for the year ended September 30, 2001, from $2.28 million for the year ended September 30, 2000. Approximately $187,000 of the increase in interest expense on deposits is attributable to the increase in the average rate of certificates of deposit. The weighted average rate on certificates of deposit increased from 5.00% for fiscal 2000 to 5.52% for fiscal 2001, while the average balance in certificate accounts remained relatively unchanged. The remaining increase, approximately $82,000, in interest expense is due to an increase in the average balance in transaction deposit accounts (passbook, demand and NOW accounts, and money market accounts), which increased $2.6 million, or 15.24%, from $17.1 million for the year ended September 30, 2000, to $19.7 million for the year ended September 30, 2001.

         Net Interest Income. Net interest income decreased by $144,000, or 6.93%, to $1.9 million for the year ended September 30, 2001 from $2.1 million for the year ended September 30, 2000. The decrease in net interest income was due to a decrease in the interest rate spread, which is the difference between the average yield on interest-earnings assets and the average cost on interest-bearing liabilities. The interest rate spread decreased by 20 basis points to 2.56% for the year ended September 30, 2001 from 2.76% for the year ended September 30, 2000. The primary reason for the decline in the interest rate spread is due to a higher cost of funds.

         Provision for Loan Losses. We recorded provisions for loan losses of $21,000 for the year ended September 30, 2001, compared to provisions for loan losses of $12,000 for the year ended September 30, 2000. For the year ended September 30, 2000, we had $29,000 in charges against our allowance for loan losses. With the increase in the amount of the provision established and a decrease in the amount charged against the allowance for loan losses to $7,000, our allowance for loan losses increased during the year ended September 30, 2001, and combined with the overall decrease in our loan portfolio, the ratio of allowance for loan losses to total loans increased from September 30, 2000, to September 30, 2001. The allowance for loan losses totaled $190,000, or 0.31% of total loans of $62.3 million at September 30, 2001, compared to an allowance for loan losses of $176,000, or 0.26% of total loans of $68.3 million at September 30, 2000.

         Noninterest Income. Noninterest income increased by $130,000, or 103.89%, to $256,000 for the year ended September 30, 2001 from $126,000 for the year ended September 30, 2000. Gain on sale of premises of $70,000 for the year ended September 30, 2001 was a nonrecurring source of income related to the sale of residential property owned by us to John R. Davis, our President and Chief Executive Officer. See note 5 of notes to financial statements for additional information. Service charges on deposit accounts (particularly NOW accounts) increased by $13,000 or 14.5%, from $87,000 for the year ended September 30, 2000 compared to $100,000 for the year ended September 30, 2001, as we attracted new customers and related transaction accounts during the first full year of operation of the new home office building. Gain on sale of loans was $40,000 for the year ended September 30, 2001 compared to none for the year ended September 30, 2000, reflecting our decision to originate fixed-rate loans for sale during fiscal 2001 rather than for portfolio in order to maintain an acceptable level of interest rate risk. Gain on sale of loans fluctuates based on market conditions and changes in our strategy.

         Noninterest Expense. Noninterest expense increased by $282,000, or 13.72%, to $2.3 million for the year ended September 30, 2001 from $2.1 million for the year ended September 30, 2000. Compensation and benefits, occupancy, and equipment and data processing expense all increased in fiscal 2001 compared to fiscal 2000 due to a full year of expenses related to the new home office building. The new home office was completed in August 2000. Compensation and benefits increased $120,000, or 10.69%, to $1.24 million for fiscal year 2001 from $1.12 million for fiscal year 2000. Our staff increased by three full time and one part time employee during fiscal 2001. Occupancy expense increased $142,000, or 122.07%, to $258,000 for fiscal 2001 from $116,000 for fiscal 2000.
Equipment and data processing expense increased $88,000, or 32.22%, due to higher depreciation resulting from new equipment, furniture, fixtures and ATMs, costs related to the expansion of our wide-area network, and utilities, real estate taxes and maintenance costs of the new home office building.

         SAIF deposit insurance premium decreased due to lower assessment rates. Advertising expense decreased to $73,000 for the year ended September 30, 2001, from $115,000 for the year ended September 30, 2000, reflecting the nonrecurring expenses associated with the grand opening celebration and marketing campaign in connection with the August 2000 opening of the new home office. Other noninterest expense decreased to $385,000 for the year ended September 30, 2001 from $408,000 for the year ended September 30, 2000 primarily due to certain nonrecurring expenses related to relocation of the home office in 2000.

         Income Taxes. The provision for income taxes was a credit of $58,000 for the year ended September 30, 2001 compared to expense of $27,000 for the year ended September 30, 2000 based on a loss during fiscal 2001 compared to earnings before income taxes in fiscal 2000. The tax rate for the ended September 30, 2000 was 20.2% due primarily to a nonrecurring state tax refund.

Average Balance Sheet

     The following table presents at the date and for the periods indicated the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, expressed both in dollars and rates. No tax equivalent adjustments were made. All average balances are monthly average balances. Non-accruing loans have been included in the table as loans carrying a zero yield.

                                               At June 30, 2002                       Nine Months Ended June 30,
                                             -------------------   ----------------------------------------------------------------
                                                                                2002                             2001
                                                                   -----------------------------  ---------------------------------
                                                                     Average    Interest            Average        Interest
                                             Outstanding  Yield/   Outstanding   Earned/  Yield/  Outstanding      Earned/   Yield/
                                               Balance     Rate      Balance      Paid     Rate     Balance         Paid      Rate
                                             -----------  ------   -----------  --------  ------  -----------      --------  ------
                                                                                                             (Dollars in Thousands)
Interest-Earning Assets:
Loans receivable (1) ....................... $  53,055     6.99%   $ 55,395     $  3,105   7.47%  $  63,773        $  3,815    7.98%
Mortgage-backed securities .................     1,875     5.30       1,857           75   5.39       1,557              75    6.42
Securities (2) .............................     8,137     4.38       7,951          290   4.86       5,422             249    6.12
Other interest-earning asset ...............     9,374     1.40       8,449           69   1.09       3,051              77    3.37
                                             ---------             --------     --------          ---------        --------
  Total interest-earning assets ............ $  72,441     5.93%   $ 73,652     $  3,539   6.41%  $  73,803        $  4,216    7.62%
                                             =========             ========     ========          =========        ========

Interest-Bearing Liabilities:
Passbook accounts .......................... $   5,679     1.47%   $  5,245     $     64   1.63%  $   5,174        $    115    2.96%
Demand and NOW deposits(3) .................     8,757     0.76       8,161           55   0.89       6,461              96    1.98
Money market deposit accounts ..............    12,814     2.03      11,501          192   2.23       7,440             214    3.84
Certificate accounts .......................    36,419     3.47      37,954        1,166   4.10      35,442           1,503    5.65
FHLB Advances ..............................     6,890     5.97       8,913          401   6.00      17,654             858    6.48
                                             ---------             --------     --------          ---------        --------
Total interest-bearing liabilities ......... $  70,559     2.43%   $ 71,774        1,878   3.49%  $  72,171           2,786    5.15%
                                             =========             ========     --------          =========        --------
Net interest income ........................                                    $  1,661                           $  1,430
                                                                                ========                           ========
Net interest rate spread ...................               3.50%                           2.92%                               2.47%
Net earning assets ......................... $   1,882             $  1,878                       $   1,632
                                             =========             ========                       =========
Net yield on average
  interest-earning assets ..................                                               3.01%                               2.58%
Average interest-earning assets
  to average interest-bearing liabilities ..                         102.62%                         102.26%


                                                                     Years Ended September 30,
                                                  ---------------------------------------------------------------
                                                               2001                             2000
                                                  ------------------------------   ------------------------------
                                                    Average    Interest              Average    Interest
                                                  Outstanding   Earned/   Yield/   Outstanding   Earned/   Yield/
                                                    Balance      Paid      Rate      Balance      Paid      Rate
                                                  -----------  --------   ------   -----------  --------   ------
Interest-Earning Assets:
Loans receivable (1) .........................    $  63,029    $  5,011    7.95%   $ 60,428     $  4,621     7.65%
Mortgage-backed securities ...................        1,624         102    6.28       1,789          116     6.48
Securities (2) ...............................        5,308         341    6.42       4,972          305     6.13
Other interest-earning asset .................        3,390         112    3.30       1,747           59     3.38
                                                  ---------    --------            --------     --------
  Total interest-earning assets ..............    $  73,351    $  5,566    7.59%   $ 68,936     $  5,101     7.40%
                                                  =========    ========            ========     ========

Interest-Bearing Liabilities:
Passbook accounts ............................    $   5,291    $    164    3.10%   $  4,860     $    130     2.67%
Demand and NOW deposits(3) ...................        6,653         128    1.92       5,849          125     2.14
Money market deposit accounts ................        7,725         289    3.74       6,359          227     3.57
Certificate accounts .........................       35,658       1,970    5.52      35,970        1,800     5.00
FHLB Advances ................................       16,919       1,082    6.40      12,190          742     6.09
                                                  ---------    --------            --------     --------
Total interest-bearing liabilities ...........    $  72,246       3,633    5.03%   $ 65,228        3,024     4.64%
                                                  =========    --------            ========     --------
Net interest income ..........................                 $  1,933                         $  2,077
                                                               ========                         ========
Net interest rate spread .....................                             2.56%                             2.76%
Net earning assets ...........................    $   1,105                        $  3,708
                                                  =========                        ========
Net yield on average
  interest-earning assets ....................                             2.64%                             3.01%
Average interest-earning assets
  to average interest-bearing liabilities ....       101.53%                         105.68%

--------------------------
(1) Calculated net of loans in process.
(2) Includes FHLB stock.
(3) Includes non-interest-bearing NOW accounts as deposits carrying a zero yield.

Rate/Volume Analysis

         The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the changes related to outstanding balances and that due to the changes in interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (i.e., changes in volume multiplied by old rate); (ii) changes in rate (i.e., changes in rate multiplied by old volume); and (iii) changes attributable to both rate and volume (i.e. changes in volume multiplied by changes in rate).

                                           Nine Months Ended June 30,                    Years Ended September 30,
                                  --------------------------------------------  ----------------------------------------
                                                2002 vs. 2001                                  2001 vs. 2000
                                  --------------------------------------------  ----------------------------------------
                                         Increase/(Decrease)                           Increase/(Decrease)
                                                Due to                                        Due to
                                  ----------------------------------            ------------------------------
                                                            Rate/                                       Rate/
                                   Volume          Rate     Volume     Total      Volume      Rate      Volume      Total
                                  ----------------------------------            ------------------------------    ---------
                                                                       (In Thousands)
Loans receivable ...............  $ (499)        $  (243)  $    33    $  (709)   $    200   $    182    $      8   $    390
Mortgage-backed securities .....      13             (12)       (2)        (1)        (10)        (4)          -        (14)
Securities .....................     117             (51)      (24)        42          21         14           1         36
Other interest-earning assets ..     136             (52)      (92)        (8)         55         (1)         (1)        53
                                  ------         -------   -------    -------    --------   --------    --------   --------

Total interest-earning assets ..  $ (233)        $  (358)  $   (85)   $  (676)   $    266   $    191    $      8   $    465
                                  ======         =======   =======    =======    ========   ========    ========   ========

Passbook accounts ..............  $    1         $   (52)  $     -    $   (51)   $     11   $     21    $      2   $     34
NOW deposits ...................      45             (59)      (27)       (41)         18        (13)         (2)         3
Money market deposit accounts ..     117             (90)      (49)       (22)         49         11           2         62
Certificates ...................     105            (414)      (28)      (337)        (16)       188          (2)       170
FHLB Advances ..................    (424)            (64)       32       (456)        288         37          15        340
                                  ------         -------   -------    -------    --------   --------    --------   --------
Total interest-bearing
liabilities ....................  $ (156)        $  (679)  $   (72)   $  (907)   $    350   $    244    $     15   $    609
                                  ======         =======   =======    =======    ========   ========    ========   --------

Change in net interest income ..                                      $   231                                      $   (144)
                                                                      =======                                      ---------

Management of Market Risk

         General. As with other financial institutions, one of the most significant forms of market risk is interest rate risk. Interest rate risk exposure is caused by interest-bearing liabilities, consisting primarily of deposit accounts and FHLB advances, typically maturing or repricing more rapidly, or on a different basis, than interest-earning assets, predominately mortgage loans. As a result, a significant part of our overall business strategy is to manage our interest rate risk position and mitigate the exposure of our net portfolio value (the difference between the market value of our assets and liabilities) and net interest income to changes in market interest rates.

         The Board of Directors has established an Asset/Liability Management Committee to evaluate and monitor the level of interest rate risk within acceptable risk tolerances across a broad range of potential interest rate environments. The Asset/Liability Management Committee is chaired by Executive Vice President Usera, and consists of members of senior management. Utilizing asset/liability management guidelines adopted by the Board of Directors, the Asset/Liability Management Committee is responsible for maintaining a proper balance between the amount of interest rate risk and the return on assets. The Asset/Liability Management Committee meets at least monthly, and reports at least quarterly to the Board of Directors.

         In order to manage our assets and liabilities and achieve an appropriate balance between interest rate risk and profitability in various interest rate scenarios, in recent years we have focused our strategies on:

         .    Expanding loan products that have shorter-term maturities or repricing periods and/or higher yields, including consumer loans and loans adjusted to the prime rate of interest.
         .    Increasing the periodic caps on adjustable-rate, one-to-four family mortgage loan products from 1 point and 1.5 points to 2 points.
         .    Selling most long-term, fixed-rate single-family mortgage loan originations in the secondary market.
         .    Building non-interest sources of fee income to reduce the reliance on net interest income for profitability.
         .    Reducing the weighted average term of the investment portfolio.
         .    Utilizing FHLB advances as an alternative source of funds during periods of rising interest rates on deposits and also to lengthen the maturities of funding sources.
         .    Introducing non-interest bearing funding sources such as
              non-interest bearing checking accounts.

         With interest rates at or near forty year lows, management has also chosen to maintain a high level of liquidity, with greater reliance on short-term deposits at the Federal Home Loan Bank and other financial institutions.

         Management relies primarily on interest rate risk exposure reports provided by the Office of Thrift Supervision.

         Net Portfolio Value. The OTS, our primary regulator, requires the computation of amounts by which the net present value of our cash flow from assets, liabilities, and off balance sheet items (our net portfolio value or "NPV) would change in the event of a range of assumed changes in market interest rates. These computations estimate the effect on our NPV from instantaneous and permanent one hundred- to three hundred basis point increases and decreases in market interest rates. The table below sets forth, as of June 30, 2002, the estimated changes in our NPV (i.e., the present value of expected cash flows from assets, liabilities and off-balance sheet contracts) which would result from the designated instantaneous changes in the U.S. Treasury yield curve.

                                     Net Portfolio Value                NPV as % of PV of Assets
 Change in Interest      -------------------------------------------  ----------------------------
Rates (basis points)        $ Amount        $ Change      % Change      NPV Ratio         Change
                         --------------    -----------   -----------  -------------     ----------
                                                  Dollars in Thousands)
        +300*            $   8,355         $ (1,500)         -15%            10.56%        -151 bp
        +200                 9,054             (801)          -8             11.30          -77 bp
        +100                 9,564             (291)          -3             11.81          -26 bp
           0                 9,855               --           --             12.07           --
        -100                 9,841              (14)           0             12.00           -7 bp
        -200**                 N/A              N/A          N/A               N/A          N/A
        -300**                 N/A              N/A          N/A               N/A          N/A

-----------------------
*    Basis Points
** OTS no longer provides outputs associated with the -300 and -200 bps scenarios because of the abnormally low prevailing interest rate environment.

         At June 30, 2002, based on the OTS Interest Rate Exposure Reports, our estimated NPV was $9.9 million or 12.07% of the estimated net present value of assets. A 200 basis points sustained increase in interest rates is estimated to reduce our NPV by $801,000, or 8%, to $9.1 million, or 11.30% of the estimated net present value of assets. The difference between NPV ratio (NPV divided by the net present value of assets) and the Post-Shock NPV ratio (NPV ratio after the 200 basis point sustained increase in interest rates) is the sensitivity measure. Our sensitivity measure at June 30, 2002, is 77 basis points.

         Certain shortcomings are inherent in the methodology used in the above interest rate risk measurement. Modeling changes in NPV require the making of certain assumptions, which may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the NPV table presented assumes that the composition of our interest sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and also assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration to maturity or repricing of specific assets and liabilities. Accordingly, although the NPV table provides an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on our net interest income and will differ from actual results.

Liquidity and Capital Resources

         Liquidity is defined by the Office of Thrift Supervision's Thrift Bulletin 77 as the ability to fund assets and meet obligations as they come due. Such obligations include the funding of loans and deposit withdrawals and to pay operating expenses. Federal regulations have recently been revised and there is no longer a regulatory liquidity requirement; however, Thrift Bulletin 77 does require that sound practices be developed for liquidity management.

         Our objective is to effectively manage the liquidity portfolio and utilize the portfolio to manage our interest-rate risk position. With interest rates at or near forty-year lows, we currently maintain a high level of liquidity. This impacts earnings, as liquid assets tend to have a lower yield than other assets with longer terms (e.g., loans).

         Our primary sources of funds are deposits, amortization and prepayment of loans and mortgage-related securities, maturities of investment securities, FHLB advances and funds provided from operations. While scheduled loan and mortgage-related securities repayments are a relatively predictable source of funds, deposit flows and loan and mortgage-related securities prepayments are greatly influenced by interest rates, economic conditions and competition. We have an agreement with the FHLB of Des Moines to provide cash advances, should we need additional funds. We had $28.5 million in certificates due within one year and $27.2 million in other deposits without specific maturity at June 30, 2002. Based on historical experience, management expects that most of the deposits will be retained or replaced by new deposits.

         Due to current economic conditions, both short-term and long-term interest rates have fallen to the lowest levels in decades. Adjustable rate mortgage loans continue to prepay as customers are choosing to refinance with long-term, fixed rate loans.

Recent Accounting Pronouncements

         In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations," which requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method. The pooling-of-interests method of accounting is prohibited except for combinations initiated before June 30, 2001. The remaining provisions of SFAS No. 141 relating to business combinations accounted for by the purchase method, including identification of intangible assets, accounting for negative goodwill, financial statement presentation and disclosure, are effective for combinations completed after June 30, 2001. Management will follow the provisions of SFAS No. 141 for any acquisitions initiated after June 30, 2001.

         In June 2001, the FASB issued SFAS No. 142 "Goodwill and Intangible Assets," which prescribed accounting for all purchased goodwill and intangible assets. Pursuant to SFAS No. 142, acquired goodwill is not amortized, but is tested for impairment at the reporting unit level annually and whenever an impairment indicator arises. All goodwill should be assigned to reporting units that are expected to benefit from the goodwill. When an entity reorganizes its reporting structure, goodwill should be reallocated to reporting units based on the relative fair values of the units. Goodwill impairment should be tested with a two-step approach. First, the fair value of the reporting unit should be compared to its carrying value, including goodwill. If the reporting unit's carrying value exceeds its fair value, then any goodwill impairment should be measured as the excess of goodwill's carrying value over its implied fair value. The implied fair value of goodwill should be calculated in the same manner as goodwill is calculated for a business combination, using the reporting unit's fair value as the "purchase price" over the amounts allocated to assets, including unrecognized intangible assets, and liabilities of the reporting unit. Goodwill impairment losses should be reported in the income statement as a separate line item within operations, except for such losses included in the calculation of a gain or loss from discontinued operations.

         An acquired intangible asset, other than goodwill, should be amortized over its useful economic life. The useful life of an intangible asset is indefinite if it extends beyond the foreseeable horizon. If an asset's life is indefinite, the asset should not be amortized until the life is determined to be finite. Intangible assets being amortized should be tested for impairment in accordance with SFAS No. 121. Intangible assets not being amortized should be tested for impairment annually and whenever there are indicators of impairment, by comparing the asset's fair value to its carrying amount.

         SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. SFAS No. 142 will have no current effect on our financial position or results of operations.

         In June 2001, the FASB also issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. Management does not expect the adoption of this pronouncement to have a material impact on our results of operations or financial condition.

         In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. The adoption of this pronouncement did not have a material impact on our results of operations or financial condition.

         SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections," was issued in April 2002. Management does not expect the adoption of the provisions of this Statement to have a material impact on our results of operations or financial condition.

         In June 2, 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002. The Statement addresses financial accounting and reporting for costs associated with exit or disposal activities. Management does not expect the adoption of the provisions of this Statement to have a material impact on our results of operations or financial condition.

Impact of Inflation and Changing Prices

         The financial statements and related notes of Clay County Savings have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). GAAP generally requires the measurement of financial position and operating results in terms of historical dollars without consideration for changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of our operations. Unlike industrial companies, our assets and liabilities are primarily monetary in nature. As a result, changes in market interest rates have a greater impact on performance than the effects of inflation.

                        BUSINESS OF CCSB FINANCIAL CORP.

     We have not engaged in any business to date. Upon completion of the conversion, we will own all of the issued and outstanding stock of Clay County Savings. We will retain up to 50% of the net proceeds from the offering. A portion of the net proceeds we retain will be used to make a loan to fund the purchase of our common stock by the Clay County Savings employee stock ownership plan. We will contribute the remaining net proceeds to Clay County Savings as additional capital. We intend to invest our capital as discussed in "Use of Proceeds."

     In the future, CCSB Financial Corp., as the holding company of Clay County Savings, will be authorized to pursue other business activities permitted by applicable laws and regulations for savings and loan holding companies, which may include the acquisition of banking and financial services companies. We have no plans for any mergers or acquisitions, or other diversification of the activities of CCSB Financial Corp. at the present time.

     Our cash flow will depend on earnings from the investment of the net proceeds we retain, and any dividends received from Clay County Savings. Initially, CCSB Financial Corp. will neither own nor lease any property, but will instead use the premises, equipment and furniture of Clay County Savings. At the present time, we intend to employ only persons who are officers of Clay County Savings to serve as officers of CCSB Financial Corp. We will, however, use the support staff of Clay County Savings from time to time. These persons will not be separately compensated by CCSB Financial Corp. CCSB Financial Corp. may hire additional employees, as appropriate, to the extent it expands its business in the future.

                         BUSINESS OF CLAY COUNTY SAVINGS

General

     Clay County Savings was founded in 1922 as a state-chartered mutual savings and loan association with the name Clay County Building and Loan Association. In 1967, we changed our name to Clay County Savings and Loan Association and, in 1995, we converted to a federal mutual savings association charter. Clay County Savings has a total of four offices located in Clay County, Missouri. Our main office and a branch office are located in Liberty, and branch offices are also located in Kearney and Smithville. Clay County Savings is regulated by the Office of Thrift Supervision and deposits are insured by the Federal Deposit Insurance Corporation under the Savings Association Insurance Fund. Clay County Savings has been a member of the Federal Home Loan Bank System since 1937.

     Clay County Savings has been, and continues to be, a community-oriented savings institution offering a variety of financial products and services to meet the needs of the communities we serve. Clay County Savings was established primarily to serve the home financing needs of the public and now serves the expanded credit needs of area residents and businesses in its market area similar to a community bank but with a focus on residential mortgage lending. Our principal business consists of attracting retail deposits from the general public in the areas surrounding our branches and investing those deposits, together with funds generated from operations and borrowings, primarily in one- to four-family residential mortgage loans, construction loans, multi-family and commercial real estate loans, mortgage related securities and various other securities. We also invest in commercial business loans and consumer and other loans, including home equity and automobile loans. Our revenues are derived principally from the interest on mortgage, commercial and consumer loans, securities, loan origination and servicing fees, and service charges and fees collected on deposit accounts. Our primary sources of funds are deposits, borrowings, and principal and interest payments on loans and securities.

Market Area

     Clay County Savings serves communities located in Clay and Platte Counties and in surrounding counties in Missouri from its main office in Liberty and its branch offices in Liberty, Kearney and Smithville. Liberty, Kearney and Smithville are all located in Clay County, which is part of the Kansas City Metropolitan Statistical Area. Clay and Platte Counties have a combined population of approximately 258,000 as of 2000. The population of the Kansas City Metropolitan Statistical Area in 2002 was approximately 1,770,000. Clay and Platte Counties are rapidly developing suburban markets, and are home to a large number of people who commute to jobs in areas closer to Kansas City. Most of the employment in Clay and Platte Counties is provided by light manufacturing, services and retail trade. Clay and Platte Counties have experienced increases in population as the Kansas City outer suburbs have expanded. Since 1990, these areas have experienced significant increases in population. The Clay County population has increased from approximately 153,000 in 1990 to approximately 184,000 in 2000, representing an 19.9% increase. The Platte County population has increased from approximately 58,000 in 1990 to approximately 74,000 in 2000, representing a 27.5% increase.

     Estimated per capita annual income for 2000 was approximately $23,100 for Clay County, and $26,400 for Platte County, as compared to the Missouri state average of $19,900 and the United States average of $21,600. Median household income levels showed similar patterns, as Clay and Platte Counties reported income of $48,300 and $55,800, respectively, compared to $37,900 for the Missouri state average and $42,000 for the United States average. The June 2002 unemployment rate was 4.0% in each of Clay and Platte Counties, compared to 5.4% in the state of Missouri and 6.0% in the United States.

Competition

     We face significant competition in both originating loans and attracting deposits. Our market area has a large number of financial institutions, most of which are significantly larger institutions with greater financial resources than Clay County Savings, and all of which are our competitors to varying degrees. Our competition for loans comes principally from commercial banks, savings banks, mortgage banking companies, credit unions, insurance companies and other financial service companies. Our most direct competition for deposits has historically come from commercial banks, savings banks and credit unions. We face additional competition for deposits from non-depository competitors such as mutual funds, securities and brokerage firms and insurance companies.

Lending Activities

     General. Our loan portfolio is comprised mainly of one- to four-family real estate loans. The majority of these loans have adjustable rates of interest. In addition to one- to four-family real estate loans, our loan portfolio consists primarily of construction loans, commercial real estate loans, multi-family loans and home equity loans, including home equity lines of credit. To a lesser extent, we originate loans secured by automobiles, deposits and commercial business loans. At June 30, 2002, our gross loans totaled $55.0 million, of which $42.3 million, or 76.90%, were secured by one- to four-family real estate, $5.1 million, or 9.27%, were construction and land development loans, $3.8 million, or 6.88%, were secured by commercial real estate and $840,000, or 1.53%, were secured by multi-family properties. We also originate a variety of consumer loans including loans secured by deposits and automobiles, as well as home equity loans and lines of credit. At June 30, 2002, our consumer loans totaled $2.6 million, or 4.73% of total loans, of which $1.6 million, or 2.91% of total loans, were home equity loans or lines of credit. We also originate commercial business loans. At June 30, 2002, commercial business loans totaled $382,000, or 0.69% of total loans.

     We try to reduce our interest rate risk by making our loan portfolio more interest rate sensitive. Accordingly, we offer adjustable rate mortgage loans, balloon loans and short- and medium-term, fixed-rate mortgage loans. Due to the current low interest rate environment, we are currently selling all balloon and fixed rate single-family, owner-occupied mortgage loans that we originate. In addition, we offer shorter-term consumer loans with adjustable interest rates. At June 30, 2002, $33.5 million, or 60.88% of our total loans had adjustable rates of interest.

     Loan Portfolio Composition. The following table shows the composition of our loan portfolio in dollar amounts and in percentages (before deductions for loans in process, deferred fees and discounts and allowances for losses) as of the dates indicated.

                                                  At June 30,                             At September 30,
                                           ------------------------    -----------------------------------------------------
                                                     2002                        2001                         2000
                                           ------------------------    -------------------------    ------------------------
                                             Amount       Percent        Amount        Percent        Amount       Percent
                                           ----------    ----------    -----------    ----------    ---------     ----------
                                                                         (Dollars in Thousands)
Real Estate Loans:
-----------------
   One- to four-family ................    $   42,325         76.90%   $    45,620         73.20%   $  51,061          74.76%
   Multi-family .......................           840          1.53          1,208          1.94        1,056           1.55
   Commercial real estate/(1)/ ........         3,786          6.88          2,525          4.05        2,579           3.77
   Construction and land
     development ......................         5,100          9.27          9,716         15.59       10,974          16.07
                                           ----------    ----------    -----------    ----------    ---------     ----------
     Total real estate loans ..........        52,051         94.58         59,069         94.78       65,670          96.15
                                           ----------    ----------    -----------    ----------    ---------     ----------

Other Loans:
-----------
   Consumer Loans:
    Deposit account ...................           180          0.33            360          0.58          210           0.31
    Automobile ........................           722          1.31            604          0.97          397           0.58
    Home equity .......................         1,164          2.11          1,996          3.20        1,801           2.64
    Home equity (Lines of
      Credit)/(2)/ ....................           440          0.80              -             -            -              -
    Other .............................            98          0.18             83          0.13           69           0.10
                                           ----------    ----------    -----------    ----------    ---------     ----------
     Total consumer loans .............         2,604          4.73          3,043          4.88        2,477           3.63
   Commercial business loans/(3)/ .....           382          0.69            208          0.34          150           0.22
                                           ----------    ----------    -----------    ----------    ---------     ----------

     Total loans ......................        55,037        100.00%        62,320        100.00%      68,297         100.00%
                                                         ==========                   ==========                  ==========

Less:
----
   Loans in process ...................         1,769                        2,816                      4,009
   Deferred fees and discounts ........            20                           37                         23
   Allowance for losses ...............           193                          190                        176
                                           ----------                  -----------                  ---------
   Total loans receivable, net ........    $   53,055                  $    59,277                  $  64,089
                                           ==========                  ===========                  =========

------------------
(1) Commitments for unused lines of credit for commercial real estate loans were $212,000 at June 30, 2002.
(2) Commitments for unused lines of credit for home equity lines of credit were $1,374,000 at June 30, 2002.
(3) Commitments for unused lines of credit for commercial business loans were $372,000 at June 30, 2002.

     Loan Maturity and Repricing Schedule. The following table sets forth certain information as of June 30, 2002, regarding the amount of loans maturing or repricing in the Bank's portfolio. Demand loans having no stated schedule of repayment and no stated maturity, and overdrafts are reported as due in one year or less. Adjustable- and floating-rate loans are included in the period in which interest rates are next scheduled to adjust rather than the period in which they contractually mature, and fixed-rate loans are included in the period in which the final contractual repayment is due.

                                                   One       Three                   Ten
                                                 Through    Through     Five       Through      Beyond
                                     Within       Three       Five     Through      Twenty      Twenty
                                    One Year      Years       Years   Ten Years      Years       Years     Total
                                    --------    --------    --------  ---------    --------    --------   --------
                                                                    (In Thousands)
One- to four-family real estate ..  $ 13,936    $ 13,656    $  2,907  $   5,291    $  6,036    $    499   $ 42,325
Multi-family real estate .........         -           -         149          -         691           -        840
Commercial real estate ...........     2,126         486         509        379         286           -      3,786
Construction and Land ............     5,100           -           -          -           -           -      5,100
Consumer .........................       662         394         618        930           -           -      2,604
Commercial .......................       320          47          15          -           -           -        382
                                    --------    --------    --------  ---------    --------    --------   --------

   Total loans ...................  $ 22,144    $ 14,583    $  4,198  $   6,600    $  7,013    $    499   $ 55,037
                                    ========    ========    ========  =========    ========    ========   ========

     Fixed- and Adjustable-Rate Loan Schedule. The following table sets forth at June 30, 2002, the dollar amount of all fixed-rate and adjustable-rate loans due after June 30, 2003.

                                                        Due After June 30, 2003
                                             ----------------------------------------------
                                                Fixed          Adjustable          Total
                                             ------------     ------------     ------------
                                                             (In Thousands)
One- to four-family real estate ......       $     10,709     $     17,680     $     28,389
Multi-family real estate .............                840                -              840
Commercial real estate ...............              1,660                -            1,660
Construction and land development ....                  -                -                -
Consumer .............................              1,942                -            1,942
Commercial ...........................                 62                -               62
                                             ------------     ------------     ------------

   Total loans .......................       $     15,213     $     17,680     $     32,893
                                             ============     ============     ============

     One- to Four-Family Real Estate Loans. Our primary lending activity consists of originating one- to four-family, residential mortgage loans, secured by properties located in our market area. At June 30, 2002, these loans totaled $42.3 million, or 76.90%, of our total loan portfolio. The large majority of these loans are secured by owner-occupied properties.

     We currently offer one- to four-family real estate loans with terms up to 30 years. We offer one- to four-family loans with adjustable or fixed interest rates. We also offer loans with a balloon feature after five years. Our adjustable rate mortgage loans are currently originated with an initial interest rate fixed for one, three or seven years, and annual adjustments thereafter based on changes in the one-year Treasury constant maturity index. Our adjustable rate mortgage loans on owner-occupied properties generally have an interest rate adjustment limit of 200 basis points per adjustment, with a maximum lifetime interest rate adjustment limit of 500 basis points. We generally charge higher interest rates, with higher interest rate adjustments, on adjustable-rate loans on non-owner-occupied properties. We currently offer adjustable-rate loans with discounted or teaser rates, i.e., with initial rates below those which would prevail under the foregoing computations based upon our determination of market factors and competitive rates for adjustable-rate loans in our market. However, on such discounted rate adjustable-rate loans, borrowers are qualified at both the initial rate and at the fully indexed rate. Our adjustable-rate loans are typically originated in conformity with Freddie Mac guidelines, although our current policy is to retain adjustable rate loans in our portfolio.

         In the past, we offered adjustable rate mortgage loans with interest rate adjustment limits of 100 or 150 basis points per adjustment, and we currently have $5.9 million of such loans in our portfolio. We have also offered in the past adjustable rate loans tied to the national monthly medium cost of funds ratio to OTS regulated, SAIF-insured institutions, and we currently have $6.5 million of such loans in our portfolio.

         During the current low interest rate environment, all of our fixed rate and balloon loans originated on owner-occupied properties are being sold in the secondary market. We originate our fixed rate loans in conformity with Freddie Mac guidelines in order to facilitate such secondary market sales. Generally, we retain servicing on all loans sold.

         One- to four-family real estate loans often remain outstanding for significantly shorter periods than their contractual terms because borrowers have the right to refinance or prepay their loans. Our conventional residential mortgage loans customarily contain "due on sale" clauses which permit us to accelerate the indebtedness of the loan upon transfer of ownership of the mortgage property.

         The retention of adjustable-rate loans in our portfolio helps reduce exposure to changes in interest rates. However, there are credit risks resulting from potential increased costs to the borrower as a result of rising interest rates. During periods of rising interest rates, the risk of default on adjustable-rate mortgages may increase due to the upward adjustment of interest cost to the borrower.

         At June 30, 2002, $10.9 million, or 25.67% of our one- to four-family real estate loans had fixed rates of interest (inclusive of balloon loans), and $31.4 million, or 74.33% of such loans, had adjustable rates of interest. During the nine months ended June 30, 2002, we originated $11.1 million in adjustable-rate mortgage loans and $9.1 million in fixed-rate mortgage loans (inclusive of $928,000 of balloon loans). During the year ended September 30, 2001, we originated $4.4 million in adjustable-rate mortgage loans and $7.5 million in fixed-rate mortgage loans.

         Regulations limit the amount that a savings association may lend relative to the appraised value of the real estate securing the loan, as determined by an appraisal of the property at the time the loan is originated. For borrowers who do not obtain private mortgage insurance, our lending policies generally limit the maximum loan to value ratio on both fixed rate and adjustable rate mortgage loans to 85% of the appraised value of single family and two unit condominium and townhomes and 70% of the appraised value of three and four unit residential properties. The maximum loan to value that will be considered on a single family dwelling is 95% if the maximum loan amount is $275,000 or less and 90% for loans up to $350,000. On a limited number of loans available to first-time home buyers, we will consider a loan to value ratio up to 97% of the lower of the purchase price or the appraised value. Loans secured by two unit dwellings will be originated with a maximum loan to value of 90% and with a lending limit of up to $275,000. Loans secured by condominiums and townhomes may be originated with maximum loan to value ratios of 95% with a loan amount not exceeding $275,000. For one- to four-family real estate loans with loan to value ratios of between 85% and 95%, we require the borrower to obtain private mortgage insurance. We also require homeowners insurance and fire and casualty insurance on properties securing real estate loans.

         Construction and Land Development Loans. We originate two types of residential construction loans: (1) construction/speculative loans, and (2) construction/custom loans. As of June 30, 2002, construction loans totaled $5.1 million, or 9.27% of our total loan portfolio, all of which were secured by one- to four-family residential properties. Clay County Savings would consider making construction loans for multi-family or commercial properties but has not done so in recent periods.

         Construction/speculative loans are made to area homebuilders who do not have, at the time the loan is originated, a signed contract with a homebuyer who has a commitment for permanent financing with either Clay County Savings or another lender. The builder may enter into a purchase and sale contract with the homebuyer either during or after the construction period. These loans have the risk that the builder will have to make interest and principal payments on the loan and finance real estate taxes and other holding costs of the completed home for a significant time after the completion of construction. Funds are disbursed in phases as construction is completed. All construction/speculative loans require that the builder-borrower personally sign the note as borrower or co-borrower. These loans are generally originated for a term of twelve months, with interest rates that are fixed for the term of the loan, and with a loan-to-value ratio of no more than 85% of the lower of cost or the estimated value of the completed property, although under certain circumstances we will originate a construction loan with a loan-to-value ratio of up to 89%. The largest number of construction/speculative loans we have originated to a single borrower at any given time since October 1, 1999 was for eight properties. All construction/speculative loans to one builder cannot exceed $1.0 million at any one time. At June 30, 2002, the largest outstanding concentration of credit to one builder consisted of four loans with an aggregate balance of $643,000. The loans comprising this lending relationship were performing in accordance with their terms.

         Construction/custom loans are made to either an individual who has contracted with a builder to construct their personal residence, or to a builder who has a signed contract to build a new home for the homeowner. The terms of construction/custom loans are similar to those of construction/speculative loans.

         Construction lending generally involves a greater degree of risk than other one- to four-family mortgage lending. The repayment of the construction loan is, to a great degree, dependent upon the successful and timely completion of the home construction. Construction delays or the financial impairment of the builder may further impair the borrower's ability to repay the loan.

         Our procedures for underwriting construction loans include an assessment of the borrower's credit history and the borrower's ability to meet other existing debt obligations, as well as payment of principal and interest on the proposed loan. Loans to builders are also based upon the builder's prior experience, and our prior relationship with the builder.

         We will also originate land development loans to area homebuilders that are secured by individual unimproved or improved residential building lots. The maximum loan-to-value ratio is 70% of the lower of cost or appraised value of the property. At June 30, 2002, we had no land development loans in our portfolio. Subsequent to June 30, 2002, we entered into a commitment to originate a land development loan for single-family homes to a local builder/developer in the amount of $1.7 million.

         We do not originate construction/permanent loans. However, we offer extended commitments to originate permanent financing on the construction/custom loans that we originate. These extended commitments are typically honored for terms of up to one year, and are at rates 50 basis points above the prevailing rate at the term of the commitment.

         Commercial Real Estate Loans. At June 30, 2002, $3.8 million, or 6.88% or our total loan portfolio consisted of loans secured by commercial real estate properties. Our commercial real estate loans are secured by improved property such as offices, churches, small business facilities, strip mall shopping centers, warehouses and other income producing, non-residential buildings. Our commercial real estate loans are currently offered with adjustable rates or balloon features, although we have offered fixed rates in the past. The adjustable-rate commercial real estate loans are tied to the prime rate. Our commercial real estate loans are currently offered with amortization schedules of up to 25 years. At June 30, 2002, the average balance of our commercial real estate loans was $189,000, and our largest commercial real estate loan was $653,000 secured by land, warehouses and office properties. We generally obtain appraisals on properties securing commercial real estate loans. An appraisal may not be obtained where the loan to be originated is less than $250,000 and the loan to value is based on other information that is evaluated by our Senior Vice President of Lending, Executive Vice President or President. We generally will make commercial real estate loans for up to 80% of the cost, or the appraised value, of the property securing the loan, except for cash out refinancings which are limited to 75% of the appraisal value of the property securing the loans.

         Prior to funding a loan secured by commercial property, we may obtain an environmental assessment from the loan applicant, depending upon the nature of the property. If appropriate, we will obtain an environmental assessment from an independent, licensed environmental engineer regarding any environmental risks that may be associated with the property. The cost of the environmental assessment is, in all cases paid by the applicant. The level of the environmental engineer's evaluation of a property will depend on the facts and circumstances relating to the specific loan, but generally the environmental engineer's actions will range from a consultant's discretionary environmental assessment to a Phase II environmental report. The underwriting process for commercial real estate loans includes an analysis of the debt service coverage of the collateral property. We typically require a debt service coverage ratio of 115% or higher.

         Loans secured by commercial real estate generally have larger loan balances and more credit risk than one- to four-family mortgage loans. This increased credit risk is a result of several factors, including the concentration of principal in a limited number of loans and borrowers, the impact of local and general economic conditions on the borrower's ability to repay the loan, and the increased difficulty of evaluating and monitoring these types of loans. If the cash flow from the property is reduced, the borrower's ability to repay the loan may be impaired. However, commercial real estate loans generally have higher interest rates than loans secured by one- to four-family real estate.

         Multi-Family Loans. At June 30, 2002, $840,000, or 1.53% of our total loan portfolio consisted of loans secured by multi-family real estate. As of that date, we had four multi-family loans in our portfolio. We originate fixed-rate and adjustable rate multi-family real estate loans with amortization schedules of up to 15 years for fixed rate loans and 25 years for adjustable rate loans. We also originate multi-family loans with balloon features. We generally lend up to 80% of the property's appraised value. If deemed necessary, we obtain an environmental assessment from an independent engineering firm of any environmental risks that may be associated with a particular building or the site. In deciding to originate a multi-family loan, we review the creditworthiness of the borrower, the expected cash flows from the property securing the loan, the cash flow requirements of the borrower, the value of the property and the quality of the management involved with the property. We generally obtain the personal guarantee of the principals when originating multi-family real estate loans. Appraisals are performed on all multi-family loans that exceed $250,000.

         Multi-family real estate lending is generally considered to involve a higher degree of credit risk than one- to four-family lending. Such lending may involve large loan balances concentrated on a single borrower or group of related borrowers. In addition, the payment experience on loans secured by income producing properties is typically dependent on the successful operation of the related real estate project. Consequently the repayment of the loan may be subject to adverse conditions in the real estate market or the economy generally.

         Consumer Loans. We are authorized to make loans for a variety of personal and consumer purposes. As of June 30, 2002, consumer loans totaled $2.6 million, or 4.73% of our total loan portfolio. Our consumer loans consist primarily of home equity loans, home equity lines of credit, and automobile loans. Our procedure for underwriting consumer loans includes an assessment of the applicant's credit history and ability to meet existing obligations and payments of the proposed loan, as well as an evaluation of the value of the collateral security, if any.

         The largest component of our consumer loans consist of home equity loans and home equity lines of credit, the total of which amounted to $1.2 million, or 2.11% and $440,000, or 0.80%, respectively, of our total loan portfolio, as of June 30, 2002. We commenced offering the home equity lines of credit in February 2002, and this product has been well received by our customers. Home equity loans and home equity lines of credit are generally made for owner-occupied homes, and are secured by first or second mortgages on residences. Home equity loans may have terms of up to 10 years, and are originated at a fixed rate of interest. Home equity lines of credit are revolving lines of credit and have adjustable rates of interest. At June 30, 2002 our home equity lines of credit were eligible to be funded up to $1.8 million. We generally offer home equity loans and lines of credit up to $150,000 with a maximum loan to value ratio of 89% (including senior liens on the collateral property). We currently offer home equity lines of credit for a period of five years, and generally at rates tied to the prevailing prime interest rate.

         Automobile loans accounted for $722,000 of our consumer loans at June 30, 2002. Our automobile loans generally have terms that do not exceed five years and carry a fixed-rate of interest. Generally, automobile loans are made in amounts up to 80% of the purchase price on new vehicles, and up to the NADA loan value or 80% of the NADA retail value on used vehicles. Collision and comprehensive insurance and vendor single-interest coverage is required on all automobile loans. Our automobile loans are made directly to the car buyers, and we do not participate in indirect automobile loan programs though car dealerships.

         We make loans secured by deposit accounts up to 95% of the amount of the available deposit balance. We also make other consumer loans that may or may not be secured. The terms of the loans vary depending on the collateral.

         Consumer loans generally entail greater risk than residential mortgage loans, particularly in the case of loans that are unsecured or are secured by assets that tend to depreciate in value, such as automobiles. In these cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan, and the remaining value often does not warrant further substantial collection efforts against the borrower.

         Commercial Business Loans. In addition to commercial real estate loans, we also engage in small business commercial lending, including business installment loans, lines of credit and other commercial loans. At June 30, 2002, commercial business loans totaled $382,000, or 0.69% of total loans. We originate both secured and unsecured commercial business loans to businesses located in our primary lending area. Commercial business loans are originated as both fixed-rate loans and adjustable-rate loans set at a percentage above the prime rate.

         Our underwriting standards for commercial business loans include a review of the applicant's tax returns, financial statements, credit history and an assessment of the applicant's ability to meet existing obligations and payments on the proposed loan based on cash flows generated by the applicant's business.

         Commercial business loans generally have higher interest rates and shorter terms than one- to four-family residential loans, but they also may involve higher average balances, increased difficulty of loan monitoring and a higher risk of default since their repayment generally depends on the successful operation of the borrower's business. We typically require a principal of the company obtaining a commercial business loan to personally sign the note as a co-borrower.

         Loan Originations, Purchases, Sales and Servicing. Although we originate both fixed-rate and adjustable-rate loans, our ability to generate each type of loan depends upon borrower demand, market interest rates, borrower preference for fixed- versus adjustable-rate loans, and the interest rates offered on each type of loan by other lenders in our market area. This includes commercial banks, savings institutions, credit unions, and mortgage banking companies. Our loan originations come from a number of sources, including real estate broker referrals, existing customers, borrowers, builders, attorneys, and "walk-in" customers.

         Our lending activities are subject to written, non-discriminatory underwriting standards and loan origination procedures adopted by management and the Board of Directors. Upon receipt of a loan application from a prospective borrower, a credit report, tax returns and verifications are ordered or requested to confirm specific information relating to the loan applicant's employment, income and credit standing. On commercial loans, the source of repayment is substantiated through financial data on the income-producing collateral property or the business. On loans secured by real estate, an appraisal or evaluation (depending on the size and/or purpose of the loan) is undertaken by an independent fee appraiser. Home equity loans may be substantiated by existing appraisals or tax assessed values. All loans are processed at the main office. Approval is dependent on the size and type of loan. Generally, residential loans up to $400,000 and consumer loans up to $30,000 may be approved by the Senior Vice President for Lending, Executive Vice President or President. Consumer loans up to $30,000 may also be approved by the Vice President for Lending. Our loan committee approves consumer loans greater than $30,000 and commercial real estate and commercial business loans up to $400,000. The Board of Directors must approve all loans over $400,000.

         In recent years, we have not purchased loans. In the current interest rate environment, we have recently increased our sale of loans in the secondary market. For the nine months ended June 30, 2002 and the year ended September 30, 2001, we sold $7.3 million and $4.8 million, respectively, of conforming residential one- to four-family loans. The residential loans sold are fixed-rate residential loans with maturities of 10 to 30 years or loans with balloon features after five years. We also sold $610,000 of commercial real estate loans during the nine months ended June 30, 2002, representing a whole loan and a participation interest in a second loan, which were sold so that we remained in compliance with our loans-to-one-borrower limit.

         We generally sell loans on a servicing retained basis. At June 30, 2002, we had a total of $16.5 million of loans (in part or whole) that we serviced for others.

         The following table shows the loan origination, sales and repayment activities of Clay County Savings for the periods indicated. We did not purchase any loans during the periods indicated.

                                                             Nine Months
                                                            Ended June 30,          Years Ended September 30,
                                                      --------------------------------------------------------
                                                          2002           2001          2001          2000
                                                      ------------   ------------  ------------  ------------
                                                                           (In Thousands)
Originations by Type:
--------------------
   Real estate - one- to four-family ..............   $     20,214   $      7,354  $     11,947  $     10,743
         - multi-family ...........................            800            240           240           500
         - commercial .............................          2,315            672           770         1,634
         - construction ...........................          5,312          7,140         9,790        13,402
   Non-real estate - consumer .....................          2,964          1,821         2,656         2,488
         - commercial business ....................            416            520           520           167
                                                      ------------   ------------  ------------  ------------
       Total loans originated .....................         32,021         17,747        25,923        28,934
                                                      ------------   ------------  ------------  ------------


Sales and Repayments:
--------------------
   Real estate - one- to four-family loans sold....          7,260          2,775         4,753             -
         - commercial loans sold ..................            610              -             -             -
                                                      ------------   ------------  ------------  ------------
       Total loans sold ...........................          7,870          2,775         4,753             -
   Principal repayments ...........................         31,433         19,439        27,147        22,499
                                                      ------------   ------------  ------------  ------------
       Total reductions ...........................         39,303         22,214        31,900        22,499
Increase (decrease) in other items, net ...........          1,059          1,310         1,166           509
                                                      ------------   ------------  ------------  ------------
       Net increase (decrease) ....................   $     (6,223)  $     (3,157) $     (4,811) $      6,944
                                                      =============  ============= ============= ============

         Loan Commitments. We issue commitments for mortgage loans conditioned upon the occurrence of certain events. Such commitments are made in writing on specified terms and conditions and are honored for up to 45 days from approval, depending on the type of transaction. At June 30, 2002, we had loan commitments (excluding undisbursed portions of interim construction loans of $1.8 million) of $2.0 million and unused commercial lines of credit of $584,000 and unused home equity lines of credit of $1.4 million. For information regarding longer-term commitments for permanent financing in connection with our construction loans, see"--Construction and Land Development Loans."

         Loan Fees. In addition to interest earned on loans, we receive income from fees in connection with loan originations, loan modifications, late payments and for miscellaneous services related to our loans. Income from these activities varies from period to period depending upon the volume and type of loans made and competitive conditions. We currently charge loan origination fees equal to 1% of the loan amount on non-owner-occupied residential loans, construction loans, commercial real estate and multi-family loans and commercial business loans. In accordance with applicable accounting standards, loan origination fees and discount points in excess of loan origination costs are deferred and recognized over the contractual remaining lives of the related loans using the interest method. Fees collected and costs on loans originated and sold to investors are included in the computation of the gain on sale of loans and recognized in the period in which the loan is originated and sold. We recognized $43,000, $43,000, and $61,000 of deferred loan fees during the nine months ended June 30, 2002 and during the fiscal years ended September 30, 2001 and 2000, respectively, in connection with loan refinancings, payoffs, sales and ongoing amortization of outstanding loans.

         Loans-to-One-Borrower. Federal savings banks are subject to the same loans-to-one-borrower limits as those applicable to national banks, which restrict loans to one borrower to an amount equal to 15% of unimpaired capital and unimpaired surplus on an unsecured basis, and an additional amount equal to 10% of unimpaired capital and unimpaired surplus if the loan is secured by readily marketable collateral (generally, financial instruments and bullion, but not real estate). At June 30, 2002, our lending limit was $996,000.

         Subject to regulatory approval, an institution may be permitted to grant loans-to-one borrower up to an amount equal to 30% of unimpaired capital and surplus if such loans were for the purpose of developing domestic residential housing units. Subject to certain conditions imposed in the notification letter dated November 8, 1994, the Office of Thrift Supervision has granted us permission to use the higher lending limit. The primary conditions are that no loan shall be used to finance a single-family dwelling with a purchase price greater than $500,000 and all loans made under this exemption shall not exceed 150% of unimpaired capital and surplus. At June 30, 2002, we had one lending relationship in which the 30% exemption was applied. This lending relationship totaled $1.5 million. At June 30, 2002, we had 12 lending relationships in which the total amount outstanding exceeded $500,000. All of the loans under these large lending relationships were performing in accordance with their terms.

Asset Quality

         When a borrower fails to make required payments on a loan, we take a number of steps to induce the borrower to correct the delinquency and restore the loan to a current status. We will send a borrower a reminder notice 15 days after the due date if a payment has not been made. Our Senior Vice President of Lending has discretion and may or may not make direct telephone contact with the borrower at that time. If the borrower does not remit the entire payment due by the end of the month or 30 day period, we will try to make direct contact with the borrower to arrange a payment plan. At the direction of our Board of Directors, if a satisfactory payment plan is not established within 60 days of the due date, we will send a demand letter to the borrower. An exception to this is in regard to consumer loans. On consumer loans, the Senior Vice President of Lending has discretion to send a demand letter to the borrower, if a satisfactory payment plan is not established within 30 days of the due date. After expiration of the period established within the demand letter, we may instruct our attorneys to initiate foreclosure proceedings if the collateral is real estate or we may begin the process of repossession for other property.

         Our policies require that management continuously monitor the status of the loan portfolio and report to the Board of Directors on a monthly basis. These reports include information on delinquent loans and foreclosed real estate and our actions and plans to cure the delinquent status of the loans and to dispose of any real estate acquired through foreclosure or other property acquired by repossession.

         Non-Performing Loans. All loans are reviewed on a regular basis and are placed on a non-accrual status when, in the opinion of management, there is reasonable probability of loss of principal or the collection of additional interest is deemed insufficient to warrant further accrual. Generally, we place all loans more than 90 days past due on non-accrual status. In addition, we place any loan on non-accrual status if any part of it is classified as loss or if any part has been charged-off, or if management otherwise determines the loan to be uncollectible. When a loan is placed on non-accruing status, total interest accrued and unpaid to date is reversed. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan.

         As of June 30, 2002, our total non-accrual loans amounted to $96,000, representing two loans secured by single-family, owner-occupied properties.

         The following table sets forth delinquencies in our loan portfolio as of the dates indicated:

                                                  At June 30, 2002                       At September 30, 2001
                                      ----------------------------------------  ----------------------------------------
                                          60-89 Days         90 Days or More        60-89 Days         90 Days or More
                                      ------------------   -------------------  -------------------  -------------------
                                       Number   Principal            Principal            Principal            Principal
                                        of       Balance     Number   Balance     Number   Balance     Number   Balance
                                       Loans     of Loans   of Loans  of Loans   of Loans  of Loans   of Loans  of Loans
                                      -------   ---------  --------- ---------  --------- ---------- --------- ----------
                                                                    (Dollars in Thousands)
     Real Estate loans:
       One-to-four family ...........     -       $   -         2      $  96         1      $  46    $    -      $   -
       Multi-family .................     -           -         -          -         -          -         -          -
       Commercial real estate .......     -           -         -          -         -          -         -          -
       Construction and
       development ..................     -           -         -          -         -          -         -          -
     Consumer loans .................     1          13         -          -         -          -         1          2
     Commercial business ............     -           -         -          -         -          -         -          -
                                      -----       -----    ------      -----    ------      -----    ------      -----
          Total .....................     1       $  13         2      $  96         1      $  46         1      $   2
                                      =====       =====    ======      =====    ======      =====    ======      =====

     Delinquent loans to total
       loans ........................                02%                0.16%                0.08%                   -%
                                                  =====                =====                =====                =====


                                                At September 30, 2000
                                      ------------------------------------------
                                          60-89 Days         90 Days or More
                                      -----------------  -----------------------
                                                Principal              Principal
                                        Number   Balance    Number      Balance
                                      of Loans  of Loans   of Loans    of Loans
                                      --------  --------   --------    ---------
                                                (Dollars in Thousands)
     Real Estate loans:
       One-to-four family ...........      1      $  68         2      $ 112
       Multi-family .................      -          -         -          -
       Commercial real estate .......      -          -         1        256
       Construction and
       development ..................      -          -         -          -
     Consumer loans .................      -          -         -          -
     Commercial business ............      -          -         -          -
                                      ------      -----    ------      -----
          Total .....................      1      $  68         3      $ 368
                                      ======      =====    ======      =====

     Delinquent loans to total
       loans ........................              0.11%                0.57%
                                                  ======               ======

         The table below sets forth the amounts and categories of non-performing assets in our loan portfolio. Loans are placed on non-accrual status when the collection of principal and/or interest become doubtful. For all years presented, we had no troubled debt restructurings within the meaning of SFAS No. 15 or impaired loans, except as noted below. Foreclosed assets include assets acquired in settlement of loans.

                                                            At June 30,       At September 30,
                                                            -----------   ----------------------
                                                               2002          2001        2000
                                                            -----------   ----------   ---------
                                                                    (Dollars in Thousands)
             Non-accruing loans:
                One- to four-family ......................  $      96    $       -     $     112
                Multi-family .............................          -            -             -
                Commercial real estate ...................          -            -           256 (1)
                Construction or development ..............          -            -             -
                Consumer .................................          -            2             -
                Commercial business ......................          -            -             -
                                                            ---------    ---------     ---------
                  Total ..................................         96            2           368
                                                            ---------    ---------     ---------

             Accruing loans delinquent more than 90 days:
                One- to four-family ......................          -            -             -
                Multi-family .............................          -            -             -
                Commercial real estate ...................          -            -             -
                Construction or development ..............          -            -             -
                Consumer .................................          -            -             -
                Commercial business ......................          -            -             -
                                                            ---------    ---------     ---------
                  Total ..................................          -            -             -
                                                            ---------    ---------     ---------

             Foreclosed assets:
                One- to four-family ......................          -            -             -
                Multi-family .............................          -            -             -
                Commercial real estate ...................          -            -             -
                Construction or development ..............          -          133           193
                Consumer .................................          -            -             -
                Commercial business ......................          -            -             -
                                                            ---------    ---------     ---------
                  Total ..................................          -          133           193
                                                            ---------    ---------     ---------

             Total non-performing assets .................  $      96    $     135     $     561
                                                            =========    =========     =========
             Total as a percentage of total assets .......       0.12%        0.17%         0.72%
                                                            =========    ==========    =========

        ----------------------
             (1)  Classified as impaired loan at September 30, 2000.

         For the nine months ended June 30, 2002, and for the year ended September 30, 2001, gross interest income which would have been recorded had the non-accruing loans been current in accordance with their original terms amounted to $5,000 and $190, respectively. The amounts that were included in interest income were $4,000 and $40 for the nine months ended June 30, 2002, and the year ended September 30, 2001, respectively. See also note 5 of notes to financial statements for additional information.

         Other Loans of Concern. At June 30, 2002, we had two loans with an aggregate balance of $163,000, with respect to which known information about the possible credit problems of the borrowers or the cash flows of the security properties have caused management to have some doubts as to the ability of the borrowers to comply with present loan repayment terms and which may result in the future inclusion of such items in the non-performing asset categories.

         Real Estate Owned. Real estate owned consists of property acquired through formal foreclosure or by deed in lieu of foreclosure, and is recorded at the lower of recorded investment or fair value. Write-downs from recorded investment to fair value which are required at the time of foreclosure are charged to the allowance for loan losses. After transfer, the property is carried at the lower of recorded investment or fair value, less estimated selling expenses. Adjustments to the carrying value of the properties that result from subsequent declines in value are charged to operations in the period in which the declines occur. At June 30, 2002, we had no property that was classified as real estate owned. At September 30, 2001, we had $133,000 of real estate owned consisting of one single-family residence.

         Asset Classification. The OTS has adopted various regulations regarding problem assets of financial institutions. The regulations require that each insured institution review and classify its assets on a regular basis. In addition, in connection with examinations of insured institutions, OTS examiners have authority to identify problem assets and, if appropriate, require them to be classified. There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution may sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover estimated losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention" and monitored by us.

         Our Board of Directors reviews and makes the final determination (based on management recommendations) on classified assets on at least a quarterly basis. In addition, the Senior Vice President also prepares a monthly summary of assets that are monitored by management. On the basis of management's review of our asset portfolio at June 30, 2002, we had classified $98,000 of our assets as substandard, none as doubtful, none as loss and $163,000 as special mention. Our substandard assets consisted of two loans secured by single family homes and one unsecured consumer loan.

         Allowance for Loan Losses. We have established a systematic methodology for the determination of provisions for loan losses. The methodology is set forth in a formal policy and considers all loans in the portfolio. Specific allowances are established for certain individual loans that management considers to be impaired. The remainder of the portfolio is segmented into groups of loans with similar risk characteristics for evaluation and analysis. In originating loans, we recognize that losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions, and in the case of a secured loan, the quality of the security of the loan. We increase our allowance for loan losses by charging provisions for loan losses against our income. Management's periodic evaluation of the allowance is consistently applied and is based on inherent losses in the loan portfolio, our past loan loss experience, risks inherent in the different kinds of lending that we engage in, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, current economic conditions, and other relevant internal and external factors that affect loan collectibility.

         At June 30, 2002, we had an allowance for loan losses of $193,000. Management believes that this amount meets the requirement for losses on loans that management considers to be impaired, for known losses and for risks inherent in the remaining loan portfolios. Although management believes that it uses the best information available to make such determinations, future adjustments to the allowance for loan losses may be necessary and results of operations could be significantly adversely affected if circumstances differ substantially from the assumptions used in making the determinations. The following table sets forth information regarding our allowance for loan losses and other ratios at or for the dates indicated.

                                                 Nine Months Ended June 30,      Years Ended September 30,
                                               ------------------------------  ---------------------------
                                                  2002            2001            2001            2000
                                               ----------      -----------     ----------      -----------
                                                                   (Dollars in Thousands)
Balance at beginning of period .............   $      190      $        176    $      176      $      193

Charge-offs:
   One-to four-family ......................            -                 -             -               -
   Multi-family ............................            -                 -             -               -
   Commercial real estate ..................            -                 -             -               -
   Construction or development .............            -                 -             -              29
   Consumer ................................            2                 7             7               -
   Commercial business .....................            -                 -             -               -
                                               ----------      ------------    ----------      ----------
   Total ...................................            2                 7             7              29
                                               ----------      ------------    ----------      ----------

Recoveries:
   One-to four-family ......................            2                 -             -               -
   Multi-family ............................            -                 -             -               -
   Commercial real estate ..................            -                 -             -               -
   Construction or development .............            -                 -             -               -
   Consumer ................................            -                 -             -               -
   Commercial business .....................            -                 -             -               -
                                               ----------      ------------    ----------      ----------
   Total ...................................            2                 -             -               -
                                               ----------      ------------    ----------      ----------

Net charge-offs                                         -                 7             7              29
                                               ----------      ------------    ----------      ----------
Additions charged to operations ............            3                21            21              12
                                               ----------      ------------    ----------      ----------
Balance at end of period ...................   $      193      $        190    $      190      $      176
                                               ==========      ============    ==========      ==========

Ratio of net charge-offs during the period
to average loans outstanding during the                 -%             0.01%         0.01%           0.05%
period .....................................   ==========      ============    ==========      ==========

Ratio of net charge-offs during the period
to average non-performing assets during the             -%             1.46%         1.62%          10.47%
period .....................................   ==========      =============   ===========     ===========


         In addition, the Office of Thrift Supervision, as an integral part of its examination process, periodically reviews our loan and foreclosed real estate portfolios and the related allowance for loan losses and valuation allowance for foreclosed real estate. The Office of Thrift Supervision may require us to increase the allowance for loan losses or the valuation allowance for foreclosed real estate based on its review of information available at the time of the examination, thereby adversely affecting our results of operations.

         Allocation of the Allowance for Loans Losses. The following table sets forth the breakdown of the allowance for loan losses by loan category at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.

                                                                                       At September 30,
                                                              -----------------------------------------------------------------
                                   At June 30, 2002                         2001                              2000
                            --------------------------------  --------------------------------    -----------------------------
                                                    Percent                           Percent                          Percent
                                                   of Loans                          of Loans                          of Loans
                             Amount       Loan      in Each                 Loan      in Each                Loan      in Each
                               of       Amounts    Category   Amount of   Amounts    Category   Amount of   Amounts    Category
                            Loan Loss      by      to Total   Loan Loss      by      to Total   Loan Loss     by       to Total
                            Allowance   Category     Loans    Allowance   Category     Loans    Allowance  Category     Loans
                            ---------   --------     -----    ---------   --------     -----    ---------  --------     -----
                                                                   (Dollars in Thousands)

One- to four-family ......  $     47   $42,325        76.90%  $    45   $ 45,620        73.20%  $    53    $ 51,061      74.76%
Multi-family .............         8       840         1.53        11      1,208         1.94         9       1,056       1.55
Commercial real estate ...        35     3,786         6.88        23      2,525         4.05        32       2,579       3.77
Construction or
development ..............        30     5,100         9.27        53      9,716        15.59        62      10,974      16.07
Consumer .................        19     2,604         4.73        14      3,043         4.88        12       2,477       3.63
Commercial business ......        14       382         0.69         9        208         0.34         8         150       0.22
Unallocated ..............        40         -           -         35          -            -         -           -         -
                            --------   -------     --------   -------    -------     --------   -------    --------   --------
    Total ................  $    193   $55,037       100.00%  $   190   $ 62,320       100.00%  $   176    $ 68,297     100.00%
                            ========   =======     ========   =======    ========    ========   =======    ========   ========

         Management evaluates the total balance of the allowance for loan losses based on several factors that are not loan specific but are reflective of the losses inherent in the loan portfolio. This includes management's periodic review of loan collectibility in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral, prevailing economic conditions such as housing trends, inflation rates and unemployment rates, geographic concentrations of loans within our immediate market area, and both peer financial institution historic loan loss experience and levels of allowance for loan losses. Generally, small balance, homogenous type loans, such as one- to four-family mortgage, consumer and home equity loans are evaluated for impairment in total. The allowance related to these loans is established primarily by using loss experience data by general loan type. Nonperforming loans are evaluated individually, based primarily on the value of the underlying collateral securing the loan. Larger loans, such as multi-family mortgages are also generally evaluated for impairment individually. The allowance is allocated to each loan type based on the results of the evaluation described above. Small differences between the allocated allowance balance and the recorded allowance amount is reflected as "unallocated" to absorb losses resulting from the inherent imprecision involved in the loss evaluation process.

Investment Activities

         General. We are permitted under federal law to invest in various types of liquid assets, including United States Government obligations, securities of various federal agencies and of state and municipal governments, deposits at the Federal Home Loan Bank of Des Moines, certificates of deposit of federally insured institutions, certain bankers' acceptances and federal funds. Within certain regulatory limits, we may also invest a portion of our assets in commercial paper and corporate debt securities. We are also required to maintain an investment in FHLB stock.

         SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that securities be categorized as "held to maturity," "trading securities" or "available for sale," based on management's intent as to the ultimate disposition of each security. SFAS No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold these securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity."

         We do not currently use or maintain a trading account. Debt and equity securities not classified as "held to maturity" are classified as "available for sale." These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of retained earnings.

         All of our securities carry market risk insofar as increases in market rates of interest may cause a decrease in their market value. Investments in securities are made based on certain considerations, which include the interest rate, tax considerations, yield, settlement date and maturity of the security, our liquidity position, and anticipated cash needs and sources. The effect that the proposed security would have on our credit and interest rate risk and risk-based capital is also considered. We purchase securities to provide necessary liquidity for day-to-day operations, and when investable funds exceed loan demand.

         Generally, our investment policy is to invest funds in various categories of securities and maturities based upon our liquidity needs, asset/liability management policies, investment quality, marketability and performance objectives. The board of directors reviews our securities portfolio on a monthly basis.

         Securities. It is our intent to purchase investments of only high quality. Our investment policy authorizes us to invest in U.S. Government, agency and sponsored entity securities, such as Fannie Mae, Ginnie Mae, Freddie Mac and the FHLB. Our policy also permits investments in mortgage-related securities, deposits with the FHLB, Federal Funds and deposits in other insured financial institutions. In addition, management is authorized to invest in investment grade state and municipal obligations, commercial paper and corporate debt obligations within regulatory parameters. We do not engage in any hedging activities or trading activities, nor do we purchase any high-risk mortgage derivative products, corporate junk bonds, zero coupon bonds and certain types of structured notes.

          The following table sets forth the composition of our securities portfolio and other interest-earning assets at the dates indicated.

                                                          At June 30,                           At September 30,
                                                ---------------------------  --------------------------------------------------
                                                             2002                      2001                       2000
                                                ---------------------------  -----------------------   ------------------------
                                                 Carrying                    Carrying                   Carrying
                                                   Value     % of Total        Value      % of Total      Value     % of Total
                                                ---------  --------------  ------------  ------------- ----------- ------------
                                                                            (Dollars in Thousands)
Securities held to maturity:/(1)/
   U.S. government securities ................  $      -            -%      $      -            -%     $      -            -%
   Federal agency obligations ................         -            -              -            -             -            -
   Municipal bonds ...........................        16          0.2             16          0.2            16          0.3
                                                --------     --------       --------     --------      --------     --------
     Subtotal ................................        16          0.2             16          0.2            16          0.3
Securities available for sale:/(2)/
   U.S. government securities ................         -            -              -            -             -            -
   Federal agency obligations ................     6,157         75.7          5,380         73.1         4,281         83.0
   Municipal bonds ...........................         -            -              -            -             -            -
   AMF Adjustable rate mortgage fund/(3)/ ....     1,001         12.3          1,001         13.6             -            -
                                                --------     --------       --------     --------      --------     --------
     Subtotal ................................     7,158         88.0          6,381         86.7         4,281         83.0
                                                --------     --------       --------     --------      --------     --------
FHLB stock ...................................       963         11.8            963         13.1           860         16.7
                                                --------     --------       --------     --------      --------     --------
   Total securities and FHLB stock ...........  $  8,137        100.0%      $  7,360        100.0%     $  5,157        100.0%
                                                ========     ========       ========     ========      ========     ========
Average remaining life of securities .........  3.16 years                  3.59 years                 4.24 years

Other interest-earning assets:
   Interest-bearing deposits with banks ......  $  9,181        100.0%      $  2,743        100.0%     $  1,287        100.0%
   Federal funds sold ........................         -            -             -             -             -            -
                                                --------     --------       --------     --------      --------     --------
     Total ...................................  $  9,181        100.0%      $  2,743        100.0%     $  1,287        100.0%
                                                ========     ========       ========     ========      ========     ========

--------------------------
/(1)/ Securities classified as held to maturity are reported at amortized cost. /(2)/ Securities classified as available for sale are reported at fair value. /(3)/ Represents an investment in a mutual fund.


         Mortgage-Backed Securities. Mortgage-backed securities represent a participation interest in a pool of one- to four-family or multi-family mortgages. The mortgage originators use intermediaries (generally United States Government agencies and government-sponsored enterprises) to pool and repackage the participation interests in the form of securities, with investors such as Clay County Savings receiving the principal and interest payments on the mortgages. Such United States Government agencies and government-sponsored enterprises guarantee the payment of principal and interest to investors.

         Mortgage-backed securities are typically issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a specific range and have varying maturities. The characteristics of the underlying pool of mortgages, i.e., fixed-rate or adjustable-rate, as well as prepayment risk, are passed on to the certificate holder. The life of a mortgage-backed pass-through security thus approximates the life of the underlying mortgages. Our mortgage-backed securities consist primarily of Fannie Mae ("FNMA"), Freddie Mac ("FHLMC") and Ginnie Mae ("GNMA") securities.

         At June 30, 2002, our mortgage-backed securities totaled to $1.9 million, which represented 2.44% of our total assets at that date. At June 30, 2002, all of our mortgage-backed securities were classified as available-for-sale. At that date, most of our mortgage-backed securities had adjustable rates of interest.

     Mortgage-backed securities generally yield less than the mortgage loans underlying such securities because of their payment guarantees or credit enhancements which offer nominal credit risk to the security holder. In addition, mortgage-backed securities are more liquid than individual mortgage loans and we may use them to collateralize borrowings or other obligations of Clay County Savings.

     The following table sets forth the composition of our mortgage-backed securities at the dates indicated.

                                                  At June 30,                            At September 30,
                                           -----------------------      ---------------------------------------------------
                                                      2002                       2001                       2000
                                           -----------------------      -----------------------   -------------------------
                                             Carrying       % of        Carrying       % of        Carrying        % of
                                              Value         Total         Value        Total         Value         Total
                                           -----------    --------      ---------   ----------    -----------  ------------
                                                                        (Dollars in Thousands)
Mortgage-backed securities available for
sale:/(1)/
   GNMA .................................  $     729          38.86%   $   1,010         50.42%   $     158          10.29%
   FNMA .................................        566          30.17          800         39.94        1,097          71.42
   FHLMC ................................        581          30.97          193          9.64          281          18.29
                                           ---------      ---------    ---------      --------    ---------       --------
     Total ..............................  $   1,876         100.00%   $   2,003        100.00%   $   1,536         100.00%
                                           =========      =========    =========      =========   =========       ========

-----------------------
/(1)/ Mortgage-backed securities classified as available for sale are reported at fair value.

     Carrying Values, Yields and Maturities. The composition and maturities of our securities portfolio and of our mortgage-backed securities, excluding FHLB stock, are indicated in the following table.

                                                                 At June 30, 2002
                                                -------------------------------------------------
                                                  Less Than     1 to 5      5 to 10       Over         Total Investment
                                                   1 Year        Years       Years      10 Years          Securities
                                                ------------   ---------   ---------   ----------    ---------------------
                                                  Amortized    Amortized   Amortized    Amortized    Amortized     Market
                                                    Cost         Cost         Cost        Cost         Cost        Value
                                                ------------   ---------   ---------   ----------    ----------  ---------
                                                                           (Dollars in Thousands)
U.S. government securities:
Federal agency obligations ....................  $     500    $   5,342    $       -   $       -    $   5,842    $   5,932
SBA loan pools ................................          -            -            -         228          228          225
Adjustable rate mortgage fund .................      1,000            -            -           -        1,000        1,001
Municipal obligations .........................          -           16            -           -           16           15
Mortgage-backed securities ....................          -           97            -       1,747        1,844        1,876
                                                 ---------    ---------    ---------   ---------    ---------    ---------

Total investment securities ...................  $   1,500    $   5,455    $       -   $   1,975    $   8,930    $   9,049
                                                 =========    =========    =========   =========    =========    =========

Weighted average yield (1) ....................       4.11%        4.92%           -%       4.97%        4.80%        4.81%

-------------
(1) Includes actual yield for municipal obligations, rather than tax-equivalent yield.

Sources of Funds

     General. Deposits have been our primary source of funds for lending and other investment purposes. We also utilize borrowings, primarily FHLB advances, to supplement cash flow needs, lengthen the maturities of liabilities for interest-rate risk purposes and to manage the cost of funds. Other sources of funds include principal and interest payments. Loan repayments are a relatively stable source of funds, while prepayments on loans and deposit flow are impacted significantly by interest rates.

     Deposits. Our deposits are generated primarily from residents within our primary market area. Deposit account terms vary, with the principal differences being the minimum balance required, the time periods the funds must remain on deposit and the interest rate. We are not currently using, nor have we used in recent years, brokers to obtain deposits. Our deposit products include personal and commercial checking, NOW, money market, statement and passbook savings, and term certificate accounts. During recent years, our focus has been on attracting checking and savings accounts and we intend to continue such a strategy.

     Interest rates on new deposit accounts are generally determined weekly, but may periodically be changed as needed. Interest rates are established by our Asset/Liability Management Committee and are based on various factors including market interest rates, the cost of borrowings, local competition, our liquidity position and current deposit flow and new account activity. Our primary method of soliciting funds is through advertising in local media, the competitive pricing of savings instruments and the focus on personal service and convenience.

     The following table sets forth our deposit flows during the periods indicated.


                                                                  Nine Months             Years Ended
                                                                 Ended June 30,           September 30,
                                                              --------------------   ----------------------
                                                                 2002       2001        2001         2000
                                                              ---------- ---------   ---------    ---------
                                                                              (In Thousands)
Net deposits (withdrawals) ..............................     $  4,206    $  3,471   $  2,881     $ (3,797)
Interest credited on deposit accounts ...................        1,386       1,683      2,217        1,966
                                                              --------    --------   --------     --------
Total increase (decrease) in deposit accounts ...........     $  5,592    $  5,154   $  5,098     $ (1,831)
                                                              ========    ========   ========     ========

     The following table sets forth the distribution of the our average deposit accounts for the periods indicated and the weighted average interest rates on each category of deposits presented. Averages for the periods presented utilize average monthly balances.

                                                      Nine Months Ended June 30, 2002  Nine Months Ended June 30, 2001
                                                      -------------------------------  -------------------------------
                                                                 Percent                        Percent
                                                                 of Total  Weighted            of Total     Weighted
                                                      Average    Average    Average   Average   Average      Average
                                                      Balance    Deposits    Rate     Balance   Deposits      Rate
                                                      -------    --------  ---------  -------  --------- -------------
                                                                          (Dollars in Thousands)
NOW accounts .......................................  $  6,681     10.6%       1.09%  $  5,551     10.2%      2.30%
Savings accounts ...................................     5,245      8.3        1.63      5,174      9.5       2.96
Money market deposit accounts ......................    11,501     18.3        2.23      7,440     13.6       3.84
Non-interest-bearing demand checking accounts ......     1,480      2.4           -        910      1.7          -
                                                      --------   ------               --------  -------
     Total transaction deposit accounts ............    24,907     39.6        1.66     19,075     35.0       2.97
Certificate of deposit accounts ....................    37,954     60.4        4.10     35,442     65.0       5.65
                                                      --------   ------               --------  -------
     Total average deposits ........................  $ 62,861    100.0%       3.13   $ 54,517    100.0%      4.72%
                                                      ========   ======    ========   ========  =======

                                                       Year Ended September 30, 2001   Year Ended September 30, 2000
                                                       -----------------------------   -----------------------------
                                                                  Percent                         Percent
                                                                  of Total   Weighted             of Total   Weighted
                                                       Average    Average    Average   Average    Average    Average
                                                       Balance    Deposits    Rate     Balance    Deposits     Rate
                                                      ---------  ---------- ---------- -------   ----------  --------
                                                                          (Dollars in Thousands)
NOW accounts ......................................   $  5,651     10.2%       2.26%  $  5,362     10.1%       2.34%
Savings accounts ..................................      5,291      9.6        3.10      4,860      9.2        2.67
Money market deposit accounts .....................      7,725     14.0        3.74      6,359     12.0        3.57
Non-interest-bearing demand checking accounts .....      1,002      1.8           -        487      0.9           -
                                                      --------   ------               --------  -------
     Total transaction deposit accounts ...........     19,669     35.6        2.95     17,068     32.2        2.83
Certificate of deposit accounts ...................     35,658     64.4        5.52     35,970     67.8        5.00
                                                      --------   ------               --------  -------
     Total average deposits .......................   $ 55,327    100.0%       4.60%  $ 53,038    100.0%       4.30%
                                                      ========   ======               ========  =======

     At June 30, 2002, we had outstanding $5.3 million in certificate of deposit accounts of $100,000 or more, maturing as follows:

                                                                                                         Weighted
                                                                                                          Average
                                                                                         Amount            Rate
                                                                                 ----------------------  --------
                                                                                 (Dollars in Thousands)
Maturity period:
     Three months or less ..............................................................  $   848            3.59%
     Over three months through six months ..............................................    1,439            2.83
     Over six months through 12 months .................................................    1,796            5.06
     Over 12 months ....................................................................    1,254            4.60
                                                                                          -------         -------
        Total ..........................................................................  $ 5,337            4.12%
                                                                                          =======         =======

     The following table presents, by rate category, our certificate of deposit accounts as of the dates indicated.

                                                   At June 30,                      At September 30,
                                             ----------------------  ----------------------------------------------
                                                      2002                    2001                     2000
                                             ----------------------  ----------------------------------------------
                                               Amount      Percent     Amount      Percent      Amount     Percent
                                              --------    ---------  ----------  -----------  ----------  ---------
                                                                     (Dollars in Thousands)
Certificate of deposit rates:
     1.01% -  2.00% .....................    $  5,653       15.52%   $      -             -%   $      -          -%
     2.01% -  3.00% .....................      12,620       34.65         247          0.67           -          -
     3.01% -  4.00% .....................       5,420       14.88       8,844         24.13           -          -
     4.01% -  5.00% .....................       5,662       15.55      11,874         32.39       5,354      15.15
     5.01% -  6.00% .....................       4,665       12.81      12,044         32.86      26,044      73.71
     6.01% -  7.00% .....................       2,399        6.59       3,648          9.95       3,934      11.14
                                             --------    --------    --------      --------    --------   --------
        Total ...........................    $ 36,419      100.00%   $ 36,657        100.00%   $ 35,332     100.00%
                                             ========    ========    ========      ========    ========   ========

     The following table presents, by rate category, the remaining period to maturity of certificate of deposit accounts outstanding as of June 30, 2002.

                                                                           Maturity Date
                                                          ------------------------------------ ---------
                                                            1 Year       Over 1      Over 2       Over
                                                            or Less    to 2 Years  to 3 Years   3 Years    Total
                                                          ----------  ------------ ----------  ---------  ---------
                                                                              (In Thousands)
Interest rate:
     1.01% - 2.00% ....................................   $   5,611    $      42   $      -    $      -    $   5,653
     2.01% - 3.00% ....................................      11,644          640         336          -       12,620
     3.01% - 4.00% ....................................       4,094          278         854         194       5,420
     4.01% - 5.00% ....................................       3,253        1,268         246         895       5,662
     5.01% - 6.00% ....................................       2,805          733       1,016         111       4,665
     6.01% - 7.00% ....................................       1,138          249         896         116       2,399
                                                          ---------    ---------   ---------   ---------   ---------
        Total .........................................   $  28,545    $   3,210   $   3,348   $   1,316   $  36,419
                                                          =========    =========   =========   =========   =========

     Borrowings. We may obtain advances from the Federal Home Loan Bank of Des Moines upon the security of the common stock we own in the Federal Home Loan Bank and our qualifying residential mortgage loans and mortgage-backed securities, provided certain standards related to creditworthiness are met. These advances are made pursuant to several credit programs, each of which has its own interest rate and range of maturities. Federal Home Loan Bank advances are generally available to meet seasonal and other withdrawals of deposit accounts and to permit increased lending. FHLB advances are a significant part of our operating strategy. As of June 30, 2002, we had FHLB advances in the amount $6.9 million, which represented 9.66% of total liabilities. Due to a high liquidity position, we have recently been repaying FHLB advances as they have matured and no new FHLB advances have been obtained since February 2001.

     The following table sets forth certain information regarding FHLB advances for the periods indicated. We had no other material borrowings at the dates indicated.

                                                                       Nine Months             Years Ended
                                                                     Ended June 30,          September 30,
                                                                  -------------------    ---------------------
                                                                    2002       2001        2001         2000
                                                                  --------   --------    ---------    --------
                                                                              (Dollars in Thousands)
          FHLB Advances:
          Maximum month-end balance .........................     $ 10,925   $ 18,762    $  18,762    $ 17,199
          Balance at the end of period ......................        6,890     17,441       11,929      17,199
          Average balance ...................................        8,913     17,654       16,919      12,190

          Weighted average interest rate at end of period ...         5.97%      6.19%        5.93%       6.66%
          Weighted average interest rate during period ......         6.00%      6.48%        6.40%       6.09%

Employees

     At June 30, 2002, we had a total of 31 full-time and five part-time employees. Our employees are not represented by any collective bargaining group. Management believes that we have good relations with our employees.

Properties

     At June 30, 2002, we conducted our business from our main office at 1178 West 152 Highway Liberty, Missouri, and three full service branch offices. The following table sets forth information about our offices as of June 30, 2002.

                                            Net Book Value of
                                               Property or                                  Original Year
Location                                  Leasehold Improvements     Leased or Owned      Acquired or Built
--------                                  ----------------------     ---------------      -----------------
                                          (Dollars in Thousands)
Main office:

1178 W. 152 Highway
Liberty, MO 64068                           $    3,664                    Owned                  2000

Branch offices:

303 S. Jefferson
Kearney, MO 64060                                  206                    Owned                  1974

1101 S. 169 Highway
Smithville, MO 64089                               240                    Owned                  1979

134 N. Water
Liberty, MO 64068                                  253                    Owned                  1961
                                            ----------

     Total Net Book Value of Property
       or Leasehold Improvements ........   $    4,363
                                            ==========

Legal Proceedings

     We are involved, from time to time, as plaintiff or defendant in various legal actions arising in the normal course of our business. At June 30, 2002, we were not involved in any legal proceedings the outcome of which would be material to our financial condition or results of operations.

Service Corporation Activities

     As a federally chartered savings bank, we are permitted by Office of Thrift Supervision regulations to invest up to 2% of our assets in the stock of, or loans to, service corporation subsidiaries. We may invest an additional 1% of our assets in service corporations if the additional funds are used for inner-city or community development purposes, and up to 50% of our total capital in conforming loans to service corporations in which we own more than 10% of the capital stock. In addition to investments in service corporations, we may invest an unlimited amount in operating subsidiaries engaged solely in activities in which Clay County Savings may engage as a federal savings bank. At June 30, 2002, Clay County Savings had no subsidiaries.

                           FEDERAL AND STATE TAXATION

Federal Taxation

         General. CCSB Financial Corp. and Clay County Savings will be subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. Clay County Savings' tax returns have not been audited during the past five years. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to CCSB Financial Corp. or Clay County Savings.

         Method of Accounting. For Federal income tax purposes, Clay County Savings currently reports its income and expenses on the accrual method of accounting and uses a tax year ending September 30 for filing its Federal income tax returns.

         Bad Debt Reserves. Prior to the Small Business Job Protection Act of 1996 (the "1996 Act"), Clay County Savings was permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions could, within specified formula limits, be deducted in arriving at our taxable income. Clay County Savings was required to use the experience method in computing its bad debt deduction beginning with its 1996 federal tax return. Savings institutions were required to recapture any excess reserves over those established as of September 30, 1988 (base year reserve). Clay County Savings had reserves subject to recapture of $146,000 at June 30, 2002.

         Taxable Distributions and Recapture. Prior to the 1996 Act, bad debt reserves created prior to October 1, 1988 were subject to recapture into taxable income should Clay County Savings fail to meet certain thrift asset and definitional tests. Federal legislation has eliminated these thrift related recapture rules.

         At June 30, 2002, our total federal pre-1988 base year reserve was approximately $1.2 million. However, under current law, pre-1988 base year reserves remain subject to recapture should Clay County Savings make certain non-dividend distributions, repurchase of any of its stock, pay dividends in excess of tax earnings and profits, or cease to maintain a bank charter.

         Alternative Minimum Tax. The Internal Revenue Code of 1986, as amended (the "Code") imposes an alternative minimum tax ("AMT") at a rate of 20% on a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income" or "AMTI"). The AMT is payable to the extent such AMTI is in excess of an exemption amount and the AMT exceeds the regular income tax. Net operating losses can offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. Clay County Savings has not been subject to the alternative minimum tax and has no such amounts available as credits for carryover.

         Net Operating Loss Carryovers. A financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. At June 30, 2002, Clay County Savings had no net operating loss carryforwards for federal income tax purposes.

         Corporate Dividends-Received Deduction. CCSB Financial Corp. may exclude from its income 100% of dividends received from Clay County Savings as a member of the same affiliated group of corporations. The corporate dividends-received deduction is 80% in the case of dividends received from corporations with which a corporate recipient does not file a consolidated return, and corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received or accrued on their behalf.

State Taxation

         Missouri Taxation. Missouri-based thrift institutions, such as Clay County Savings, are subject to a special financial institutions tax, based on net income without regard to net operating loss carryforwards, at the rate of 7% of net income. This tax is in lieu of certain other state taxes on thrift institutions, on their property, capital or income, except taxes on tangible personal property owned by Clay County Savings and held for lease or rental to others and on real estate, contributions paid pursuant to the Unemployment Compensation Law of Missouri, social security taxes, sales taxes and use taxes. In addition, Clay County Savings is entitled to credit against this tax all taxes paid to the State of Missouri or any political subdivision except taxes on tangible personal property owned by Clay County Savings and held for lease or rental to others and on real estate, contributions paid pursuant to the Unemployment Compensation Law of Missouri, social security taxes, sales and use taxes and taxes imposed by the Missouri Financial Institutions Tax Law. Missouri thrift institutions are not subject to the regular state corporate income tax.

         CCSB Financial Corp. will be subject to the regular state corporate income tax at the rate of 6.25% of taxable income derived from Missouri sources.

         Delaware Taxation. As a Delaware holding company, CCSB Financial Corp. is exempted from Delaware corporate income tax but is required to file an annual report with and pay an annual fee to the State of Delaware. CCSB Financial Corp. is also subject to an annual franchise tax imposed by the State of Delaware.


                           SUPERVISION AND REGULATION

General

         Clay County Savings is examined and supervised by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. This regulation and supervision establishes a comprehensive framework of activities in which an institution may engage and is intended primarily for the protection of the Federal Deposit Insurance Corporation's deposit insurance funds and depositors. Under this system of federal regulation, financial institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, assets, management, earnings, liquidity and sensitivity to market interest rates. Following completion of its examination, the federal agency critiques the institution's operations and assigns its rating (known as an institution's CAMELS rating). Under federal law, an institution may not disclose its CAMELS rating to the public. Clay County Savings also is a member of and owns stock in the Federal Home Loan Bank of Des Moines, which is one of the twelve regional banks in the Federal Home Loan Bank System. Clay County Savings also is regulated to a lesser extent by the Board of Governors of the Federal Reserve System, governing reserves to be maintained against deposits and other matters. The Office of Thrift Supervision examines Clay County Savings and prepares reports for the consideration of its board of directors on any operating deficiencies. Clay County Savings' relationship with its depositors and borrowers also is regulated to a great extent by both federal and state laws, especially in matters concerning the ownership of deposit accounts and the form and content of Clay County Savings' mortgage documents.

         Any change in these laws or regulations, whether by the Federal Deposit Insurance Corporation, Office of Thrift Supervision or Congress, could have a material adverse impact on CCSB Financial Corp. and Clay County Savings and their operations.

Federal Banking Regulation

         Business Activities. A federal savings association derives its lending and investment powers from the Home Owners' Loan Act, as amended, and the regulations of the Office of Thrift Supervision. Under these laws and regulations, Clay County Savings may invest in mortgage loans secured by residential and commercial real estate, commercial business and consumer loans, certain types of debt securities and certain other assets, subject to applicable investment limits. Clay County Savings also may establish subsidiaries that may engage in activities not otherwise permissible for Clay County Savings, including real estate investment and securities and insurance brokerage.

         Capital Requirements. Office of Thrift Supervision regulations require savings associations to meet three minimum capital standards: a 1.5% tangible capital ratio, a 4% leverage ratio (3% for associations receiving the highest rating on the CAMELS rating system) and an 8% risk-based capital ratio. The prompt corrective action standards discussed below, in effect, establish a minimum 2% tangible capital standard.

         The risk-based capital standard for savings associations requires the maintenance of Tier 1 (core) and total capital (which is defined as core capital and supplementary capital) to risk-weighted assets of at least 4% and 8%, respectively. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision based on the risks believed inherent in the type of asset. Core capital is defined as common stockholders' equity (including retained earnings), certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital currently include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets and up to 45% of net unrealized gains on available-for-sale equity securities with readily determinable fair market values. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

         At June 30, 2002, Clay County Savings' capital exceeded all applicable requirements.

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

         Loans-to-One Borrower. A federal savings association generally may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. As of June 30, 2002, Clay County Savings was in compliance with the loans-to-one borrower limitations.

         Qualified Thrift Lender Test. As a federal savings association, Clay County Savings is subject to a qualified thrift lender, or "QTL," test. Under the QTL test, Clay County Savings must maintain at least 65% of its "portfolio assets" in "qualified thrift investments" in at least nine of the most recent 12 months. "Portfolio assets" generally means total assets of a savings institution, less the sum of specified liquid assets up to 20% of total assets, goodwill and other intangible assets, and the value of property used in the conduct of the savings association's business.

         "Qualified thrift investments" includes various types of loans made for residential and housing purposes, investments related to such purposes, including certain mortgage-backed and related securities, and loans for personal, family, household and certain other purposes up to a limit of 20% of portfolio assets. "Qualified thrift investments" also include 100% of an institution's credit card loans, education loans and small business loans. Clay County Savings also may satisfy the QTL test by qualifying as a "domestic building and loan association" as defined in the Internal Revenue Code.

         A savings association that fails the qualified thrift lender test must either convert to a bank charter or operate under specified restrictions. At June 30, 2002, Clay County Savings maintained approximately 96.83% of its portfolio assets in qualified thrift investments.

         Capital Distributions. Office of Thrift Supervision regulations govern capital distributions by a federal savings association, which include cash dividends, stock repurchases and other transactions charged to the capital account. A savings association must file an application for approval of a capital distribution if:

         . the total capital distributions for the applicable calendar year exceed the sum of the association's net income for that year to date plus the association's retained net income for the preceding two years;

         . the association would not be at least adequately capitalized following the distribution;

         . the distribution would violate any applicable statute, regulation, agreement or Office of Thrift Supervision-imposed condition; or

         . the association is not eligible for expedited treatment of its filings.


         Even if an application is not otherwise required, every savings association that is a subsidiary of a holding company must still file a notice with the Office of Thrift Supervision at least 30 days before the board of directors declares a dividend or approves a capital distribution.

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

         The Office of Thrift Supervision may disapprove a notice or application if:

         . the association would be undercapitalized following the distribution;

         . the proposed capital distribution raises safety and soundness concerns; or

         . the capital distribution would violate a prohibition contained in any statute, regulation or agreement.

         In addition, the Federal Deposit Insurance Act provides that an insured depository institution shall not make any capital distribution, if after making such distribution the institution would be undercapitalized.

         Liquidity. A federal savings association is required to maintain a sufficient amount of liquid assets to ensure its safe and sound operation.

         Community Reinvestment Act and Fair Lending Laws. All savings associations have a responsibility under the Community Reinvestment Act and related regulations of the Office of Thrift Supervision to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In connection with its examination of a federal savings association, the Office of Thrift Supervision is required to assess the association's record of compliance with the Community Reinvestment Act. In addition, the Equal Credit Opportunity Act and the Fair Housing Act prohibit lenders from discriminating in their lending practices on the basis of characteristics specified in those statutes. An association's failure to comply with the provisions of the Community Reinvestment Act could, at a minimum, result in regulatory restrictions on its activities. The failure to comply with the Equal Credit Opportunity Act and the Fair Housing Act could result in enforcement actions by the Office of Thrift Supervision, as well as other federal regulatory agencies and the Department of Justice. Clay County Savings received a satisfactory Community Reinvestment Act rating in its most recent federal examination.

         Transactions with Related Parties. A federal savings association's authority to engage in transactions with its "affiliates" is limited by Office of Thrift Supervision regulations and by Sections 23A and 23B of the Federal Reserve Act (the "FRA"). The term "affiliates" for these purposes generally means any company that controls or is under common control with an institution. CCSB Financial Corp. is an affiliate of Clay County Savings. In general, transactions with affiliates must be on terms that are as favorable to the association as comparable transactions with non-affiliates. Certain types of these transactions are restricted to an aggregate percentage of the association's capital. Collateral in specified amounts must usually be provided by affiliates in order to receive loans from the association. In addition, Office of Thrift Supervision regulations prohibit a savings association from lending to any of its affiliates that are engaged in activities that are not permissible for bank holding companies and from purchasing the securities of any affiliate, other than a subsidiary.

         Clay County Savings' authority to extend credit to its directors, executive officers and 10% shareholders, as well as to entities controlled by such persons, is currently governed by the requirements of Sections 22(g) and 22(h) of the FRA and Regulation O of the Federal Reserve

Board. Among other things, these provisions require that extensions of credit to insiders (i) be made on terms that are substantially the same as, and follow credit underwriting procedures that are not less stringent than, those prevailing for comparable transactions with unaffiliated persons and that do not involve more than the normal risk of repayment or present other unfavorable features, and (ii) not exceed certain limitations on the amount of credit extended to such persons, individually and in the aggregate, which limits are based, in part, on the amount of Clay County Savings' capital. In addition, extensions of credit in excess of certain limits must be approved by Clay County Savings' board of directors.

         Enforcement. The Office of Thrift Supervision has primary enforcement responsibility over federal savings institutions and has the authority to bring enforcement action against all "institution affiliated parties," including stockholders, and attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors of the institution, receivership, conservatorship or the termination of deposit insurance. Civil penalties cover a wide range of violations and actions, and range up to $25,000 per day, unless a finding of reckless disregard is made, in which case penalties may be as high as $1 million per day. The Federal Deposit Insurance Corporation also has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take action under specified circumstances.

         Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe certain standards for all insured depository institutions. These standards relate to, among other things, internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, and other operational and managerial standards as the agency deems appropriate. The federal banking agencies adopted Interagency Guidelines Prescribing Standards for Safety and Soundness to implement the safety and soundness standards required under federal law. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate risk exposure, asset growth, compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard. If an institution fails to meet these standards, the appropriate federal banking agency may require the institution to submit a compliance plan.

         Prompt Corrective Action Regulations. Under the prompt corrective action regulations, the Office of Thrift Supervision is required and authorized to take supervisory actions against undercapitalized savings associations. For this purpose, a savings association is placed in one of the following five categories based on the association's capital:

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

         . well-capitalized (at least 5% leverage capital, 6% Tier 1 risk-based capital and 10% total risk-based capital);

         . adequately capitalized (at least 4% leverage capital, 4% Tier 1 risk-based capital and 8% total risk-based capital);

         . undercapitalized (less than 8% total risk-based capital, 4% Tier 1 risk-based capital or 3% leverage capital);

         . significantly undercapitalized (less than 6% total risk-based capital, 3% Tier 1 risk-based capital or 3% leverage capital); and

         .   critically undercapitalized (less than 2% tangible capital).

         Generally, the banking regulator is required to appoint a receiver or conservator for an association that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the Office of Thrift Supervision within 45 days of the date an association receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." In addition, numerous mandatory supervisory actions become immediately applicable to the association, including, but not limited to, restrictions on growth, investment activities, capital distributions and affiliate transactions. The Office of Thrift Supervision may also take any one of a number of discretionary supervisory actions against undercapitalized associations, including the issuance of a capital directive and the replacement of senior executive officers and directors.

         At June 30, 2002, Clay County Savings met the criteria for being considered "well-capitalized."

         Insurance of Deposit Accounts. Deposit accounts in Clay County Savings are insured by the Federal Deposit Insurance Corporation, generally up to a maximum of $100,000 per separately insured depositor. Clay County Savings' deposits therefore are subject to Federal Deposit Insurance Corporation deposit insurance assessments. The Federal Deposit Insurance Corporation has adopted a risk-based system for determining deposit insurance assessments. The Federal Deposit Insurance Corporation is authorized to raise the assessment rates as necessary to maintain the required ratio of reserves to insured deposits of 1.25%. In addition, all Federal Deposit Insurance Corporation-insured institutions must pay assessments to the Federal Deposit Insurance Corporation at an annual rate of approximately .02% of insured deposits to fund interest payments on bonds maturing in 2017 issued by a federal agency to recapitalize the predecessor to the Savings Association Insurance Fund.

         Prohibitions Against Tying Arrangements. Federal savings associations are prohibited, subject to some exceptions, from extending credit to or offering any other service, or fixing or varying the consideration for such extension of credit or service, on the condition that the customer obtain some additional service from the institution or its affiliates or not obtain services of a competitor of the institution.

         Federal Home Loan Bank System. Clay County Savings is a member of the Federal Home Loan Bank System, which consists of 12 regional Federal Home Loan Banks. The Federal Home Loan Bank System provides a central credit facility primarily for member institutions. As a member of the Federal Home Loan Bank of Des Moines, Clay County Savings is required to acquire and hold shares of capital stock in the Federal Home Loan Bank in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its borrowings from the Federal Home Loan Bank, whichever is greater. As of June 30, 2002, Clay County Savings was in compliance with this requirement.

Federal Reserve System

         The Federal Reserve Board regulations require savings associations to maintain non-interest-earning reserves against their transaction accounts, such as negotiable order of withdrawal and regular checking accounts. At June 30, 2002, Clay County Savings was in compliance with these reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements imposed by the Office of Thrift Supervision.

Holding Company Regulation

         Upon completion of the conversion, CCSB Financial Corp. will be a unitary savings and loan holding company, subject to regulation and supervision by the Office of Thrift Supervision. The Office of Thrift Supervision has enforcement authority over CCSB Financial Corp. and its non-savings institution subsidiaries. Among other things, this authority permits the Office of Thrift Supervision to restrict or prohibit activities that are determined to be a risk to Clay County Savings.

         Under prior law, a unitary savings and loan holding company generally had no regulatory restrictions on the types of business activities in which it may engage, provided that its subsidiary savings bank was a qualified thrift lender. The Gramm-Leach-Bliley Act of 1999, however, restricts unitary savings and loan holding companies not existing or applied for before May 4, 1999 to those activities permissible for financial holding companies or for multiple savings and loan holding companies. CCSB Financial Corp. will not be a grandfathered unitary savings and loan holding company and, therefore, will be limited to the activities permissible for financial holding companies or for multiple savings and loan holding companies. A financial holding company may engage in activities that are financial in nature, including underwriting equity securities and insurance, incidental to financial activities or complementary to a financial activity. A multiple savings and loan holding company is generally limited to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, subject to the prior approval of the Office of Thrift Supervision, and certain additional activities authorized by Office of Thrift Supervision regulations.

         Federal law prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring control of another savings institution or holding company thereof, without prior written approval of the Office of Thrift Supervision. It also prohibits the acquisition or retention of, with specified exceptions, more than 5% of the equity securities of a company engaged in activities that are not closely related to banking or financial in nature or acquiring or retaining control of an institution that is not federally insured. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift

Supervision must consider the financial and managerial resources, future prospects of the savings institution involved, the effect of the acquisition on the risk to the insurance fund, the convenience and needs of the community and competitive factors.

Federal Securities Laws

         CCSB Financial Corp. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 for the registration of the common stock to be issued pursuant to the conversion. Upon completion of the conversion, CCSB Financial Corp. common stock will be registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934. CCSB Financial Corp. will continue to be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

         The registration under the Securities Act of 1933 of shares of common stock to be issued in the conversion does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of CCSB Financial Corp. may be resold without registration. Shares purchased by an affiliate of CCSB Financial Corp. will be subject to the resale restrictions of Rule 144 under the Securities Act of 1933. If CCSB Financial Corp. meets the current public information requirements of Rule 144 under the Securities Act of 1933, each affiliate of CCSB Financial Corp. that complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of CCSB Financial Corp., or the average weekly volume of trading in the shares during the preceding four calendar weeks. In the future, CCSB Financial Corp. may permit affiliates to have their shares registered for sale under the Securities Act of 1933.

Sarbanes-Oxley Act of 2002

         On July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). The Sarbanes-Oxley Act represents a comprehensive revision of laws affecting corporate governance, accounting obligations and corporate reporting. The Sarbanes-Oxley Act is applicable to all companies with equity or debt securities registered under the Securities Exchange Act of 1934. In particular, the Sarbanes-Oxley Act establishes: (1) new requirements for audit committees, including independence, expertise, and responsibilities; (2) additional responsibilities regarding financial statements for the Chief Executive Officer and Chief Financial Officer of the reporting company; (3) new standards for auditors and regulation of audits; (4) increased disclosure and reporting obligations for the reporting company and their directors and executive officers; and (5) new and increased civil and criminal penalties for violation of the securities laws. Certain of the provisions became effective immediately while other provisions become effective over a period of 30 to 270 days from the date of enactment and are subject to rulemaking by the Securities and Exchange Commission.

                                   MANAGEMENT

Directors and Executive Officers of CCSB Financial Corp.

         The Board of Directors of CCSB Financial Corp. currently consists of seven members, each of whom is also a director of Clay County Savings. See "Directors and Executive Officers of Clay County Savings." Each Director of CCSB Financial Corp. has served as such since CCSB Financial Corp.'s incorporation in September 2002. Directors of CCSB Financial Corp. will serve three-year staggered terms. The terms of the current directors of CCSB Financial Corp. are the same as their terms as directors of Clay County Savings. CCSB Financial Corp. intends to pay directors a fee of $3,000 per annum, payable on a monthly basis. See "Directors and Executive Officers of Clay County Savings."

         The following individuals hold positions as executive officers of CCSB Financial Corp. as is set forth below opposite their names:

      Name                                                Position
-----------------            ----------------------------------------------------------------
John R. Davis                Chairman of the Board, President and Chief Executive Officer
Mario Usera                  Director, Executive Vice President and Chief Financial Officer
Deborah A. Jones             Senior Vice President, Secretary and Treasurer
Debra S. Coltman             Senior Vice President and Assistant Secretary

         The executive officers of CCSB Financial Corp. are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors.

         It is not anticipated that the executive officers of CCSB Financial Corp. will receive any remuneration in their capacity as executive officers of the holding company. For information regarding compensation of directors and executive officers of Clay County Savings, see "Compensation of the Board of Directors of Clay County Savings" and "Executive Compensation."

Committees of CCSB Financial Corp.

         CCSB Financial Corp. formed standing Audit, Nominating and Compensation Committees in connection with its organization in August 2002. CCSB Financial Corp. was not incorporated in fiscal 2001 and therefore the committees did not meet during that fiscal year.

         The Audit Committee will review audit reports and related matters to ensure effective compliance with regulations and internal policies and procedures. This committee also will act on the recommendation by management of an accounting firm to perform CCSB Financial Corp.'s annual audit and acts as a liaison between the auditors and the Board. The current members of this committee are Directors Cooper, Turpin, Whipple, Oberkrom and McKinley.

         The Nominating Committee will meet annually in order to nominate candidates for membership on the Board of Directors. This committee is comprised of the Board members who are not standing for election.

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

         The Compensation Committee will establish the holding company's compensation policies and review compensation matters. The current members of this Committee are Directors Cooper, Turpin, Whipple, Oberkrom and McKinley.

Directors and Executive Officers of Clay County Savings

         Directors. Prior to the conversion, the direction and control of Clay County Savings, as a mutual savings institution, had been vested in its Board of Directors. Upon conversion of Clay County Savings to stock form, each of the directors of Clay County Savings will continue to serve as a director of the converted association. The Board of Directors of Clay County Savings currently consists of seven directors. The Board was enlarged from six to seven members in August 2002, and Mario Usera was appointed to fill the vacancy on the Board effective August 21, 2002. The directors are divided into three classes. Approximately one-third of the directors are elected at each annual meeting of stockholders. Because CCSB Financial Corp. will own all of the issued and outstanding shares of capital stock of the converted savings bank after the conversion, directors of CCSB Financial Corp. will elect the directors of Clay County Savings.

         The following table sets forth certain information regarding the directors and executive officers of Clay County Savings and CCSB Financial
Corp.:

                                                 Position(s) Held with Clay County      Director         Term
          Directors                   Age(1)                 Savings                     Since          Expires
-------------------------------     ----------  -----------------------------------     --------      -----------
John R. Cooper                          77      Chairman of the Board                     1969            2004
William J. Turpin                       83      Vice Chairman of  the Board               1985            2002
Robert A. Whipple                       72      Director and Vice President               1978            2003
Keith A. Oberkrom                       55      Director                                  1992            2002
George A. McKinley                      66      Director                                  1996            2003
John R. Davis                           55      Director, President and Chief             1992            2004
                                                Executive Officer
Mario Usera                             42      Director, Executive Vice President        2002            2002
                                                and Chief Financial Officer

------------------
(1) At June 30, 2002.

       The business experience of each director is set forth below. All directors have held their present position for at least the past five years, except as otherwise indicated.

         John R. Cooper. Mr. Cooper was the owner and President of Cooper Insurance Agency, Inc., located in Liberty, Missouri, from 1960 until September 2002. He is now retired.

         William J. Turpin. Mr. Turpin is an attorney with the Wherritt and Turpin law firm, located in Liberty, Missouri, where he has been practicing for approximately 50 years.

         Robert A. Whipple. Prior to his retirement in 1995, Mr. Whipple was the co-owner and co-publisher of the Whipple Printing Company, located in Kearney, Missouri, which publishes the Kearney Courier.

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

         Keith A. Oberkrom. Mr. Oberkrom has served as the District Manager for ATI Title Co. since May 1997.

         George A. McKinley. Mr. McKinley has been the owner and President of Al McKinley, Inc., a construction company located in Liberty, Missouri, since 1980.

         John R. Davis. Mr. Davis has been employed by Clay County Savings in various capacities continuously since 1981, and has served as President and Chief Executive Officer since 1986. He had previously been employed by Clay County Savings as a loan officer from April 1973 to December 1975. As President and Chief Executive Officer, he is responsible for overseeing the day to day operations of Clay County Savings.

         Mario Usera. Mr. Usera joined Clay County Savings in June 1997 as Vice President. He was named Executive Vice President in October 1999. In that capacity, he is responsible for assisting Mr. Davis in overseeing the operations of Clay County Savings. Previously, Mr. Usera was employed in various capacities by the Office of Thrift Supervision from 1982 until January 1997.

         Executive Officers Who Are Not Directors. The executive officers of Clay County Savings are elected annually by the Board of Directors of Clay County Savings. The business experience of the executive officers of Clay County Savings and CCSB Financial Corp. who are not also directors are set forth below.

         Deborah A. Jones. Ms. Jones, age 47, has been employed by Clay County Savings in various capacities since 1977, and has served as Senior Vice President, Secretary and Treasurer since October 2001. Prior to that time, she served as Vice President and Treasurer from July 1989 to October 2001, and she has also served as Secretary since March 1999.

         Debra S. Coltman. Ms. Coltman, age 49, has been employed by Clay County Savings in various capacities since 1974. She has served as Senior Vice President and Chief Lending Officer since October 2001. From June 1978 to October 2001, she served as Vice President/Lending. She has also served as Assistant Secretary since 1975.

Meetings of the Board of Directors of Clay County Savings

         The Board of Directors met 17 times during the year ended September 30, 2001. During fiscal 2001, no director of Clay County Savings attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

Compensation of the Board of Directors of Clay County Savings

         Executive officers of Clay County Savings receive no fees for service on the Board of Directors of Clay County Savings. Directors other than executive officers were paid an annual retainer fee of $10,200 for the year ended September 30, 2001, except that John R. Cooper, the Chairman of the Board, received an annual fee of $11,400. The retainer fee is payable in monthly installments. Directors do not receive additional fees for their service on committees.

For a discussion of additional benefits that may be received by directors following the conversion, see "Future Stock Benefit Plans--Stock Option Plan" and "--Recognition and Retention Plan."

Executive Compensation

         The following table sets forth information concerning the compensation paid or granted to Clay County Savings' Chief Executive Officer. No other executive officer of Clay County Savings received salary and bonus in excess of $100,000 in fiscal 2001.

                                                            Annual Compensation/(1)/
                                                -----------------------------------------------

                                                                                   Other
 Name and Principal Position       Fiscal                                          Annual           All Other
                                   Year/(1)/       Salary          Bonus        Compensation      Compensation
------------------------------- --------------  -------------  -------------- -----------------
John R. Davis, President and
Chief Executive Officer         2001              $94,500         $1,000            $---           $2,900 (2)

----------------------
/(1)/ Summary compensation information is excluded for the fiscal years ended
      September 30, 2000 and 1999, as Clay County Savings was not a public company during these periods.
/(2)/ Represents 401(k) matching contribution from Clay County Savings. Does not include the aggregate amount of other personal benefits, which did not exceed 10% of the total salary and bonus reported.

Benefit Plans

         General. Clay County Savings currently provides health care benefits, including medical, disability and group life insurance, subject to certain deductibles and copayments, for its full time employees.

         401(k) Plan. Clay County Savings maintains the Clay County Savings Employees' Savings & Profit Sharing Plan (the "401(k) Plan"), which is a qualified, tax-exempt profit sharing plan with a cash or deferred feature under
Section 401(k) of the Internal Revenue Code. Employees are eligible to become participants in the 401(k) Plan on the first day of the month following completion of three months of employment during which they completed at least 250 hours of service with Clay County Savings.

         Under the 401(k) Plan, participants are permitted to make salary reduction contributions to the plan in amounts of up to 50% of their "plan salary". For these purposes, "plan salary" includes the participant's total taxable salary as reported on the Form W-2, exclusive of any compensation deferred from a prior year. In addition, any pre-tax contributions made to a 401(k) plan or Section 125 cafeteria plan are also included in plan salary. Compensation in excess of the Internal Revenue Code Section 401(a)(17) limits (in 2002, this limit is $200,000) are excluded. The participants' salary reduction contributions will be matched by Clay County Savings, up to 50% of the participants' first 6% of compensation contributed to the 401(k) Plan. Participants are at all times fully vested in their contributions to the 401(k) Plan and in the employer matching contributions credited to their accounts. A participant may withdraw salary reduction contributions in the event the participant suffers a financial hardship.

         The 401(k) Plan permits employees to direct the investment of their own accounts into various investment options. In connection with the offering, the 401(k) Plan will give participants the opportunity to invest in CCSB Financial Corp. common stock.

         Upon termination of employment, 401(k) Plan benefits will be paid to a participant in a lump sum; however, if the participant's account equals or exceeds $500, the participant may elect to be paid in annual installments, with the right to take in a lump sum the vested balance of his account at any time during such payment period. At June 30, 2002, the market value of the 401(k) Plan trust fund equaled approximately $635,000. Our expenses for the 401(k) Plan were $26,900 for the year ended September 30, 2001.

         Employment Agreements. Clay County Savings plans to enter into employment agreements with Messrs. Davis and Usera. Each of these agreements will have a term of three years. On each anniversary date, the agreements will be renewed for an additional year so that the remaining term will be three years, subject to termination on notice as provided in the agreements. Under the agreements, the initial base salaries for Messrs. Davis and Usera will be $99,000 and $68,760, respectively. In addition to the base salary, each agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees. The executive's employment may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

         Certain events resulting in the executive's termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event the executive's employment is terminated for reasons other than for cause, disability, retirement, or following a change in control, or in the event the executive resigns during the term of the agreement following
(1) failure to elect or reelect or to appoint or reappoint the executive to his executive position, (2) a significant change in the nature or scope of the executive's authority, (3) relocation of the executive's place of employment to a location that is more than 25 miles from Clay County Savings' principal executive offices, (4) the liquidation or dissolution of Clay County Savings that would affect the status of the executive, or (5) a breach of the employment agreement by the applicable corporation, then Messrs. Davis and Usera would be entitled to payment of an amount equal to the greater of (i) three times and two and one-half times, respectively, the sum of (A) the highest annual rate of base salary paid to them at any time under the employment agreements and (B) the greater of (x) the average annual cash bonus awarded to them during the three completed fiscal years prior to the event of termination, or (y) the cash bonus paid to them with respect to the fiscal year ended prior to the event of termination, or (ii) 299% and 250%, respectively, of the executive's "base amount" as defined in the Internal Revenue Code. Such amounts will be payable, at the executive's election, either in a lump sum or in quarterly installments during the remaining term of the agreement. The executives will also be entitled to continued life, medical and dental coverage for 36 months or payment of an equivalent cash amount, adjusted for any federal or state income taxes that the executive has to pay on the cash amount. In the event of the executive's involuntary termination by Clay County

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

Savings or voluntary resignation from Clay County Savings' employment upon a change in control or during one year following a change in control, Messrs. Davis and Usera would be entitled to the payment of a sum equal to the greater of (i) three times and two and one-half times, respectively, the sum of: (A) their highest annual rate of base salary paid under these employment agreements, and (B) the greater of (x) the average annual cash bonus awarded to them during the three completed fiscal years prior to the termination, or (y) the cash bonus paid to the executives with respect to the fiscal year ended prior to the termination, or (ii) 299% and 250%, respectively, of the executives' "base amount" as defined in the Internal Revenue Code. In addition, the executives will be entitled to continued life, medical and dental coverage for 36 months or payment of an equivalent cash amount, adjusted for any federal or state income taxes that the executives have to pay on the cash amount. In the event payments to the executives include an "excess parachute payment" as defined in the Internal Revenue Code, payments under the employment agreements with Clay County Savings would be reduced in order to avoid this result.

         Should the executive become disabled, he would be entitled to the payment of 75% of his base salary until the earlier of (1) the date the executive returns to full-time employment with Clay County Saving in the same capacity, (2) the executive's full-time employment with another employer, (3) the executive's attainment of age 65, or (4) the executive's death; provided that any amount paid the executive pursuant to any disability insurance would reduce the compensation he would receive. The executive would also be entitled to continued life, medical and dental coverage for the entire period that he receives disability income payments under the agreement. In the event the executive dies while employed by Clay County Savings, the executive's estate will be paid the executive's base salary for one year and the executive's family will be entitled to continuation of health benefit coverage for one year.

         Change-in-Control Agreements. Clay County Savings intends to enter into severance agreements with two other officers of Clay County Savings, which would provide certain benefits in the event of a change in control of Clay County Savings or CCSB Financial Corp. Each of the severance agreements provides for an initial term of 36 months, renewable annually. Commencing on each anniversary date, the Board of Directors may extend each change in control agreement for an additional year. The change-in-control agreements enable Clay County Savings to offer to designated officers certain protections against termination without cause in the event of a change in control (as defined in the agreements). These protections against termination without cause in the event of a change in control are frequently offered by other financial institutions, and Clay County Savings may be at a competitive disadvantage in attracting and retaining key employees if it does not offer similar protections.

         Following a change in control of CCSB Financial Corp. or Clay County Savings, an officer is entitled to a payment under the change-in-control agreement if the officer's employment is terminated during the term of such agreement other than for cause, disability, retirement or the officer's death, or if the officer voluntarily terminates employment during the term of such agreement for "good reason," defined to include a demotion, loss of title, office or significant authority, reduction in the officer's annual compensation or benefits, relocation of the officer's principal place of employment by more than 25 miles from its location immediately prior to the change in control, termination of the officer's employment for disability or

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

retirement not effected pursuant to a notice of termination under the agreement, or failure of CCSB Financial Corp. to obtain the assumption of the change-in-control agreements by any successor. In the event that an officer who is a party to a change-in-control agreement is entitled to receive payments pursuant to the change-in-control agreement, the officer will receive a cash payment of two times the officer's "highest compensation", defined as an amount equal to two times the sum of (A) the highest annual rate of base salary paid to the officer under the agreement and (B) the greater of (x) the average annual cash bonus paid for the three completed fiscal years prior to termination, or
(y) the cash bonus paid for the fiscal year ended prior to the termination. In addition to the severance payment, each covered officer is entitled to receive life, health, dental and any other insurance coverage offered by Clay County Savings for a period of 24 months from the date of termination, or payment of an equivalent cash amount, adjusted for any federal or state income taxes the officer has to pay on the cash amount. Notwithstanding any provision to the contrary in the change-in-control agreements, payments under the change-in-control agreements are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

Future Stock Benefit Plans

         Employee Stock Ownership Plan and Trust. In connection with the offering, Clay County Savings will implement an employee stock ownership plan. The employee stock ownership plan will be a tax qualified defined contribution plan designed to invest primarily in the common stock of CCSB Financial Corp. Full-time employees who are at least 18 years old with at least one year of employment with Clay County Savings are eligible to participate. As part of the reorganization and offering, the employee stock ownership plan trust intends to borrow funds from us and use those funds to purchase a number of shares equal to up to 8% of the common stock sold in the offering. Collateral for the loan will be the common stock purchased by the employee stock ownership plan. The loan will be repaid principally from Clay County Savings discretionary contributions to the employee stock ownership plan over a period of up to 15 years. The loan documents will provide that the loan may be repaid over a shorter period, without penalty for prepayments. It is anticipated that the interest rate for the loan will be a fixed rate set at 6%. Shares purchased by the employee stock ownership plan will be held in a suspense account for allocation among participants as the loan is repaid.

         Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Participants with fewer than 5 years of credited service will be 0% vested in their account. Upon completion of five years of credited service, participants will become fully vested in their accounts. Credit will be given to participants for years of credited service with Clay County Savings' mutual predecessor prior to the adoption of the plan. A participant's interest in his account under the plan will also fully vest in the event of termination of service due to a participant's early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits will be payable in the form of common stock and/or cash. Clay County Savings contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. Pursuant to SOP 93-6, we will be required to record compensation expense each year in an amount equal to the fair market value

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

of the shares released from the suspense account. In the event of a change in control, the employee stock ownership plan will terminate.

         Stock Option Plan. We intend to adopt a stock option plan for our directors, officers and employees of CCSB Financial Corp. and Clay County Savings after the conversion. Office of Thrift Supervision regulations prohibit us from implementing this plan until six months after the conversion and offering. If the stock option plan is implemented within the first 12 months after the conversion, Office of Thrift Supervision regulations require that the plan be approved by the holders of a majority of the outstanding shares of CCSB Financial Corp.

         We expect that the stock option plan will authorize a committee of non-employee directors or the full board, to grant options to purchase up to 10% of the shares sold in the offering. The stock option plan will have a term of 10 years. The committee will decide which directors, officers and employees will receive options and the terms of those options. Generally, no stock option will permit its recipient to purchase shares at a price that is less than the fair market value of a share on the date the option is granted, and no option will have a term that is longer than 10 years. If we implement a stock option plan before the first anniversary of the conversion, current regulations will require that:

         . the total number of options available for grant to non-employee directors be limited to 30% of the options authorized under the plan;

         . the number of options that may be granted to any one non-employee director be limited to 5% of the options authorized under the plan;

         . the number of options that may be granted to any officer or employee be limited to 25% of the options authorized for the plan;

         . the options may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan; and

         . accelerated vesting is not permitted except for death, disability or upon a change in control of Clay County Savings Bank or CCSB Financial Corp.

         CCSB Financial Corp. may obtain the shares needed for this plan by issuing additional shares or through stock repurchases.

         Recognition and Retention Plan. We expect to implement a recognition and retention plan for the directors, officers and employees of Clay County Savings and CCSB Financial Corp. after the conversion. Office of Thrift Supervision regulations prohibit us from implementing this plan until six months after the conversion. If the recognition plan is implemented within the first 12 months after the conversion, Office of Thrift Supervision regulations require that the plan be approved by the holders of a majority of the outstanding shares of CCSB Financial Corp.

         In the event the recognition and retention plan is implemented within 12 months after the conversion, we expect that the plan will authorize a committee of non-employee directors or our full board to make restricted stock awards of up to 4% of the shares sold in the offering. In the

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

event we implement the recognition and retention plan more than 12 months after the conversion, the recognition and retention plan will not be subject to regulations limiting the plan to no more than 4% of the shares sold in the offering. The committee will decide which directors, officers and employees will receive restricted stock and the terms of those awards. We may obtain the shares needed for this plan by issuing additional shares or through stock repurchases. If we implement a recognition and retention plan before the first anniversary of the conversion, current regulations will require that:

         . the total number of shares that are awarded to non-employee directors be limited to 30% of the shares authorized under the plan;

         . the number of shares that are awarded to any one non-employee director be limited to 5% of the shares authorized under the plan;

         . the number of shares that are awarded to any officer or employee be limited to 25% of the shares authorized under the plan;

         . the awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plan;

         . accelerated vesting is not permitted except for death, disability or upon a change in control of Clay County Savings Bank or CCSB Financial Corp.

         Restricted stock awards under this plan may feature employment restrictions that require continued employment for a period of time for the award to be vested. Awards are not vested unless the specified employment restrictions are met. However, pending vesting, the award recipient may have voting and dividend rights. When an award becomes vested, the recipient must include the current fair market value of the vested shares in his or her income for federal income tax purposes. We will be allowed a federal income tax deduction in the same amount. We will have to recognize compensation expense for accounting purposes ratably over the vesting period, equal to the fair market value of the shares on the original award date.

Transactions with Certain Related Persons

         Federal law and regulation generally requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, recent regulations now permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Pursuant to such a program, Clay County Savings has extended loans to President Davis and Senior Vice President Coltman that exceeded $60,000 and were in existence at any time since October 1, 2000.

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         Set forth below is certain information as to loans made by Clay County
Savings to certain of its directors and executive officers, or their affiliates, pursuant to the loan program mentioned above, whose aggregate indebtedness to Clay County Savings exceeded $60,000 at any time since October 1, 2000. Unless otherwise indicated, all of the loans are secured loans and all loans designated as residential loans are first mortgage loans secured by the borrower's principal place of residence.

                                                                               Highest
                                                                               Balance
                                                      Date        Original      Since                         Interest Rate
                                                   Originated       Loan       October 1,     Balance on         June 30,
   Name of Individual           Loan Type       August 30, 2001    Amount        2000        June 30, 2002        2002
---------------------------  ----------------  ----------------- ----------   -----------   ---------------  --------------
     John R. Davis            Single -Family   August 30, 2001   $ 108,000     $ 108,000     $ 106.062/(1)/      6.875%

    Debra S. Coltman          Single-Family    January 10, 2001    250,000       250,000            -0-           N/A

---------------------------
(1) Represents outstanding balance of loan being serviced by Clay County Savings. Loan was sold in the secondary market with servicing retained.

         Other than as described above, all loans the principal balances of which exceeded $60,000 at any time since October 1, 2000, made by Clay County Savings to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.

         In August 2001, Clay County Savings sold a single-family residence located adjacent to its former main office at 134 N. Water Street to John R. Davis. The sale price of $135,000 was based upon an independent appraisal of the property, as adjusted for estimated costs of repairs and maintenance. Clay County Savings had originally purchased the property in 1977 for purposes of expansion. Although Clay County Savings converted the backyard of the property into a paved parking lot for use by Clay County Savings employees and also used the basement and garage of the residence to store equipment and supplies, Clay County Savings decided not to utilize the dwelling as additional office space. Beginning in 1982, Clay County Savings rented the property, first to the local chamber of commerce, and then to John R. Davis. The rental rates were periodically increased based upon local market conditions and an independent appraisal. In 2001, following completion of the new main office, the Board determined that the extra parking provided by the property was no longer needed, and an agreement was reached to sell the property to Mr. Davis. Clay County Savings made a loan to Mr. Davis in the original amount of $108,000 to finance the purchase of the property. The loan was made on substantially the same terms, including interest rate and collateral, as comparable loans to other borrowers. The loan was subsequently sold in the secondary market.

                                 THE CONVERSION

         The board of directors of Clay County Savings and the Office of Thrift Supervision have approved the plan of conversion, subject to approval by the members of Clay County Savings entitled to vote on the matter and the satisfaction of certain other conditions. Office of Thrift Supervision approval, however, is not a recommendation or endorsement of the plan. Certain

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

terms used in the following summary are defined in the plan of conversion, a copy of which may be obtained by contacting Clay County Savings.

General

         On July 30, 2002 the board of directors unanimously adopted the plan of conversion, subject to approval by the Office of Thrift Supervision and the voting members of Clay County Savings. Pursuant to the plan, Clay County Savings will convert from a federal mutual savings and loan association to a federal stock savings bank, with the concurrent formation of a holding company. The Office of Thrift Supervision has approved the plan, subject to its approval by the affirmative vote of the members of Clay County Savings holding not less than a majority of the total number of votes eligible to be cast at a special meeting called for that purpose to be held on December __, 2002.

         The plan of conversion provides generally that Clay County Savings will convert from a federally chartered mutual savings and loan association to a federally chartered stock savings bank; the common stock will be offered by CCSB Financial Corp. in the subscription offering to persons having subscription rights. If necessary, shares of common stock not subscribed for in the subscription offering will be offered in a community offering to certain members of the general public, with preference given to natural persons residing in Clay County, Missouri and then to certain members of the general public in a syndicated community offering through a syndicate of registered broker-dealers under selected dealers agreements. The conversion will be completed only upon the sale of a minimum of $6,290,000 of common stock.

         As part of the conversion, CCSB Financial Corp. is making a subscription offering of its common stock to holders of subscription rights in the following order of priority. First, depositors of Clay County Savings with $50.00 or more on deposit as of the close of business on December 31, 2000. Second, Clay County Savings' tax-qualified benefit plans which include the employee stock ownership plan. Third, depositors of Clay County Savings with $50.00 or more on deposit as of the close of business on September 30, 2002. Fourth, members of Clay County Savings as of the close of business on _____________, 2002.

         Shares of common stock not subscribed for in the subscription offering may be offered for sale in the community offering. The community offering, if one is held, is expected to begin immediately after the expiration of the subscription offering, but may begin at any time during the subscription offering. Shares of common stock not sold in the subscription and community offerings may be offered in the syndicated community offering. Regulations require that the community and syndicated community offerings be completed within 45 days after completion of the fully extended subscription offering unless extended by Clay County Savings or CCSB Financial Corp. with the approval of the regulatory authorities. If the syndicated community offering is determined not to be feasible, the board of directors of Clay County Savings will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of common stock. The plan of conversion provides that the conversion must be completed within 24 months after the date of the approval of the plan of conversion by the members of Clay County Savings.

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

         No sales of common stock may be completed, either in the subscription offering, direct community offering or syndicated community offering unless the plan of conversion is approved by the members of Clay County Savings.

         The completion of the offering, however, will also depend on market conditions and other factors beyond Clay County Savings' control. No assurance can be given as to the length of time after approval of the plan of conversion at the special meeting that will be required to complete the community or syndicated community offerings or other sale of the common stock.

         Orders for shares of common stock will not be filled until at least 629,000 shares of common stock have been subscribed for or sold and the Office of Thrift Supervision approves the final valuation and the conversion is completed. If the conversion is not completed within 45 days after the expiration date of the subscription offering and the Office of Thrift Supervision consents to an extension of time to complete the conversion, subscribers will be given the right to maintain, modify or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at Clay County Savings' passbook rate from the date payment is received until the funds are returned to the subscriber. If the period is not extended, or, in any event, if the conversion is not completed, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at Clay County Savings' passbook rate from the date payment is received until the conversion is terminated.

Purposes of Conversion

         The board of directors and management believe that the conversion is in the best interests of Clay County Savings, its members and the communities it serves. Clay County Savings' board of directors has formed CCSB Financial Corp. to serve as a holding company, with Clay County Savings as its subsidiary, after the conversion. By converting to the stock form of organization, CCSB Financial Corp. and Clay County Savings will be structured in the form used by holding companies of commercial banks, most business entities and by a growing number of savings institutions. Management of Clay County Savings believes that the conversion offers a number of advantages which will be important to the future growth and performance of Clay County Savings. The capital raised in the conversion is intended to support Clay County Savings' current lending and investment activities and may also support possible future expansion and diversification of operations, although there are no current specific plans, arrangements or understandings, written or oral, regarding any expansion or diversification. The conversion is also expected to afford Clay County Savings' management, members and others the opportunity to become stockholders of CCSB Financial Corp. and participate more directly in, and contribute to, any future growth of CCSB Financial Corp. and Clay County Savings. The conversion will also enable CCSB Financial Corp. and Clay County Savings to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, regarding any financing activities.

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Effects of Conversion to Stock Form on Depositors and Borrowers of Clay County
Savings

         Voting Rights. Upon conversion, neither deposit account holders nor borrower members will have voting rights in Clay County Savings or CCSB Financial Corp. and will therefore not be able to elect directors of either entity or to control their affairs. These rights are currently accorded to deposit account holders and borrower members with regard to Clay County Savings. Subsequent to conversion, voting rights will be vested exclusively in CCSB Financial Corp. as the sole stockholder of Clay County Savings. Voting rights as to CCSB Financial Corp. will be held exclusively by its stockholders. Each purchaser of CCSB Financial Corp. common stock shall be entitled to vote on matters considered by CCSB Financial Corp. stockholders. A stockholder will be entitled to one vote for each share of common stock owned, subject to certain limitations applicable to holders of 10% or more of the shares of the common stock. See "Restrictions on Acquisitions of Stock and Related Takeover Defensive Provisions." CCSB Financial Corp. intends to supply each stockholder with annual reports and proxy statements.

         Deposit Accounts and Loans. The terms of Clay County Savings' deposit accounts, the balances of the individual accounts and the existing FDIC insurance coverage will not be affected by the conversion. Furthermore, the conversion will not affect the loan accounts, the balances of these accounts, or the obligations of the borrowers under their individual contractual arrangements with Clay County Savings.

         Tax Effects. Clay County Savings has received an opinion from Luse Gorman Pomerenk & Schick, P.C. with regard to federal income taxation, and an opinion from Michael Trokey & Company, P.C., with regard to Missouri taxation, to the effect that the adoption and implementation of the plan of conversion will not be taxable for federal or Missouri tax purposes to Clay County Savings or CCSB Financial Corp. See "--Income Tax Consequences."

         Liquidation Rights in Present Mutual Association. In addition to the protection of FDIC insurance up to applicable limits, in the event of a complete liquidation each holder of a deposit account in Clay County Savings in its present mutual form would receive his pro rata share of any assets of Clay County Savings remaining after payment of claims of all creditors, including the claims of all depositors in the amount of the withdrawal value of their accounts. Each depositor's pro rata share of the remaining assets would be in the same proportion as the balance in his or her deposit account to the aggregate balance in all deposit accounts in Clay County Savings at the time of liquidation.

         Liquidation Rights in the Converted Association. After the conversion, each deposit account holder, in the event of a complete liquidation, would have a claim of the same general priority as the claims of all other general creditors of Clay County Savings, in addition to the protection of FDIC insurance up to applicable limits. Except as described below, the deposit account holder's claim would be solely in the amount of the balance in his or her deposit account plus accrued interest and the holder would have no interest in the value of Clay County Savings above that amount.

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

         The plan of conversion provides that there shall be established, upon the completion of the conversion, a special "liquidation account" for the benefit of eligible account holders and supplemental eligible account holders in an amount equal to the net worth of Clay County Savings as of the date of its latest statement of financial condition contained in the final prospectus relating to the conversion. Each eligible account holder and supplemental eligible account holder would have an initial interest in the liquidation account for each qualifying deposit account held in Clay County Savings on the qualifying date. An eligible account holder's or supplemental eligible account holder's interest as to each deposit account would be in the same proportion as the balance in his or her account on the applicable eligibility date was to the aggregate balance in all qualifying deposit accounts on that date. For accounts in existence on both dates, separate subaccounts shall be determined on the basis of the qualifying deposits in the accounts on the record dates. However, if an eligible account holder or supplemental eligible account holder reduces the amount in the qualifying deposit account on any annual closing date of Clay County Savings to a level less than the lowest amount in the account on the applicable eligibility date, and on any subsequent closing date, then the account holder's interest in this special liquidation account would be reduced by an amount proportionate to any such reduction, and the account holder's interest would cease to exist if the qualifying deposit account were closed.

         The interest in the special liquidation account would never be increased despite any increase in the balance of the account holders' related accounts after the conversion.

         Any assets remaining after the above liquidation rights of eligible account holders and supplemental eligible account holders were satisfied would be distributed to CCSB Financial Corp. as the sole stockholder of Clay County Savings.

         No merger, consolidation, purchase of bulk assets with assumption of deposit accounts and other liabilities, or similar transaction, whether Clay County Savings, or another federally insured institution is the surviving institution, is deemed to be a complete liquidation for purposes of distribution of the liquidation account. In any such transaction, the liquidation account would be assumed by the surviving institution. The Office of Thrift Supervision has stated that the completion of a transaction of the type described in the preceding sentence in which the surviving entity is not a federally insured institution would be reviewed on a case-by-case basis to determine whether the transaction should constitute a "complete liquidation" requiring distribution of any then remaining balance in the liquidation account.

         Common Stock. For information as to the characteristics of the common stock to be issued under the plan of conversion, see "Dividend Policy" and "Description of Capital Stock." Common stock issued under the plan of conversion cannot, and will not, be insured by the FDIC or any other government agency.

Offering of Common Stock

         Under the plan of conversion, up to 851,000 shares of CCSB Financial Corp. common stock will be offered for sale, subject to certain restrictions described below, through a subscription and community offering.

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

         Subscription Offering. The subscription offering will expire at ___________, Missouri time, on ______________, 2002, unless otherwise extended by Clay County Savings and CCSB Financial Corp. Regulations of the Office of Thrift Supervision require that all shares to be offered in the conversion be sold within a period ending not more than 45 days after the expiration date of the subscription offering or a longer period as may be approved by the Office of Thrift Supervision or, despite approval of the plan of conversion by members, the conversion will not be effected. This period expires on ________, 2003, unless extended with the approval of the Office of Thrift Supervision. If the conversion is not completed by ___________, 2003, all subscribers will have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest. In the event of an extension of this type, all subscribers will be notified in writing of the time period within which subscribers must notify Clay County Savings of their intention to maintain, modify or rescind their subscriptions. If the subscriber rescinds or does not respond in any manner to Clay County Savings' notice, the funds submitted will be refunded to the subscriber with interest at Clay County Savings' current passbook savings rate, and/or the subscriber's withdrawal authorizations will be terminated. In the event that the conversion is not effected, all funds submitted and not previously refunded pursuant to the subscription and community offering will be promptly refunded to subscribers with interest at Clay County Savings' current passbook savings rate, and all withdrawal authorizations will be terminated.

         Subscription Rights. Under the plan of conversion, nontransferable subscription rights to purchase the common stock have been issued to persons and entities entitled to purchase the common stock in the subscription offering. The amount of the common stock which these parties may purchase will depend on the availability of the common stock for purchase under the categories described in the plan of conversion. Subscription priorities have been established for the allocation of stock to the extent that the common stock is available. These priorities are as follows:

         Category 1: Eligible Account Holders. Subject to the maximum purchase limitations, each depositor with $50.00 or more on deposit at Clay County Savings as of the close of business on December 31, 2000 will receive nontransferable subscription rights to subscribe for up to the greater of the following:

         (1)    $100,000 of common stock;

         (2)    one-tenth of one percent of the total offering of common stock;
                or

         (3) 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction, the numerator of which is the amount of the qualifying deposit of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders.

         If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing eligible account holders so as to permit

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

each one, to the extent possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among the remaining subscribing eligible account holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total amount of qualifying deposits of all remaining eligible account holders whose subscriptions remain unfilled; however, no fractional shares shall be issued. If the amount so allocated exceeds the amount subscribed for by any one or more eligible account holders, the excess shall be reallocated, one or more times as necessary, among those eligible account holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied. Subscription rights received by officers and directors in this category based on their increased deposits in Clay County Savings in the one-year period preceding December 31, 2000 are subordinated to the subscription rights of other eligible account holders.

         Category 2: Tax-Qualified Employee Plans. The plan of conversion provides that tax-qualified employee plans of Clay County Savings, such as the employee stock ownership plan, shall receive nontransferable subscription rights to purchase up to 10% of the shares of common stock issued in the conversion. The employee stock ownership plan intends to purchase 8% of the shares of common stock issued in the conversion. In the event the number of shares offered in the conversion is increased above the maximum of the valuation range, the plan shall have a priority right to purchase any shares exceeding that amount up to 8% of the common stock. If the plan's subscription is not filled in its entirety, the employee stock ownership plan may purchase shares in the open market or may purchase shares directly from the holding company.

         Category 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by eligible account holders and the tax-qualified plans, and subject to the maximum purchase limitations, each depositor with $50.00 or more on deposit as of the close of business on September 30, 2002 will receive nontransferable subscription rights to subscribe for up to the greater of:

         (1)     $100,000 of common stock;

         (2)     one-tenth of one percent of the total offering of common stock;
                 or

         (3) 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction, the numerator of which is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders.

         If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing supplemental eligible account holders so as to permit each supplemental eligible account holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. Thereafter, unallocated shares will be allocated among subscribing supplemental eligible account holders whose subscriptions remain unfilled in

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the proportion that the amounts of their respective qualifying deposits bear to total qualifying deposits of all subscribing supplemental eligible account holders.

         Category 4: Other Members. To the extent that there are sufficient shares remaining after satisfaction of subscriptions by eligible account holders, the tax-qualified plans and supplemental eligible account holders, and subject to the maximum purchase limitations, each member of Clay County Savings as of the close of business on ___________, 2002 will receive nontransferable subscription rights to purchase up to the greater of:

         (1)     $100,000 of common stock; or

         (2)     one-tenth of one percent of the total offering of common stock.

         If there is an oversubscription in this category, the available shares will be allocated proportionately based on the amount of the other members' number of votes as compared to the total number of votes of all subscribing other members.

         Clay County Savings and CCSB Financial Corp. will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for shares pursuant to the plan of conversion reside. However, no shares will be offered or sold under the plan of conversion to any person who resides in a foreign country or resides in a state of the United States in which a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside or as to which Clay County Savings and CCSB Financial Corp. determine that compliance with the securities laws of the state would be impracticable for reasons of cost or otherwise, including, but not limited to, a requirement that Clay County Savings or CCSB Financial Corp. or any of their officers, directors or employees register, under the securities laws of the state, as a broker, dealer, salesman or agent. No payments will be made in lieu of the granting of subscription rights to any person.

         Community Offering. Any shares of common stock which remain unsubscribed for in the subscription offering will be offered by CCSB Financial Corp. in a community offering to members of the general public to whom CCSB Financial Corp. delivers a copy of this prospectus and a stock order form, with preference given to natural persons residing in Clay County, Missouri. Subject to the maximum purchase limitations, these persons, together with associates of and persons acting in concert with these persons, may purchase up to $100,000 of common stock. The community offering, if any, may be concurrent with, during, or promptly after the subscription offering, and may terminate at any time without notice, but may not terminate later than ____________, 2003, unless extended with the approval of the Office of Thrift Supervision. Subject to any required regulatory approvals, CCSB Financial Corp. will determine the advisability of a community offering, the commencement and termination dates of any community offering, and the methods of finding potential purchasers in such offering, in its discretion based upon market conditions. The opportunity to subscribe for shares of common stock in the community offering category is subject to the right of CCSB Financial Corp. and Clay County Savings, in their sole discretion, to accept or reject these orders in whole or in part either at the time of receipt of an order or as soon as practicable thereafter.

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         If there are not sufficient shares available to fill orders in the community offering, the stock will be allocated first to each natural person residing in Clay County whose order is accepted by Clay County Savings, in an amount equal to the lesser of 1,000 shares or the number of shares subscribed for by each subscriber residing in Clay County, if possible. Thereafter, unallocated shares will be allocated among the subscribers residing in Clay County, whose orders remain unsatisfied, in the same proportion that the unfilled subscription of each bears to the total unfilled subscriptions of all subscribers residing in Clay County whose subscription remains unsatisfied. If there are any shares remaining, shares will be allocated to other members of the general public who subscribe in the community offering applying the same allocation described above for subscribers residing in Clay County.

         Syndicated Community Offering. All shares of common stock not purchased in the subscription and community offerings, if any, may be offered for sale to the general public in a syndicated community offering through a syndicate of registered broker-dealers to be formed and managed by Trident Securities. CCSB Financial Corp. and Clay County Savings expect to market any shares which remain unsubscribed after the subscription and community offerings through a syndicated community offering. CCSB Financial Corp. and Clay County Savings have the right to reject orders in whole or part in their sole discretion in the syndicated community offering. Neither Trident Securities nor any registered broker-dealer shall have any obligation to take or purchase any shares of common stock in the syndicated community offering; however, in the event Trident Securities agrees to participate in a syndicated community offering, it will use its best efforts in the sale of shares in the syndicated community offering.

         The price at which common stock is sold in the syndicated community offering will be the same price as in the subscription and community offerings. Subject to the overall purchase limitations, no person by himself or herself or with an associate or group of persons acting in concert, may subscribe for or purchase in the syndicated community offering more than $100,000 or 10,000 shares of common stock.

         Trident Securities may enter into agreements with selected dealers to assist in the sale of the shares in the syndicated community offering. No orders may be placed or filled by or for a selected dealer during the subscription offering. After the close of the subscription offering, Trident Securities will instruct selected dealers as to the number of shares to be allocated to each selected dealer. Only after the close of the subscription offering and upon allocation of shares to selected dealers may selected dealers take orders from their customers. During the subscription and community offerings, selected dealers may only solicit indications of interest from their customers to place orders with CCSB Financial Corp. as of a certain order date for the purchase of shares of common stock. When and if CCSB Financial Corp., in consultation with Trident Securities, believes that enough indications of interest and orders have not been received in the subscription and community offerings to consummate the conversion, it will instruct Trident Securities to request, as of the order date, selected dealers to submit orders to purchase shares for which they have previously received indications of interest from their customers. Selected dealers will send confirmations of the orders to customers on the next business day after the order date. Selected dealers will debit the accounts of their customers on the settlement date, which date will be three business days from the order date. Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their

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account on but not before the settlement date. On the settlement date, selected dealers will remit funds to the account established by Clay County Savings for each selected dealer. Each customer's funds so forwarded to Clay County Savings, along with all other accounts held in the same title, will be insured by the FDIC up to $100,000 in accordance with applicable FDIC regulations. After payment has been received by Clay County Savings from selected dealers, funds will earn interest at Clay County Savings' passbook rate until the completion or termination of the conversion. Funds will be promptly returned, with interest, in the event the conversion is not completed as described above.

         The syndicated community offering will terminate no more than 45 days following the subscription expiration date, unless extended by CCSB Financial Corp. and Clay County Savings with the approval of the Office of Thrift Supervision.

         Limitations on Purchase of Shares. The plan also provides for certain additional limitations to be placed upon the purchase of shares in the conversion. Specifically, the maximum purchase of common stock in the subscription offering by a person or group of persons acting through a single account is $100,000, and no person, other than Clay County Savings' employee stock ownership plan, by himself or herself or with an associate, and no group of persons acting in concert, may subscribe for or purchase more than $300,000 of common stock offered in the conversion. Officers and directors and their associates may not purchase, in the aggregate, more than 34% of the shares to be sold in the conversion. For purposes of the plan, the members of the board of directors are not deemed to be acting in concert solely by reason of their board membership. Moreover, any shares attributable to the officers and directors and their associates, but held by a tax-qualified employee plan other than that portion of a plan which is self-directed, shall not be included in calculating the number of shares which may be purchased under the limitations in this paragraph. Shares purchased by employees who are not officers or directors of Clay County Savings, or their associates, are not subject to this limitation. The term "associate" is used above to indicate any of the following relationships with a person:

         . any corporation or organization, other than CCSB Financial Corp. or Clay County Savings or a majority-owned subsidiary of CCSB Financial Corp. or Clay County Savings, of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity security;

         . any trust or other estate in which the person has a substantial beneficial interest or as to which the person serves as trustee or in a similar fiduciary capacity; and

         . any relative or spouse of the person or any relative of the spouse who has the same home as the person or who is a director or officer of CCSB Financial Corp. or Clay County Savings or any subsidiary of CCSB Financial Corp. or Clay County Savings.

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         As used above, the term "acting in concert" means:

         . knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement;

         . a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or

         . a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

         Persons or companies who file jointly a Form 13-D or Form 13-G with any regulatory agency will be deemed to be acting in concert.

         The boards of directors of CCSB Financial Corp. and Clay County Savings may, in their sole discretion, decrease the maximum purchase limitation referred to above or increase the maximum purchase limitation up to 9.99% of the shares being offered in the conversion, provided that orders for shares exceeding 5.0% of the shares being offered in the conversion shall not exceed, in the aggregate, 10% of the shares being offered in the conversion. Requests to purchase additional shares of CCSB Financial Corp. common stock under this provision will be allocated by the boards of directors on a pro rata basis giving priority in accordance with the priority rights set forth above. Depending upon market and financial conditions, and subject to certain regulatory limitations, the boards of directors of CCSB Financial Corp. and Clay County Savings, with the approval of the Office of Thrift Supervision and without further approval of the members, may increase or decrease any of the above purchase limitations at any time. To the extent that shares are available, each subscriber must subscribe for a minimum of 25 shares. In computing the number of shares to be allocated, all numbers will be rounded down to the next whole number.

         Common stock purchased in the conversion will be freely transferable except for shares purchased by executive officers and directors of Clay County Savings or CCSB Financial Corp. and except as described below. In addition, under National Association of Securities Dealers, Inc. ("NASD") guidelines, members of the NASD and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities.

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Restrictions on Transferability of Subscription Rights

         Subscription rights are nontransferable. Clay County Savings may reasonably investigate to determine compliance with this restriction. Persons selling or otherwise transferring their rights to subscribe for common stock in the subscription offering or subscribing for common stock on behalf of another person may forfeit those rights and may face possible further sanctions and penalties imposed by the Office of Thrift Supervision or another agency of the United States Government. Clay County Savings and CCSB Financial Corp. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve the transfer of these rights. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding with any other person for the sale or transfer of the shares. In addition, joint stock registration will only be allowed if the qualifying account is so registered. Once tendered, subscription orders cannot be revoked without the consent of Clay County Savings and CCSB Financial Corp.

Plan of Distribution and Marketing Arrangements

         Offering materials for the offering initially have been distributed to certain persons by mail, with additional copies made available through our conversion center and Trident Securities. All prospective purchasers are to send payment directly to Clay County Savings, where such funds will be held in a segregated savings account and not released until the offering is completed or terminated.

         To assist in the marketing of the common stock, we have retained Trident Securities, which is a broker-dealer registered with the NASD. Trident Securities will assist us in the offering as follows: (1) in training and educating our employees regarding the mechanics of the offering; (2) in conducting informational meetings for employees, customers and the general public; (3) in coordinating the selling efforts in our local communities; and
(4) in soliciting orders for common stock. For these services, Trident Securities will receive a fee of 2.0% of the aggregate dollar amount of the common stock sold in the Conversion, excluding shares sold to the ESOP and to our executive officers and directors. If there is a syndicated offering, Trident Securities will receive a fee in an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of common stock sold at a comparable price per share in a similar market environment. However, the total fees payable to Trident Securities and other NASD member firms in the syndicated offering shall not exceed 4 1/2% of the aggregate dollar amount of the common stock sold in the syndicated community offering.

         We also will reimburse Trident Securities for its reasonable legal fees and expenses associated with its marketing effort, up to a maximum of $50,000. We will indemnify Trident Securities against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock, including liabilities under the Securities Act of 1933.

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         Our directors and executive officers may participate in the solicitation of offers to purchase common stock. Other trained employees may participate in the offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. Other questions of prospective purchasers will be directed to executive officers or registered representatives. We will rely on Rule 3a4-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), so as to permit officers, directors, and employees to participate in the sale of the common stock. No officer, director, or employee will be compensated for his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock.

How We Determined Stock Pricing and The Number of Shares to be Issued

         The plan of conversion and federal regulations require that the aggregate purchase price of the common stock sold in the offering be based on the appraised pro forma market value of the common stock, as determined on the basis of an independent valuation. We retained Keller & Company to make the independent valuation. Keller & Company will receive a fee of $20,000, which amount does not include a fee of up to $8,000 to be paid to Keller & Company for assistance in the preparation of a business plan, plus reasonable out-of-pocket expenses. We have agreed to indemnify Keller & Company and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as appraiser, except where Keller & Company's liability results from its negligence or bad faith.

         The independent valuation was prepared by Keller & Company in reliance upon the information contained in the prospectus, including the financial statements. Keller & Company also considered the following factors, among others:

         . the present and projected operating results and financial condition of Clay County Savings and the economic and demographic conditions in our existing market area;

         . historical, financial and other information relating to Clay County Savings;

         . a comparative evaluation of the operating and financial statistics of Clay County Savings with those of other publicly traded subsidiaries of holding companies;

         .        the aggregate size of the offering;

         . the impact of the conversion on our stockholders' equity and earnings potential;

         .        the proposed dividend policy of CCSB Financial Corp.; and

         . the trading market for securities of comparable institutions and general conditions in the market for such securities.

         On the basis of the foregoing, Keller & Company advised us that as of August 23, 2002, the estimated pro forma market value of the common stock ranged from a minimum of $6,290,000 to a maximum of $8,510,000, with a midpoint of $7,400,000 (the estimated valuation range). The board determined to offer the shares in the offering at the purchase price of $10.00

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per share, the price most commonly used in stock offerings involving mutual to stock conversions. Based on the estimated valuation range and the purchase price of $10.00 per share, the number of shares of common stock that CCSB Financial Corp. will issue will range from between 629,000 shares to 851,000 shares, with a midpoint of 740,000 shares.

         The board reviewed the independent valuation and, in particular, considered (1) our financial condition and results of operations for the nine months ended June 30, 2001 and the year ended September 30, 2002, (2) financial comparisons in relation to other financial institutions, and (3) stock market conditions generally and, in particular, for financial institutions, all of which are set forth in the independent valuation. The board also reviewed the methodology and the assumptions used by Keller & Company in preparing the independent valuation. The estimated valuation range may be amended with the approval of the Office of Thrift Supervision, if necessitated by subsequent developments in our financial condition or market conditions generally.

         Following commencement of the subscription offering, the maximum of the estimated valuation range may be increased by up to 15%, to up to $9,786,500, to reflect changes in market and financial conditions, demand for the shares, or regulatory considerations, without the resolicitation of subscribers. The minimum of the estimated valuation range and the minimum of the offering range may not be decreased without a resolicitation of subscribers. The purchase price of $10.00 per share will remain fixed. See "-Limitations On Purchases Of Common Stock" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the offering range to fill unfilled orders in the subscription and community offerings.

         The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares. Keller & Company did not independently verify the financial statements and other information provided by Clay County Savings, nor did Keller & Company value independently the assets or liabilities of Clay County Savings. The independent valuation considers Clay County Savings as a going concern and should not be considered as an indication of liquidation value. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing shares in the offering will thereafter be able to sell such shares at prices at or above the purchase price.

         The independent valuation will be updated at the time of the completion of the offering. If the update to the independent valuation at the conclusion of the offering results in an increase in the maximum of the estimated valuation range to more than $9,786,500 or a decrease in the minimum of the estimated valuation range to less than $6,290,000 , then CCSB Financial Corp., after consulting with the Office of Thrift Supervision, may terminate the plan of conversion and return all funds promptly, with interest on payments made by check, certified or teller's check, bank draft or money order, extend or hold a new subscription offering, community offering, or both, establish a new offering range, commence a resolicitation of subscribers or take such other actions as permitted by the Office of Thrift Supervision in order to complete the conversion. In the event that a resolicitation is commenced, unless an affirmative response is received within a reasonable period of time, all funds will be promptly returned to investors as described above. A

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resolicitation, if any, following the conclusion of the subscription and community offerings would not exceed 45 days unless further extended by the Office of Thrift Supervision for periods of up to 90 days not to extend beyond 24 months following the special meeting of members, or _______________, 2004.

         An increase in the independent valuation and the number of shares to be issued in the offering would decrease both a subscriber's ownership interest and CCSB Financial Corp.'s pro forma earnings and stockholders' equity on a per share basis while increasing pro forma earnings and stockholders' equity on an aggregate basis. A decrease in the independent valuation and the number of shares to be issued in the offering would increase both a subscriber's ownership interest and CCSB Financial Corp.'s pro forma earnings and stockholders' equity on a per share basis while decreasing pro forma net income and stockholders' equity on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

         Copies of the appraisal report of Keller & Company and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of Clay County Savings and the other locations specified under "Where You Can Obtain Additional Information."

         No sale of shares of common stock may occur unless, prior to such sale, Keller & Company confirms to Clay County Savings and the Office of Thrift Supervision that, to the best of its knowledge, nothing of a material nature has occurred that, taking into account all relevant factors, would cause Keller & Company to conclude that the independent valuation is incompatible with its estimate of the pro forma market value of the common stock of CCSB Financial Corp. at the conclusion of the offering. Any change that would result in an aggregate purchase price that is below the minimum or above the maximum of the estimated valuation range would be subject to Office of Thrift Supervision's approval. If such confirmation is not received, we may extend the offering, reopen or commence a new offering, establish a new estimated valuation range and commence a resolicitation of all purchasers with the approval of the Office of Thrift Supervision or take such other actions as permitted by the Office of Thrift Supervision in order to complete the offering.

Procedure for Purchasing Shares

         Prospectus Delivery. To ensure that each purchaser receives a prospectus at least 48 hours before the expiration date, prospectuses may not be mailed any later than five days prior to such date or be hand delivered any later than two days prior to such date. Order forms may only be distributed with a prospectus.

         Expiration Date. The offering will terminate at __:__ p.m., Missouri time on _________, 2002, unless extended by us for up to an additional 45 days or, if approved by the Office of Thrift Supervision, for an additional period after such 45-day extension (as so extended, the "expiration date"). We are not required to give purchasers notice of any extension unless the expiration date is later than _________, 2003, in which event purchasers will be given the right to increase, decrease, confirm, or rescind their orders.

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     Use of Order Forms. In order to purchase the common stock, each purchaser must complete an order form except for certain persons purchasing in the syndicated community offering as more fully described below. Any person receiving an order form who desires to purchase common stock may do so by delivering (by mail or in person), to a full service branch of Clay County Savings, a properly executed and completed order form, together with full payment for the shares purchased. The order form must be received prior to __:__ p.m., Missouri time on ________, 2002. Each person ordering shares is required to represent that they are purchasing such shares for their own account. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final. We are not required to accept copies of order forms.

     Payment for Shares. Payment for all shares will be required to accompany a completed order form for the purchase to be valid. Payment for shares may be made by (1) cash, if delivered in person, (2) check or money order, or (3) authorization of withdrawal from a deposit account maintained with Clay County Savings. Third party checks will not be accepted as payment for a subscriber's order. Appropriate means by which such withdrawals may be authorized are provided in the order forms.

     Once such a withdrawal amount has been authorized, a hold will be placed on such funds, making them unavailable to the depositor until the offering has been completed or terminated. In the case of payments authorized to be made through withdrawal from deposit accounts, all funds authorized for withdrawal will continue to earn interest at the contract rate until the offering is completed or terminated.

     Interest penalties for early withdrawal applicable to certificate of deposit accounts at Clay County Savings will not apply to withdrawals authorized for the purchase of shares. However, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit shall be canceled at the time of withdrawal without penalty, and the remaining balance will earn interest at our passbook rate subsequent to the withdrawal.

     Payments received by Clay County Savings will be placed in a segregated savings account and will be paid interest at our passbook rate from the date payment is received until the offering is completed or terminated. Such interest will be paid by check, on all funds held, including funds accepted as payment for shares of common stock, promptly following completion or termination of the offering.

     The employee stock ownership plan will not be required to pay for the shares it intends to purchase until consummation of the offering.

     Owners of self-directed IRAs may use the assets of such IRAs to purchase shares of common stock in the offering, provided that the IRA accounts are not maintained at Clay County Savings. Persons with IRAs maintained with us must have their accounts transferred to a self-directed IRA account with an unaffiliated trustee in order to purchase shares of common stock in the offering In addition, the provisions of ERISA and IRS regulations require that executive officers, trustees, and 10% stockholders who use self-directed IRA funds and/or Keogh plan

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accounts to purchase shares of common stock in the offering, make such purchase for the exclusive benefit of the IRA and/or Keogh plan participant. Assistance on how to transfer IRAs maintained at Clay County Savings can be obtained from the Conversion Center. Depositors interested in using funds in an IRA maintained at the bank should contact the Conversion Center as soon as possible.

     Once submitted, an order cannot be modified or revoked unless the offering is terminated or extended beyond ________, 2003.

     Depending on market conditions, the common stock may be offered for sale to the general public on a best efforts basis in a syndicated community offering by a selling group of broker-dealers to be managed by Trident Securities. Trident Securities, in their discretion, will instruct selected broker-dealers as to the number of shares to be allocated to each selected broker-dealer. Only upon allocation of shares to selected broker-dealers may they take orders from their customers. Investors who desire to purchase shares in the syndicated community offering directly through a selected broker-dealer, which may include Trident Securities, will be advised that the members of the selling group are required either (a) upon receipt of an executed order form or direction to execute an order form on behalf of an investor, to forward the appropriate purchase price to us for deposit in a segregated account on or before twelve noon, prevailing time, of the business day next following such receipt or execution; or (b) upon receipt of confirmation by such member of the selling group of an investor's interest in purchasing shares, and following a mailing of an acknowledgment by such member to such investor on the business day next following receipt of confirmation, to debit the account of such investor on the third business day next following receipt of confirmation and to forward the appropriate purchase price to us for deposit in the segregated account on or before twelve noon, prevailing time, of the business day next following such debiting. Payment for any shares purchased pursuant to alternative (a) above must be made by check in full payment therefor. Payment for shares purchased pursuant to alternative (b) above may be made by wire transfer to Clay County Savings.

     Delivery of Stock Certificates. Certificates representing common stock issued in the offering will be mailed to the persons entitled thereto at the registration address noted on the order form, as soon as practicable following consummation of the offering. Any certificates returned as undeliverable will be held by us until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of stock which they ordered.

Restrictions on Sale of Stock by Directors and Officers

     All shares of the common stock purchased by our directors and officers in the offering will be subject to the restriction that such shares may not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares (1) following the death of the original purchaser or (2) by reason of an exchange of securities in connection with a merger or acquisition approved by the applicable regulatory authorities. Sales of shares of the common stock by CCSB Financial Corp.'s directors and officers will also be subject to certain insider trading and other transfer restrictions under the federal securities laws. See "Supervision and Regulation--Federal Securities Laws."

     Purchases of outstanding shares of common stock of CCSB Financial Corp. by directors, executive officers, or any person who was an executive officer or director of Clay County Savings after adoption of the plan of conversion, and their associates during the three-year period following the conversion may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of CCSB Financial Corp.'s outstanding common stock or to the purchase of stock under the stock option plan.

     CCSB Financial Corp. has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the registration of the common stock to be issued in the conversion. The registration under the Securities Act of shares of the common stock to be issued in the conversion does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of CCSB Financial Corp. may be resold without registration. Shares purchased by an affiliate of CCSB Financial Corp. will have resale restrictions under Rule 144 of the Securities Act. If CCSB Financial Corp. meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of CCSB Financial Corp. who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of CCSB Financial Corp. or the average weekly volume of trading in the shares during the preceding four calendar weeks. Provision may be made in the future by CCSB Financial Corp. to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

     Under guidelines of the NASD, members of the NASD and their associates face certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of the securities.

Income Tax Consequences

     Completion of the conversion is expressly conditioned upon prior receipt by Clay County Savings of either a ruling from the Internal Revenue Service or an opinion of Luse Gorman Pomerenk & Schick, P.C. with respect to federal taxation, and a ruling of the Missouri taxation authorities or an opinion with respect to Missouri taxation, to the effect that consummation of the conversion will not be taxable to the converted association or CCSB Financial Corp.

     Luse Gorman Pomerenk & Schick, P.C. has issued an opinion with respect to the proposed conversion of Clay County Savings to the effect that:

     1. the conversion of Clay County Savings' charter to a stock savings association charter will qualify as a reorganization under Section 368(a)(1)(F) of the Code, and no

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

     gain or loss will be recognized by Clay County Savings in its mutual or stock form by reason of the conversion;

     2. no gain or loss will be recognized by Clay County Savings or CCSB Financial Corp. on the receipt by Clay County Savings of money from CCSB Financial Corp. in exchange for shares of Clay County Savings' capital stock or by CCSB Financial Corp. upon the receipt of money from the sale of its common stock;

     3. the basis of the assets of Clay County Savings in the stock form will be the same as immediately prior to the conversion;

     4. the holding period of the assets of Clay County Savings in the stock form will include the holding period of Clay County Savings in the mutual form;

     5. no gain or loss will be recognized by Clay County Savings' account holders upon the issuance to them of accounts in Clay County Savings immediately after the conversion, in the same dollar amounts and on the same terms and conditions as their accounts at Clay County Savings in its mutual form, plus interest in the liquidation account;

     6. it is more likely than not that the fair market of the nontransferable subscription rights to purchase shares of CCSB Financial Corp.'s common stock is zero. Accordingly, no gain or loss will be recognized by eligible account holders and supplemental eligible account holders upon the receipt of nontransferable subscription rights in the conversion, and no taxable income will be realized upon the exercise by them of the nontransferable subscription rights;

     7. the tax basis of account holders' accounts in Clay County Savings immediately after the conversion will be the same as the tax basis of their accounts immediately before conversion;

     8. the tax basis of each account holder's interest in the liquidation account will be zero; and

     9. it is more likely than not that the tax basis of the shares of common stock purchased in the conversion will be the amount paid for such stock and the holding period for the stock will begin on the date of purchase.

     The opinion addresses all material federal income tax consequences of the conversion. The tax opinion as to item (6) above is based on the position that subscription rights to be received by eligible account holders and supplemental eligible account holders do not have any economic value at the time of distribution or the time the subscription rights are exercised. In this regard, Luse Gorman Pomerenk & Schick, P.C. noted that the subscription rights will be granted at no cost to the recipients, are legally non-transferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. The firm also noted that

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

the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman Pomerenk & Schick, P.C. believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether or not the nontransferable subscription rights have value is based on all the facts and circumstances. If the nontransferable subscription rights granted to eligible subscribers are subsequently found to have an ascertainable value greater than zero, income may be recognized by various recipients of the nontransferable subscription rights (in certain cases, whether or not the rights are exercised) and we could recognize gain on the distribution of the nontransferable subscription rights. The federal and state tax opinions, respectively, referred to in this prospectus are filed as exhibits to the registration statement. See "Where You Can Find More Information."

     With respect to Missouri taxation, Clay County Savings has received an opinion from Michael Trokey & Company, P.C. to the effect that, assuming the conversion does not result in any federal taxable income, gain or loss to Clay County Savings in its mutual or stock form, CCSB Financial Corp., the account holders, borrowers, officers, directors and employees and tax-qualified employee plans of Clay County Savings, the conversion should not result in any Missouri income tax liability to these entities or persons.

     Unlike a private letter ruling, the opinions of Luse Gorman Pomerenk & Schick, P.C. and Michael Trokey & Company, P.C. have no binding effect or official status, and no assurance can be given that the conclusions reached in any of those opinions would be sustained by a court if contested by the IRS or the Missouri tax authorities.

Interpretation, Amendment and Termination

     All interpretations of the plan of conversion by the board of directors will be final, subject to the authority of the Office of Thrift Supervision. The plan of conversion provides that, if deemed necessary or desirable by the board of directors of Clay County Savings, the plan of conversion may be substantively amended by a majority vote of the board of directors as a result of comments from regulatory authorities or otherwise, at any time prior to submission of proxy materials to Clay County Savings' members. Amendment of the plan of conversion thereafter requires a majority vote of the board of directors, with the concurrence of the Office of Thrift Supervision. The plan of conversion may be terminated by a majority vote of the board of directors of Clay County Savings at any time prior to the earlier of approval of the plan by the Office of Thrift Supervision and the date of the special meeting of members, and may be terminated at any time thereafter with the concurrence of the Office of Thrift Supervision. The plan of conversion shall be terminated if the conversion is not completed within 24 months from the date on which the members of Clay County Savings approve the plan of conversion, and may not be extended by Clay County Savings or the Office of Thrift Supervision.

Conversion Center

     If you have any questions regarding the offering or the conversion, please call the Conversion Center at (___) ____-_____, from __:__ a.m. to __:__ p.m., Missouri Time, Monday through Friday.

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

Participation By Management in the Offering

     The following table sets forth information regarding intended common stock purchases by each of the directors and executive officers of Clay County Savings and their associates, and by all directors and executive officers as a group. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. This table excludes shares to be purchased by the employee stock ownership plan, as well as any recognition and retention plan awards or stock option grants that may be made no earlier than six months after the completion of the conversion. The directors and officers have indicated their intention to purchase in the offering an aggregate of $1.4 million of common stock, equal to 22.26%, 18.92%, 16.45%, and 14.31% of the number of shares to be sold in the offering, at the minimum, midpoint, maximum and adjusted maximum of the estimated valuation range, respectively.

                                                          Aggregate         Number of      Percent at
Name and Title                                        Purchase Price(1)     Shares(1)       Midpoint
---------------------------------------------------   -----------------  --------------  -------------
John R. Davis, Chief Executive Officer,
  President and Chairman of the Board .............   $     200,000          20,000              2.70%
John R. Cooper, Director ..........................         200,000          20,000              2.70
George A. McKinley, Director ......................         300,000          30,000              4.05
Keith A. Oberkrom, Director .......................         100,000          10,000              1.35
William J. Turpin, Director .......................         200,000          20,000              2.70
Mario Usera, Executive Vice President,
  Chief Financial Officer and Director ............         150,000          15,000              2.03
Robert A. Whipple, Director .......................          50,000           5,000              0.68
Debra S. Coltman, Senior Vice President ...........         150,000          15,000              2.03
Deborah A. Jones, Senior Vice President,
  Secretary and Treasurer .........................          50,000           5,000              0.68
                                                      -------------      -----------     ------------
All directors and executive officers as a group
  (9 persons) .....................................   $   1,400,000         140,000             18.92%
                                                      =============      ===========     ============

---------------------------------------
(1)  Includes purchases by associates.

 RESTRICTIONS ON ACQUISITIONS OF STOCK AND RELATED TAKEOVER DEFENSIVE PROVISIONS

         Although the boards of directors of Clay County Savings and CCSB Financial Corp. are not aware of any effort that might be made to obtain control of CCSB Financial Corp. after conversion, the boards of directors, as discussed below, believe that it is appropriate to include certain provisions as part of CCSB Financial Corp.'s certificate of incorporation to protect the interests of CCSB Financial Corp. and its stockholders from takeovers which the board of directors of CCSB Financial Corp. might conclude are not in the best interests of Clay County Savings, CCSB Financial Corp. or CCSB Financial Corp.'s stockholders.

         The following discussion is a general summary of the material provisions of CCSB Financial Corp.'s certificate of incorporation and bylaws, Clay County Savings' charter and bylaws and certain other regulatory provisions which may be deemed to have an "anti-takeover" effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in CCSB Financial Corp.'s certificate of incorporation and bylaws and Clay County Savings' proposed stock charter and bylaws, reference should be made in each case to the document in question, each of which is part of Clay County Savings' application to the Office of Thrift Supervision and CCSB Financial Corp.'s Registration Statement filed with the Securities and Exchange Commission. See "Where You Can Find Additional Information."

Provisions of CCSB Financial Corp.'s Certificate of Incorporation and Bylaws

         Restrictions on Call of Special Meetings. The certificate of incorporation provides that a special meeting of stockholders may be called by the Chairman of the Board of CCSB Financial Corp. or pursuant to a resolution adopted by a majority of the board of directors. Stockholders are not authorized to call a special meeting of stockholders.

         Absence of Cumulative Voting. The certificate of incorporation provides that there shall be no cumulative voting rights in the election of directors.

         Authorization of Preferred Stock. The certificate of incorporation authorizes 500,000 shares of preferred stock, par value $0.01 per share. CCSB Financial Corp. is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law; and the board of directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of these shares (which could be a multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of CCSB Financial Corp. that the board of directors does not approve, it might be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of such a transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future takeover attempt. The board of directors has no present plans or understandings for the issuance of any preferred stock but it may issue preferred stock on terms which the board deems to be in the best interests of CCSB Financial Corp. and its stockholders.

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

         Limitation on Voting Rights. The certificate of incorporation provides that (i) no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of CCSB Financial Corp.; and that (ii) shares beneficially owned in violation of the stock ownership restriction described above shall not be entitled to vote and shall not be voted by any person or counted as voting stock in connection with any matter submitted to a vote of stockholders. For these purposes, a person (including management) who has obtained the right to vote shares of the common stock pursuant to revocable proxies shall not be deemed to be the "beneficial owner" of those shares if that person is not otherwise deemed to be a beneficial owner of those shares.

         Restrictions on Removing Directors from Office. The certificate of incorporation provides that directors may only be removed for cause, and only by the affirmative vote of the holders of at least 80% of the voting power of all of our then-outstanding stock entitled to vote (after giving effect to the limitation on voting rights discussed above in -"Limitation on Voting Rights.")

         Amendments to Certificate of Incorporation and Bylaws. Amendments to the certificate of incorporation must be approved by CCSB Financial Corp.'s board of directors and also by a majority of the outstanding shares of CCSB Financial Corp.'s voting stock; provided, however, that approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

         (1) The limitation on voting rights of persons who directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of CCSB Financial Corp.;

         (2)      The inability of stockholders to act by written consent;

         (3) The inability of stockholders to call special meetings of stockholders;

         (4) The division of the board of directors into three staggered classes;

         (5) The ability of the board of directors to fill vacancies on the board;

         (6) The inability to deviate from the manner prescribed in the bylaws by which stockholders nominate directors and bring other business before meetings of stockholders;

         (7) The requirement that at least 80% of stockholders must vote to remove directors, and can only remove directors for cause;

         (8) The ability of the board of directors to amend and repeal the bylaws; and

         (9) The ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire CCSB Financial Corp.

         The bylaws may be amended by the affirmative vote of the total number of directors of CCSB Financial Corp. or the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

         The shares of common stock that our directors and officers intend to purchase in the conversion, when combined with the shares that may be awarded to participants under our employee stock ownership plan and other stock benefit plans, could result in management and employees controlling in excess of 20% of our outstanding stock. See "Proposed Management Purchases." That level would enable management and employees as a group to defeat any stockholder matter that requires an 80% vote, including amending the certificate of incorporation and bylaws, or removing directors from office, discussed above in "- Restrictions on Removing Directors from Office."

Restrictions in Clay County Savings' Federal Stock Charter and Bylaws

         Although the board of directors of Clay County Savings is not aware of any effort that might be made to obtain control of Clay County Savings after the conversion, the board of directors believes that it is appropriate to adopt provisions permitted by federal regulation to protect the interests of the converted association and its stockholders from any hostile takeover. These provisions may, indirectly, inhibit a change in control of CCSB Financial Corp., as Clay County Savings' sole stockholder.

         Clay County Savings' charter will contain a provision whereby the acquisition of beneficial ownership of more than 10% of the issued and outstanding shares of any class of equity securities of Clay County Savings by any person (i.e., any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or through an affiliate, will be prohibited for a period of five years following the date of completion of the conversion. If shares are acquired in violation of this provision of Clay County Savings' charter, all shares beneficially owned by any person in excess of 10% will be considered "excess shares" and will not be counted as shares entitled to vote and will not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. If holders of revocable proxies for more than 10% of the shares of the common stock of CCSB Financial Corp. seek, among other things, to elect one-third or more of CCSB Financial Corp.'s board of directors, to cause CCSB Financial Corp.'s stockholders to approve the acquisition or corporate conversion of CCSB Financial Corp. or to exert a continuing influence on a material aspect of the business operations of CCSB Financial Corp., which actions could indirectly result in a change in control of Clay County Savings, the board of directors of Clay County Savings will be able to assert this provision of Clay County Savings' charter against these holders. Although the board of directors of Clay County Savings is not currently able to determine when and if it would assert this provision of Clay County Savings' charter, the board, in exercising its fiduciary duty, may assert this provision if it were deemed to be in the best interests of Clay County Savings, CCSB Financial Corp. and its stockholders. It is unclear, however, whether this provision, if asserted, would be successful against such persons in a proxy contest which could result in a change in control of Clay County Savings indirectly through a change in control of CCSB Financial Corp.

         In addition, stockholders will not be permitted to cumulate their votes in the election of directors. Furthermore, Clay County Savings' bylaws provide for the election of three classes of directors to staggered terms.

         Finally, the charter provides for the issuance of shares of preferred stock on terms, including conversion and voting rights, as may be determined by Clay County Savings' board of directors without stockholder approval. Although Clay County Savings has no arrangements, understandings or plans at the present time for the issuance or use of the shares of undesignated preferred stock proposed to be authorized, the board believes that the availability of these shares will provide Clay County Savings with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs that may arise. If a proposed merger, tender offer or other attempt to gain control of Clay County Savings occurs of which management does not approve, the board can authorize the issuance of one or more series of preferred stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future takeover attempt. The board does not intend to issue any preferred stock except on terms which the board deems to be in the best interest of Clay County Savings and its then existing stockholders.

Federal Regulation

         A federal regulation prohibits any person, prior to the completion of a conversion, from transferring, or entering into any agreement or understanding to transfer, the legal or beneficial ownership of the subscription rights issued under a plan of conversion or the stock to be issued upon their exercise. This regulation also prohibits any person, prior to the completion of a conversion, from offering, or making an announcement of an offer or intent to make an offer, to purchase such subscription rights or stock. For three years following conversion, this regulation prohibits any person, without the prior approval of the Office of Thrift Supervision, from acquiring or making an offer, if opposed by the institution, to acquire more than 10% of the stock of any converted savings institution if the person is, or after consummation of the acquisition would be, the beneficial owner of more than 10% of the stock. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by the person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to a vote of stockholders.

         Federal law provides that no company "directly or indirectly or acting in concert with one or more persons, or through one or more subsidiaries, or through one or more transactions," may acquire "control" of a savings and loan association at any time without the prior approval of the Office of Thrift Supervision. "Acting in concert" is defined very broadly. In addition, federal regulations require that, prior to obtaining control of a savings and loan association, a person, other than a company, must give 60 days' prior notice to the Office of Thrift Supervision and have received no Office of Thrift Supervision objection to the acquisition of control. Any company that acquires this control becomes a "savings and loan holding company" subject to registration, examination and regulation as a savings and loan holding company. Under federal law, as well as the regulations referred to below, the term "savings and loan association" includes state and federally chartered institutions whose accounts are insured by the Savings

Association Insurance Fund and federally chartered savings banks whose accounts are insured by the FDIC's Bank Insurance Fund and holding companies thereof. Furthermore, the Office of Thrift Supervision has indicated that as a condition to its approval of the conversion that Clay County Savings must have a charter that subjects it to Office of Thrift Supervision jurisdiction for a least three years.

         Control, as defined under federal law, means ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings and loan association's directors, or a determination by the Office of Thrift Supervision that the acquirer has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Acquisition of more than 10% of any class of a savings and loan association's voting stock, if the acquirer also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. These control factors include the acquirer being one of the two largest stockholders. The determination of control may be rebutted by submission to the Office of Thrift Supervision, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to the determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings and loan association's stock must file with the Office of Thrift Supervision a certification that the holder is not in control of the institution, is not subject to a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable.

                          DESCRIPTION OF CAPITAL STOCK

General

         CCSB Financial Corp. is authorized to issue 2,500,000 shares of common stock having a par value of $0.01 per share and 500,000 shares of preferred stock. CCSB Financial Corp. currently expects to issue in the conversion up to 851,000, subject to adjustment, shares of common stock in the offering. CCSB Financial Corp. does not intend to issue shares of preferred stock in the conversion. Each share of CCSB Financial Corp. common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the $10.00 per share subscription price for the common stock, in accordance with the plan of conversion, all of the common stock will be duly authorized, fully paid and nonassessable.

         The common stock of CCSB Financial Corp. will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

         Dividends. CCSB Financial Corp. can pay dividends out of statutory surplus or from net profits if, as and when declared by its board of directors. The payment of dividends by CCSB

Financial Corp. is subject to limitations that are imposed by law and applicable regulation. The holders of common stock of CCSB Financial Corp. will be entitled to receive and share equally in dividends as may be declared by the board of directors of CCSB Financial Corp. out of funds legally available therefor. If CCSB Financial Corp. issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

         Voting Rights. Upon the conversion, the holders of common stock of CCSB Financial Corp. will possess exclusive voting rights in CCSB Financial Corp. They will elect CCSB Financial Corp.'s board of directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If CCSB Financial Corp. issues preferred stock, holders of the preferred stock may also possess voting rights. Certain matters require an 80% stockholder vote.

         As a federal stock savings bank, corporate powers and control of Clay County Savings are vested in its board of directors, who elect the officers of Clay County Savings and who fill any vacancies on the board of directors as it exists upon the conversion. Voting rights of Clay County Savings are vested exclusively in the owners of the shares of capital stock of Clay County Savings, which will be CCSB Financial Corp., and voted at the direction of CCSB Financial Corp.'s board of directors. Consequently, the holders of the common stock will not have direct control of Clay County Savings.

         Liquidation. In the event of any liquidation, dissolution or winding up of CCSB Financial Corp., CCSB Financial Corp., as holder of Clay County Savings' capital stock, would be entitled to receive, after payment or provision for payment of all debts and liabilities of Clay County Savings, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the special liquidation account to eligible account holders and supplemental eligible account holders, all assets of Clay County Savings available for distribution. In the event of liquidation, dissolution or winding up of CCSB Financial Corp., the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of CCSB Financial Corp. available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

         Preemptive Rights. Holders of the common stock of CCSB Financial Corp. will not be entitled to preemptive rights with respect to any shares which may be issued. The common stock is not subject to redemption.

Preferred Stock

         None of the shares of CCSB Financial Corp.'s authorized preferred stock will be issued in the conversion. Preferred stock may be issued with preferences and designations as the board of directors may from time to time determine. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

                              LEGAL AND TAX MATTERS

         The legality of the common stock and the federal income tax consequences of the conversion will be passed upon for Clay County Savings and CCSB Financial Corp. by the firm of Luse Gorman Pomerenk & Schick, P.C., Washington, D.C. The Missouri state income tax consequences of the conversion will be passed upon for Clay County Savings and CCSB Financial Corp. by Michael Trokey & Company, P.C., St. Louis, Missouri. Luse Gorman Pomerenk & Schick, P.C. and Michael Trokey & Company, P.C. have consented to the references in this prospectus to their opinions. Certain legal matters regarding the conversion will be passed upon for Trident Securities by Muldoon Murphy & Faucette LLP, Washington, D.C.

                                     EXPERTS

         The financial statements of Clay County Savings at September 30, 2001 and 2000 and for the years then ended, appearing in this prospectus and registration statement have been audited by Michael Trokey & Company, P.C., independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         Keller & Company has consented to the publication in this prospectus of the summary of its report to Clay County Savings and CCSB Financial Corp. setting forth its opinion as to the estimated pro forma market value of the common stock upon the completion of the conversion and its valuation with respect to subscription rights.

                       WHERE YOU CAN FIND MORE INFORMATION

         CCSB Financial Corp. has filed a registration statement with the Securities and Exchange Commission under the Securities Act, with respect to the common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. This information can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, NW, Washington, D.C. 20549, and copies of the material can be obtained from the Securities and Exchange Commission at prescribed rates. The registration statement also is available through the Securities and Exchange Commission's world wide web site on the internet at http://www.sec.gov. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete but do contain all material information regarding the documents; each statement is qualified by reference to the contract or document.

         Clay County Savings has filed an Application for Conversion with the Office of Thrift Supervision with respect to the conversion. Pursuant to the rules and regulations of the Office of Thrift Supervision, this prospectus omits certain information contained in that Application. The Application may be examined at the principal offices of the Office of Thrift Supervision, 1700 G Street, N.W., Washington, D.C. 20552 and at the Midwest Regional Office of the Office of Thrift Supervision located at 122 W. John Carpenter Freeway, Suite 600, Irving, Texas 75039.

                            REGISTRATION REQUIREMENTS

         In connection with the conversion, CCSB Financial Corp. will register the common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934; and, upon this registration, CCSB Financial Corp. and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan, CCSB Financial Corp. has undertaken that it will not terminate this registration for a period of at least three years following the conversion.

         A copy of the certificate of incorporation and bylaws of CCSB Financial Corp. are available without charge from Clay County Savings.

                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                          INDEX TO FINANCIAL STATEMENTS


                                                                                Page
                                                                                ----
Independent Auditors' Report                                                     F-2

Balance Sheets as of June 30, 2002 (unaudited) and
   September 30, 2001 and 2000                                                   F-3

Statements of Operations for the nine months ended
   June 30, 2002 and 2001 (unaudited) and years ended
   September 30, 2001 and 2000                                                   F-4

Statements of Retained Earnings for the nine months ended
   June 30, 2002 (unaudited) and years ended September 30, 2001 and 2000         F-5

Statements of Cash Flows for the nine months ended June 30, 2002 and 2001
   (unaudited) and years ended September 30, 2001 and 2000.                      F-6

Notes to Financial Statements                                                    F-8


                                    ########

     All schedules are omitted because the required information is not applicable or is included in the Financial Statements and related Notes.

     All financial statements of CCSB Financial Corp. have been omitted because CCSB Financial Corp. has not issued any stock, has no assets or liabilities, and has not conducted any business other than that of an organizational nature.

                         MICHAEL TROKEY & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               10411 CLAYTON ROAD
                            ST. LOUIS, MISSOURI 63131
                                 (314) 432-0996

Report of Independent Auditors

The Board of Directors
Clay County Savings and Loan Association
Liberty, Missouri

We have audited the accompanying balance sheets of Clay County Savings and Loan Association as of September 30, 2001 and 2000 and the related statements of operations, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Association's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clay County Savings and Loan Association as of September 30, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

St. Louis, Missouri                          /s/ Michael Trokey & Company, P.C.
October 25, 2001

                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                                 Balance Sheets

            June 30, 2002 (Unaudited) and September 30, 2001 and 2000

                                                                    June 30,         September 30,
                                                                  -----------  ------------------------
                                                                      2002        2001          2000
                                                                  -----------  -----------  -----------
    Assets                                                        (Unaudited)
Cash and due from banks                                           $   550,052      662,844      509,025
Interest-bearing deposits in banks                                  9,181,466    2,743,029    1,286,766
                                                                  -----------  -----------  -----------
     Total cash and cash equivalents                                9,731,518    3,405,873    1,795,791
Certificates of deposit                                               192,350      450,000            -
Securities available for sale, at market value (amortized cost
  of $7,070,070, $6,263,007 and $4,323,983, respectively)           7,158,352    6,380,460    4,281,285
Securities held to maturity, at amortized cost (market value
  of $15,180, $15,571 and $15,451, respectively)                       15,520       15,638       15,798
Stock in Federal Home Loan Bank of Des Moines (FHLB)                  963,300      963,300      860,000
Mortgage-backed securities available for sale, at market value
  (amortized cost of $1,844,806, $1,970,512 and $1,534,136,
  respectively)                                                     1,875,767    2,002,717    1,535,589
Loans receivable, net of allowance for loan losses of $193,035,
  $190,313 and $175,587, respectively                              53,054,625   59,277,355   64,088,723
Premises and equipment, net                                         4,363,371    4,398,901    4,499,217
Foreclosed real estate, net                                                 -      132,973      192,899
Accrued interest receivable:
  Securities                                                           84,324      100,981       56,526
  Loans receivable                                                    248,463      329,145      306,213
  Mortgage-backed securities                                           10,952       12,144        7,750
Other assets, including prepaid income taxes of $0, $17,052 and
  $15,308, respectively                                               173,139      178,381      124,420
                                                                  -----------  -----------  -----------
    Total assets                                                  $77,871,681   77,647,868   77,764,211
                                                                  ===========  ===========  ===========

    Liabilities and Retained Earnings

Deposits                                                          $63,668,837   58,076,935   52,978,839
Accrued interest on deposits                                           19,424       51,567       61,529
Advances from FHLB                                                  6,889,980   11,928,736   17,198,649
Advances from borrowers for taxes and insurance                       529,218      786,379      844,329
Other liabilities                                                     102,445      203,778      126,379
Accrued income taxes                                                      221            -            -
Deferred income taxes                                                 135,179      135,521      105,263
                                                                  -----------  -----------  -----------
    Total liabilities                                              71,345,304   71,182,916   71,314,988
                                                                  -----------  -----------  -----------
Commitments and contingencies
Retained earnings - substantially restricted                        6,447,677    6,366,178    6,478,094
Accumulated other comprehensive earnings, net                          78,700       98,774      (28,871)
                                                                  -----------  -----------  -----------
    Total retained earnings                                         6,526,377    6,464,952    6,449,223
                                                                  -----------  -----------  -----------
    Total liabilities and retained earnings                       $77,871,681   77,647,868   77,764,211
                                                                  ===========  ===========  ===========

See accompanying notes to financial statements.

                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                            Statements of Operations

              Nine Months Ended June 30, 2002 and 2001 (Unaudited)
                   and Years ended September 30, 2001 and 2000

                                                                               June 30,              September 30,
                                                                       -----------------------  ---------------------
                                                                           2002        2001        2001        2000
                                                                       ----------- -----------  ---------   ---------
                                                                       (Unaudited) (Unaudited)
Interest income:
  Loans receivable                                                    $ 3,105,225   3,814,792   5,011,239   4,621,028
  Mortgage-backed securities                                               74,461      75,001     102,080     115,677
  Securities                                                              290,342     248,771     341,305     305,350
  Other interest-earning assets                                            68,916      76,853     111,484      58,958
                                                                       ----------   ---------   ---------   ---------
    Total interest income                                               3,538,944   4,215,417   5,566,108   5,101,013
                                                                       ----------   ---------   ---------   ---------
Interest expense:
  Deposits                                                              1,476,887   1,928,357   2,551,155   2,282,826
  Borrowings                                                              401,246     857,507   1,082,301     741,524
                                                                       ----------   ---------   ---------   ---------
    Total interest expense                                              1,878,133   2,785,864   3,633,456   3,024,350
                                                                       ----------   ---------   ---------   ---------
    Net interest income                                                 1,660,811   1,429,553   1,932,652   2,076,663
Provision for loan losses                                                   3,374      21,558      21,498      12,000
                                                                       ----------   ---------   ---------   ---------
    Net interest income after provision for loan losses                 1,657,437   1,407,995   1,911,154   2,064,663
                                                                       ----------   ---------   ---------   ---------
Noninterest income:
  Service charges on deposit accounts                                      95,593      69,718      99,972      87,310
  Loan service charges                                                     29,988      22,263      28,526      22,064
  Gain on sale of securities available for sale                                 -       3,281       3,281           -
  Gain on sale of premises                                                      -           -      69,398           -
  Gain on sale of loans                                                    73,863      23,985      39,617           -
  Other                                                                    11,390       7,172      15,258      16,210
                                                                       ----------   ---------   ---------   ---------
    Total noninterest income                                              210,834     126,419     256,052     125,584
                                                                       ----------   ---------   ---------   ---------
Noninterest expense:
  Compensation and benefits                                               923,859     928,489   1,244,404   1,124,232
  Occupancy expense                                                       179,290     182,212     257,642     116,016
  Equipment and data processing expense                                   266,737     265,953     363,123     274,629
  SAIF deposit insurance premium                                            8,201       7,992      10,615      16,765
  Advertising                                                              54,595      57,815      72,986     115,076
  Loss on sale of foreclosed real estate                                    4,026           -       3,060           -
  Other                                                                   308,311     289,511     384,946     408,068
                                                                       ----------   ---------   ---------   ---------
    Total noninterest expense                                           1,745,019   1,731,972   2,336,776   2,054,786
                                                                       ----------   ---------   ---------   ---------
    Earnings (loss) before income taxes                                   123,252    (197,558)   (169,570)    135,461
                                                                       ----------   ---------   ---------   ---------
Income taxes:
  Current                                                                  31,753     (42,170)    (24,654)     70,366
  Deferred                                                                 10,000     (25,000)    (33,000)    (43,000)
                                                                       ----------   ---------   ---------   ---------
    Total income taxes                                                     41,753     (67,170)    (57,654)     27,366
                                                                       ----------   ---------   ---------   ---------
    Net earnings (loss)                                               $    81,499    (130,388)   (111,916)    108,095
                                                                       ==========   =========   =========   =========

See accompanying notes to financial statements.

                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                         Statements of Retained Earnings

                   Nine Months Ended June 30, 2002 (Unaudited) and Years Ended September 30, 2001 and 2000

                                                                         Accumulated
                                                                            Other        Total
                                                              Retained  Comprehensive   Retained
                                                              Earnings  Earnings, Net   Earnings
                                                             ---------   ----------   -----------

Balance at September 30, 1999                              $ 6,369,999      (25,685)   6,344,314
                                                           -----------   ----------  -----------

Net earnings                                                   108,095            -      108,095

Unrealized loss on securities
   available for sale, net                                           -       (3,186)      (3,186)
                                                           -----------   ----------  -----------

Comprehensive earnings                                         108,095       (3,186)     104,909
                                                           -----------   ----------  -----------

Balance at September 30, 2000                                6,478,094      (28,871)   6,449,223
                                                           -----------   ----------  -----------

Net loss                                                      (111,916)           -     (111,916)

Unrealized gain (loss) on securities
   available for sale, net                                           -      127,645      127,645
                                                           -----------   ----------  -----------

Comprehensive earnings                                        (111,916)     127,645       15,729
                                                           -----------   ----------  -----------

Balance at September 30, 2001                                6,366,178       98,774    6,464,952
                                                           -----------   ----------  -----------

Net earnings                                                    81,499            -       81,499

Unrealized gain (loss) on securities
   available for sale, net                                           -      (20,074)     (20,074)
                                                           -----------   ----------  -----------

Comprehensive earnings                                          81,499      (20,074)      61,425
                                                           -----------   ----------  -----------

Balance at June 30, 2002 (Unaudited)                       $ 6,447,677       78,700    6,526,377
                                                           ===========   ==========  ===========

See accompanying notes to financial statements.

                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                            Statements of Cash Flows

              Nine Months Ended June 30, 2002 and 2001 (Unaudited)
                   and Years Ended September 30, 2001 and 2000

                                                                      Nine Months Ended June 30,       Years Ended September 30,
                                                                    ------------------------------   -----------------------------
                                                                        2002              2001           2001            2000
                                                                    ------------      ------------   ------------   --------------
                                                                     (Unaudited)      (Unaudited)
Cash flows from operating activities:
   Net earnings (loss)                                              $     81,499          (130,388)      (111,916)         108,095
   Adjustments to reconcile net earnings (loss) to net
     cash provided by (used for) operating activities:
        Depreciation and amortization:
             Deferred loans fees, net                                    (42,734)          (32,879)       (43,369)         (60,624)
             Premises and equipment                                      175,747           185,289        253,852          127,237
             Premiums and discounts, net                                   4,329            (1,107)        (1,562)          (2,963)
        (Increase) decrease in accrued interest receivable                98,531           (47,202)       (71,781)         (23,879)
        Increase (decrease) in accrued interest on deposits              (32,143)          (36,768)        (9,962)          59,211
        Provision for loan losses                                          3,374            21,558         21,498           12,000
        Loans originated for sale                                     (7,870,350)       (2,774,825)    (4,752,775)               -
        Proceeds from sale of loans, net                               7,944,213         2,798,810      4,792,392                -
        Loss on foreclosed real estate, net                                4,026                 -          3,060                -
        Gain on sale of securities available for sale                          -            (3,281)        (3,281)               -
        Gain on sale of premises                                               -                 -        (69,398)               -
        Gain on sale of loans                                            (73,863)          (23,985)       (39,617)               -
        Change in other assets and other liabilities, net                (85,870)          (89,646)        (9,562)         (55,234)
                                                                    ------------      ------------   ------------   --------------
             Net cash provided by operating activities                   206,759          (134,424)       (42,421)         163,843
                                                                    ------------      ------------   ------------   --------------
Cash flows from investing activities:
   Net change in loans receivable                                      6,262,090         3,168,272      4,987,238       (7,050,657)
   Certificates of deposit:
     Purchases                                                          (192,350)         (450,000)      (450,000)      (1,000,000)
     Proceeds from maturity                                              450,000                 -              -        1,191,999
   Securities available for sale:
     Purchases                                                        (5,091,937)       (2,500,000)    (3,748,438)      (1,499,844)
     Proceeds from maturity or call                                    4,248,537         1,000,000      1,500,000        1,500,000
     Proceeds from sale                                                        -           253,281        253,281                -
     Principal collections                                                36,624            15,818         59,436           45,454
   Securities held to maturity - proceeds from maturity or call                -                 -              -          500,000
   Purchase of FHLB stock                                                      -          (103,300)      (103,300)        (342,600)
   Mortgage-backed securities available for sale:
     Principal payments                                                  615,823           328,793        518,814          458,832
     Purchases                                                          (494,616)         (644,890)      (953,490)               -
   Additions to foreclosed real estate, net                              128,947          (106,517)       (97,133)         (32,889)
   Proceeds from sale of premises                                              -                 -        134,664                -
   Purchase of premises and equipment                                   (140,217)         (188,187)      (218,802)      (2,742,833)
                                                                    ------------      ------------   ------------   --------------
          Net cash provided by (used for) investing activities      $  5,822,901           773,270      1,882,270       (8,972,538)
                                                                    ------------      ------------   ------------   --------------
                                                                                                                        (Continued)

                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                            Statements of Cash Flows

              Nine Months Ended June 30, 2002 and 2001 (Unaudited)
                   and Years Ended September 30, 2001 and 2000

 (Continued)

                                                                Nine Months Ended June 30,        Years Ended September 30,
                                                              ------------------------------    -----------------------------
                                                                   2002            2001             2001            2000
                                                              ---------------  -------------    ------------   --------------
                                                                (Unaudited)     (Unaudited)
 Cash flows from financing activities:
   Net increase (decrease) in deposits                        $   5,591,902       5,154,328        5,098,096       (1,831,088)
   Proceeds from advances from FHLB                                       -       9,919,300        9,919,300       18,639,850
   Repayments of advances from FHLB                              (5,038,756)     (9,676,628)     (15,189,213)      (9,686,694)
   Increase (decrease) in advances from
     borrowers for taxes and insurance                             (257,161)       (238,049)         (57,950)           4,238
                                                              -------------    ------------     ------------   --------------
       Net cash provided by (used for)
         financing activities                                       295,985       5,158,951         (229,767)       7,126,306
                                                              -------------    ------------     ------------   --------------
 Net increase (decrease) in cash and cash equivalents             6,325,645       5,797,797        1,610,082       (1,682,389)
 Cash and cash equivalents at beginning of period                 3,405,873       1,795,791        1,795,791        3,478,180
                                                              -------------    ------------     ------------   --------------
 Cash and cash equivalents at end of period                   $   9,731,518       7,593,588        3,405,873        1,795,791
                                                              =============    ============     ============   ==============


 Supplemental disclosures of cash flow information:
 Cash paid (received) during the period for:
   Interest on deposits and advances from FHLB                $   1,910,276       2,822,632        3,643,418        2,965,139
   Federal and state income taxes                                    14,480         (22,911)         (22,911)         102,307
 Real estate acquired in settlement of loans                  $           -               -                -          160,010

 See accompanying notes to financial statements.

                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                          Notes to Financial Statements

            June 30, 2002 (Unaudited) and September 30, 2001 and 2000 and Nine Months Ended June 30, 2002 and 2001 (Unaudited)
                   and Years Ended September 30, 2001 and 2000

(1)  Summary of Significant Accounting Policies
     The following comprise the significant accounting policies that Clay County Savings and Loan Association (Association) follows in preparing and presenting its financial statements:

     a. For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks and interest-bearing deposits in other banks with original maturities of three months or less.

     b. Certificates of deposit are carried at cost, and have original maturities of more than three months.

     c. Securities and mortgage-backed securities classified as available for sale are reported at fair value, with unrealized gains and losses excluded from net earnings and reported as a separate component of retained earnings. Securities and mortgage-backed securities which the Association has the positive intent and ability to hold to maturity are classified as held to maturity securities and reported at cost, adjusted for amortization of premiums and accretion of discounts over the life of the security using the interest method. The Association does not purchase securities and mortgage-backed securities for trading purposes. The cost of securities sold is determined by specific identification. Stock in the Federal Home Loan Bank of Des Moines is recorded at cost which represents redemption value.

     d. Loans receivable, net are carried at unpaid principal balances, less loans in process, allowance for losses, and net deferred loan fees. Loan origination and commitment fees and certain direct loan origination costs are deferred and amortized to interest income over the contractual life of the loan using the interest method. Loans originated and held for sale are carried at the lower of cost or market value. Net unrealized losses are recognized through a valuation allowance by charges to income. There were no loans held for sale at June 30, 2002, September 30, 2001 or 2000.

     e. Specific valuation allowances are established for impaired loans for the difference between the loan amount and the fair value of collateral less estimated selling costs. The Association considers a loan to be impaired when, based on current information and events, it is probable that the Association will be unable to collect all amounts due according to the contractual terms of the loan agreement on a timely basis. The types of loans for which impairment is measured include nonaccrual income property loans (excluding loans collectively reviewed for impairment) and troubled debt restructurings. Such loans are placed on nonaccrual status at the point they are deemed uncollectible. Impairment losses are recognized through an increase in the allowance for loan losses.

     f. Allowances for losses are available to absorb losses incurred on loans receivable and represent additions charged to expense, less net charge-offs. In determining the allowance for losses to be maintained, management considers current economic conditions, the Association's loan portfolio composition and historical loss experience used to estimate probable losses as well as change in the level of classified assets. Management also reviews individual loans for which full collectibility may not be reasonably assured and considers, among other matters, the estimated fair value of the underlying collateral. Management believes that allowances for losses on loans receivable are adequate.

                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                          Notes to Financial Statements

    g. Servicing assets, included in other assets, are amortized in proportion to, and over the period of, estimated net servicing income. Impairment of servicing assets is assessed based on the fair value of those assets. Fair values are estimated using discounted cash flows based on a current market interest rate. Impairment is measured by stratifying servicing assets based on the interest rate and term of loan. The amount of impairment recognized is the amount by which the servicing asset for a stratum exceeds fair value. Servicing assets of $74,518, $38,146 and $45,072 were capitalized during the nine months ended June 30, 2002 and 2001 and year ended September 30, 2001, respectively. There were no servicing assets capitalized during 2000. Amortization of servicing assets was $34,779, $12,753, $19,679 and $21,742 during the nine months ended June 30, 2002 and 2001 and years ended September 30, 2001 and 2000, respectively. No valuation allowance existed at June 30, 2002, September 30, 2001 or 2000.

    h. Premises and equipment, net are carried at cost, less accumulated depreciation. Depreciation of premises and equipment is computed using the straight-line method based on the estimated useful lives of the related assets. Estimated lives are fifteen to forty years for the office buildings and improvements and three to ten years for furniture and equipment.

    i. Foreclosed real estate held for sale is carried at the lower of cost or fair value less estimated selling costs. Costs relating to improvement of foreclosed real estate are capitalized. Allowance for losses are available to absorb losses incurred on foreclosed real estate and represents additions charged to expense, less net gains or losses. In determining the allowance for losses to be maintained, management evaluates current economic conditions, fair value of the underlying collateral and risk characteristics of foreclosed real estate held for sale.

    j. Interest on securities, certificates of deposit, mortgage-backed securities and loans receivable is accrued as earned. Interest on loans receivable is excluded from income when considered uncollectible.

    k. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount that will more likely than not be realized. Income tax expense is the tax payable or refundable for the period plus or minus the net change in the deferred tax assets and liabilities.

(2) Risks and Uncertainties
    The Association is a community oriented financial institution, which provides traditional financial services within the areas it serves. The Association is engaged primarily in the business of attracting deposits from the general public and using these funds to originate one- to four-family residential mortgage loans located primarily in Clay County and Platte County, Missouri.

    The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions, which affect the reported amounts of assets and liabilities as of the balance

                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                          Notes to Financial Statements

     sheet dates and income and expenses for the periods covered. Actual results could differ significantly from these estimates and assumptions.

    The Association's operations are affected by interest rate risk, credit risk, market risk and regulations by the Office of Thrift Supervision
     (OTS). The Association is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice more rapidly, or on a different basis, than its interest-earning assets. The Association uses a net market value methodology provided by the OTS to measure its interest rate risk exposure. This exposure is a measure of the potential decline in the net portfolio value of the Association based upon the effect of an increase or decrease in interest rates in 100 basis point increments. Net portfolio value is the expected net cash flows from the institution's assets, liabilities and off-balance-sheet contracts. Credit risk is the risk of default on the Association's loan portfolio that results from the borrowers' inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of collateral underlying loans receivable and the valuation of real estate held by the Association. The Association is subject to periodic examination by regulatory agencies, which may require the Association to record increases in the allowances based on their evaluation of available information. There can be no assurance that the Association's regulators will not require further increases to the allowances.

 (3)Securities
    Securities are summarized as follows:



                                                                            June 30, 2002 (Unaudited)
                                                          ----------------------------------------------------------------
                                                                            Gross                Gross
                                                           Amortized      Unrealized           Unrealized         Market
                                                             Cost           Gains                Losses            Value
                                                          ----------      ----------           ----------         -------
Debt securities available for sale -
 Federal agency obligations maturing:
   Within one year                                        $   500,000        15,628                     -        515,628
   After one through five years                             5,342,307        74,198                     -      5,416,505
   After five through ten years                                     -             -                     -              -
   SBA loan pool                                              227,763             -                (2,550)       225,213
                                                          -----------      --------             ---------     ----------
                                                            6,070,070        89,826                (2,550)     6,157,346
Equity securities available for sale -
 AMF Adjustable Rate Mortgage Fund                          1,000,000         1,006                     -      1,001,006
                                                          -----------      --------             ---------     ----------
                                                          $ 7,070,070        90,832                (2,550)     7,158,352
                                                          ===========      ========             =========     ==========
Debt securities held to maturity:
   Municipal obligations maturing
    after one through five years                          $    15,520             -                  (340)        15,180
                                                          ===========      ========             =========     ==========
Weighted-average rate                                            4.57%
                                                          ===========

                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                          Notes to Financial Statements

                                                                   September 30, 2001
                                                   ------------------------------------------------
                                                                   Gross      Gross
                                                   Amortized    Unrealized  Unrealized     Market
                                                      Cost         Gains      Losses       Value
                                                   ----------    ---------  ----------  -----------
Debt securities available for sale -
  Federal agency obligations maturing:
     Within one year                               $  499,819       12,335          -      512,154
     After one through five years                   3,750,000      101,066          -    3,851,066
     After five through ten years                     748,469        5,283          -      753,752
     SBA loan pool                                    264,719            -     (2,237)     262,482
                                                    ---------    ---------   --------   ----------
                                                    5,263,007      118,684     (2,237)   5,379,454
Equity securities available for sale -
  AMF Adjustable Rate Mortgage Fund                 1,000,000        1,006          -    1,001,006
                                                    ---------    ---------   --------   ----------
                                                   $6,263,007      119,690     (2,237)   6,380,460
                                                    =========    =========   ========   ==========
Debt securities held to maturity:
  Municipal obligations maturing
     after one through five years                  $   15,638            -        (67)      15,571
                                                    =========    =========   ========   ==========

Weighted-average rate                                    5.57%
                                                    =========

                                                                   September 30, 2000
                                                   ------------------------------------------------
                                                                   Gross      Gross
                                                   Amortized    Unrealized  Unrealized     Market
                                                      Cost         Gains      Losses       Value
                                                   ----------    ---------  ----------  -----------
Debt securities available for sale:
  Federal agency obligations due:
     Within one year                               $  500,000            -     (2,523)     497,477
     After one through five years                   3,823,983        5,942    (46,117)   3,783,808
                                                    ---------    ---------   --------   ----------
                                                   $4,323,983        5,942    (48,640)   4,281,285
                                                    =========    =========   ========   ==========
Debt securities held to maturity:
  Municipal obligations maturing
     after one through five years                  $   15,798            -       (347)      15,451
                                                    =========    =========   ========   ==========

Weighted-average rate                                    6.37%
                                                    =========

Securities with a market value of $2,360,000 and $2,828,405 were pledged to secure certain savings deposits in excess of federal deposit insurance limitations at June 30, 2002 and September 30, 2001. During the year ended September 30, 2001, proceeds from sale and gain on sale of securities available for sale amounted to $253,281 and $3,281, respectively.

                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                          Notes to Financial Statements


(4)  Mortgage-backed Securities
     Mortgage-backed securities available for sale are summarized as follows:

                                                   June 30, 2002 (Unaudited)
                                       --------------------------------------------------
                                                       Gross       Gross
                                       Amortized    Unrealized   Unrealized      Market
                                          Cost         Gains       Losses         Value
                                       ----------   ----------   ----------    ----------
     Available for sale:
       FNMA                            $  555,802       10,441            -       566,243
       FHLMC                              574,518        6,605            -       581,123
       GNMA                               714,486       15,402       (1,487)      728,401
                                       ----------   ----------   ----------    ----------
                                       $1,844,806       32,448       (1,487)    1,875,767
                                       ==========   ==========   ==========    ==========

     Weighted-average rate                   5.30%
                                       ==========

                                                      September 30, 2001
                                       --------------------------------------------------
                                                       Gross       Gross
                                       Amortized    Unrealized   Unrealized      Market
                                          Cost         Gains       Losses         Value
                                       ----------   ----------   ----------    ----------
     Available for sale:
       FNMA                            $  787,808       12,417            -       800,225
       FHLMC                              186,596        6,462            -       193,058
       GNMA                               996,108       14,236         (910)    1,009,434
                                       ----------   ----------   ----------    ----------
                                       $1,970,512       33,115         (910)    2,002,717
                                       ==========   ==========   ==========    ==========

     Weighted-average rate                   6.15%
                                       ==========

                                                      September 30, 2000
                                       --------------------------------------------------
                                                       Gross       Gross
                                       Amortized    Unrealized   Unrealized      Market
                                          Cost         Gains       Losses         Value
                                       ----------   ----------   ----------    ----------
     Available for sale:
       FNMA                            $1,095,951        1,275            -     1,097,226
       FHLMC                              285,955            -       (4,978)      280,977
       GNMA                               152,230        6,027         (871)      157,386
                                       ----------   ----------   ----------    ----------
                                       $1,534,136        7,302       (5,849)    1,535,589
                                       ==========   ==========   ==========    ==========

     Weighted-average rate                   6.39%
                                       ==========

                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                          Notes to Financial Statements

         Adjustable-rate mortgage-backed securities amounted to $1,685,048, $1,649,142 and $1,097,226 at June 30, 2002, September 30, 2001 and
         2000, respectively.

(5)      Loans Receivable, Net
         Loans receivable, net are summarized as follows:

                                                    June 30,                 September 30,
                                                                     ------------------------------
                                                      2002              2001               2000
                                                  ------------       -----------        -----------
                                                  (Unaudited)
         Real estate loans:
            Single-family, 1-4 units            $  42,324,562        45,619,912          51,060,839
            Multi-family, 5 or more units             840,407         1,208,512           1,056,033
            Construction                            5,099,566         9,715,949          10,973,828
            Commercial                              3,787,017         2,524,978           2,578,707
         Consumer loans                             2,423,595         2,682,168           2,267,195
         Commercial non-real estate loans             381,769           208,041             149,873
         Loans secured by deposits                    180,113           360,103             210,411
                                                -------------        ----------          ----------
                                                   55,037,029        62,319,663          68,296,886
         Allowance for losses                        (193,035)         (190,313)           (175,587)
         Loans in process                          (1,769,683)       (2,815,047)         (4,009,233)
         Deferred loan fees, net                      (19,686)          (36,948)            (23,343)
                                                -------------        ----------          ----------
                                                $  53,054,625        59,277,355          64,088,723
                                                =============        ==========          ==========

         Weighted-average rate                           6.99%             7.81%               7.85%
                                                =============        ==========          ==========

         Loans serviced for others amounted to $16,493,413, $8,620,174, $9,980,381 and $6,405,868 at June 30, 2002 and 2001 and September 30,
          2001 and 2000, respectively. Adjustable-rate loans included in the loan portfolio amounted to $33,508,331, $31,078,182 and $35,480,287 at
          June 30, 2002, September 30, 2001 and 2000, respectively. Real estate construction loans are secured primarily by single-family residences.

         Commercial real estate loans consist of the following:

                                                       June 30,                 September 30,
                                                                       --------------------------------
                                                        2002              2001                 2000
                                                    --------------     -----------          -----------
                                                     (Unaudited)
         Retail/office buildings                      $  2,389,397       2,078,067            1,965,137
         Strip shopping center                             446,231         446,911              357,460
         Land                                              878,810               -              256,110
         Church                                             72,579               -                    -
                                                      ------------       ---------            ---------
                                                      $  3,787,017       2,524,978            2,578,707
                                                      ============       =========            =========

                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                          Notes to Financial Statements


Following is a summary of activity in allowance for losses:

                                  Nine Months Ended June 30,     Years Ended September 30,
                                  --------------------------     -------------------------
                                    2002              2001         2001             2000
                                  ---------         --------     --------         --------
                                          (Unaudited)
Balance, beginning of period      $ 190,313          175,587      175,587          192,500
   Loan charge-offs                  (2,552)          (6,772)      (6,772)         (28,913)
   Loan recoveries                    1,900                -            -                -
   Provision charged to expense       3,374           21,558       21,498           12,000
                                  ---------         --------     --------         --------
Balance, end of period            $ 193,035          190,373      190,313          175,587
                                  =========         ========     ========         ========

Following is a summary of loans to directors, executive officers and associates of such persons in excess of $60,000 in the aggregate for the year ended September 30, 2001 and nine months ended June 30, 2002:

Balance, September 30, 2000            $    773,804
   Additions                                967,650
   Repayments                            (1,022,867)
                                       ------------
Balance, September 30, 2001                 718,587
   Additions                                421,600
   Repayments                              (655,905)
                                       ------------
Balance, June 30, 2002 (Unaudited)     $    484,282
                                       ============

These loans were made on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated persons. The Association sold a residence to the President of the Association and recognized a gain of $69,398. The purchase price was determined by an independent appraisal. The Association originated a loan to finance the transaction after receiving a down payment of approximately 20% of the purchase price. The loan was subsequently sold in the secondary market.

The Association had one commercial real estate loan amounting to $256,110, whose terms were modified prior to the effective date of SFAS No. 114, and which was considered impaired at September 30, 2000. The average balance during the year was $256,110 and the related allowance for loss was $12,806. The amount of interest income recognized during the impairment period on a cash basis was $17,209. Total interest income which would have been recorded during the year if the loan had been current in accordance with the original terms was $23,050. The loan was paid off in March 2001.

                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                          Notes to Financial Statements


(6)  Premises and Equipment, Net
     Premises and equipment, net are summarized as follows:

                                          June 30,         September 30,
                                                      -----------------------
                                            2002         2001         2000
                                         ----------   ----------   ----------
                                         (Unaudited)
     Land                                $  685,257      685,257      700,257
     Office buildings and improvements    3,774,397    3,737,076    3,707,523
     Furniture and equipment                889,747      880,819      916,436
     Automobile                              28,515       28,515       28,515
                                         ----------   ----------   ----------
                                          5,377,916    5,331,667    5,352,731
     Less accumulated depreciation        1,014,545      932,766      853,514
                                         ----------   ----------   ----------
                                         $4,363,371    4,398,901    4,499,217
                                         ==========   ==========   ==========

(7)  Foreclosed Real Estate Held for Sale, Net
     Following is a summary of activity in allowance for losses:

                                             Nine Months Ended June 30,    Years Ended September 30,
                                             --------------------------    -------------------------
                                                2002            2001          2001           2000
                                             ----------      ----------    ----------     ----------
                                                    (Unaudited)
     Balance, beginning of year              $    5,178               -             -              -
       Charge-offs, net of gain on sale          (9,204)              -         2,118              -
       Loss (gain) charged to operations          4,026               -         3,060              -
                                             ----------      ----------    ----------     ----------
     Balance, end of year                    $        -               -         5,178              -
                                             ==========      ==========    ==========     ==========

(8)  Deposits
     Deposits are summarized as follows:

                                                                      June 30,            September 30,
                                                                                    -------------------------
          Description and interest rate                                 2002           2001          2000
                                                                    ------------    -----------   -----------
                                                                    (Unaudited)
     Non-interest bearing NOW accounts                              $  2,144,471      1,071,436     1,017,487
     NOW accounts, 1.01%, 2.10% and 2.40%                              6,611,807      6,254,786     5,494,301
     Passbook accounts, 1.47%, 2.65% and 2.63%                         5,679,337      4,849,202     4,760,685
     Money market deposit accounts, 2.03%, 3.42% and 3.79%            12,814,360      9,244,257     6,373,989
                                                                    ------------    -----------   -----------
       Total transaction accounts                                     27,249,975     21,419,681    17,646,462
                                                                    ------------    -----------   -----------
     Certificates:
      1.01 - 2.00%                                                     5,653,084              -             -
      2.01 - 3.00%                                                    12,619,765        246,833             -
      3.01 - 4.00%                                                     5,419,775      8,843,549             -
      4.01 - 5.00%                                                     5,662,755     11,874,370     5,353,788
      5.01 - 6.00%                                                     4,664,681     12,043,826    26,043,913
      6.01 - 7.00%                                                     2,398,802      3,648,676     3,934,676
                                                                    ------------    -----------   -----------
       Total certificates, 3.47%, 4.81% and 5.57%                     36,418,862     36,657,254    35,332,377
                                                                    ------------    -----------   -----------
       Total deposits                                               $ 63,668,837     58,076,935    52,978,839
                                                                    ============    ===========   ===========
     Weighted-average rate - total deposits                                 2.63%          4.03%         4.65%
                                                                    ============    ===========   ===========

                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                          Notes to Financial Statements


       Interest on deposits is summarized as follows:

                                              Nine Months Ended June 30,         Years Ended September 30,
                                              --------------------------         -------------------------
                                                 2002            2001              2001            2000
                                              ----------      ----------         --------       ----------
                                                      (Unaudited)
       NOW accounts                           $   54,730          95,893          127,851         125,443
       Passbook accounts                          64,162         115,626          163,911         130,121
       Money market deposit accounts             191,645         213,973          288,859         227,294
       Certificates                            1,166,350       1,502,865        1,970,534       1,799,968
                                              ----------      ----------       ----------      ----------
          Total deposits                      $1,476,887       1,928,357        2,551,155       2,282,826
                                              ==========      ==========       ==========      ==========

    Deposits in excess of $100,000 are not federally insured.

    Certificate maturities are summarized as follows:

                                              June 30, 2002              September 30,
                                                                 ------------------------------
                                               (Unaudited)          2001                2000
                                              -------------      ----------          ----------
          First year                          $  28,544,396      27,238,354          26,382,573
          Second year                             3,209,955       4,921,655           3,088,805
          Third year                              3,348,996       2,679,613           2,776,644
          Fourth year                             1,315,515       1,113,465           2,067,865
          Fifth year                                      -         704,167           1,016,490
                                              -------------      ----------          ----------
                                              $  36,418,862      36,657,254          35,332,377
                                              =============      ==========          ==========

(9) Advances from the Federal Home Loan Bank
    Advances from the FHLB of Des Moines are summarized as follows:

        Final                    Average Rate         June 30, 2002          September 30,
                                                                        ------------------------
    Maturity Date              at June 30, 2002        (Unaudited)        2001          2000
                                                      -------------     ---------     ----------
    During first year                5.82%             $  3,139,200     6,000,000     15,139,850
    During second year               6.33%                2,919,300     2,139,200      1,139,200
    During third year                   -                         -     2,919,300              -
    December 2, 2013                 5.25%                  831,480       870,236        919,599
                                                       ------------    ----------     ----------
                                                       $  6,889,980    11,928,736     17,198,649
                                                       ============    ==========     ==========

    Weighted-average rate                                      5.97%         5.93%          6.66%
                                                       ============    ==========     ==========

                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                          Notes to Financial Statements

Maturities are summarized as follows:

                              June 30, 2002      September 30,
                               (Unaudited)            2001
                              ------------       ------------
First year                    $  3,193,316          6,052,018
Second year                      2,976,326          2,194,015
Third year                          60,093          2,977,063
Fourth year                         63,549             60,870
Fifth year                          67,295             64,370
After fifth year                   529,401            580,400
                              ------------         ----------
                              $  6,889,980         11,928,736
                              ============         ==========

     At June 30, 2002 and September 30, 2001 advances from the FHLB of Des
      Moines were secured by FHLB stock and single-family loans of $9,301,473 and $16,103,794, respectively.

(10) Income Taxes

     On August 20, 1996 the Small Business Job Protection Act of 1996 was signed into law. Under the Act, tax bad debt reserves in excess of the base year level (September 30, 1988) are subject to recapture and payable in equal amounts over six years in tax years beginning October 1, 1996. The Association used the experience method bad debt deduction for all periods covered by the financial statements. The provisions of SFAS No. 109 require the Association to establish a deferred tax liability for the tax effect of the tax bad debt reserves over the amounts at September 30, 1988. The Association's tax bad debt reserves at September 30, 1988, as adjusted, were $1,213,000. The estimated deferred tax liability on such amount is approximately $412,000, which has not been recorded in the accompanying financial statements. If these tax bad debt reserves are used for other than loan losses, the amount used will be subject to Federal income taxes at the then prevailing corporate rate.

     The components of the net deferred tax liability are summarized as follows:

                                                          June 30,          September 30,
                                                                         -------------------
                                                            2002            2001      2000
                                                         ----------      ---------  ---------
Deferred tax liabilities:                               (Unaudited)
 FHLB stock dividends                                    $ 83,226         83,226      83,226
 Tax bad debt reserves after September 30, 1988            53,897         71,863      95,818
 Unrealized gain on securities available for sale          40,543         50,884           -
 Other                                                     28,936              -       3,560
                                                         --------       --------     -------
  Total deferred tax liabilities                          206,602        205,973     182,604
                                                         --------       --------     -------
Deferred tax assets:
 Allowance for losses on loans                             71,423         70,416      64,967
 Unrealized loss on securities available for sale               -              -      12,374
 Other                                                          -             36           -
                                                        ---------       --------    --------
  Total deferred tax assets                                71,423         70,452      77,341
                                                        ---------       --------    --------
  Net deferred tax liability                             $135,179        135,521     105,263
                                                        =========       ========    ========

                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                          Notes to Financial Statements

Income taxes are summarized as follows:

              Nine Months Ended June 30,    Years Ended September 30,
              --------------------------    -------------------------
                2002              2001        2001             2000
              --------          --------    --------         --------
Current:              (Unaudited)
  Federal     $ 31,753           (42,170)    (24,654)          90,339
  State              -                 -           -          (19,973)
              --------          --------    --------         --------
                31,753           (42,170)    (24,654)          70,366
              --------          --------    --------         --------

Deferred:
  Federal       10,000           (25,000)    (33,000)         (43,000)
  State              -                 -           -                -
              --------          --------    --------         --------
                10,000           (25,000)    (33,000)         (43,000)
              --------          --------    --------         --------
              $ 41,753           (67,170)    (57,654)          27,366
              ========          ========    ========         ========

The provision for income taxes differs from the Federal statutory corporate tax rate as follows:

                                                 Percentage of earnings (loss) before income taxes
                                             ---------------------------------------------------------
                                             Nine Months Ended June 30,      Years Ended September 30,
                                             --------------------------      -------------------------
                                              2002                2001        2001               2000
                                             ------              ------      ------             ------
                                                     (Unaudited)
Federal statutory income tax rate              34.0%              (34.0)%     (34.0)%             34.0%
Increases (decreases) in tax rate:
  State taxes, net of Federal tax benefit         -                   -           -              (14.7)
  Other, net                                   (0.1)                  -           -                0.9
                                             ------              ------      ------             ------
    Tax rate                                   33.9%              (34.0)%     (34.0)%             20.2%
                                             ======              ======      ======             ======

(11) Employee Benefits

     The Association is enrolled in a defined contribution pension plan which covers substantially all employees. Effective December 1, 2000, participants can contribute up to 20% of their salary (previously 15%) which the Association will match 50% of the employee contribution, up to a maximum of 6% of salary. Participants are fully invested upon enrollment in the pension plan. Pension plan expense was $22,391, $20,176, $26,947 and $23,560 for the nine months ended June 30, 2002 and 2001 and years ended September 30, 2001 and 2000, respectively.

(12) Minimum Regulatory Capital

     The Association is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Association's financial statements. Under capital adequacy guidelines, the Association must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The

                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                          Notes to Financial Statements

          Association's capital amounts and classifications are also subject to quantitative judgments by the regulators about components, risk-weightings and other factors. At June 30, 2002 and September 30, 2001, the Association met all capital adequacy requirements.

          The Association is also subject to the regulatory framework for prompt corrective action. The most recent notification from the regulatory agencies categorized the Association as well capitalized. To be categorized as well capitalized, the Association must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since the aforementioned notifications that management believes have changed the Association's category.

          The Bank's actual and required capital amounts and ratios at June 30, 2002 (Unaudited) are as follows:

                                                                                             Minimum Required
                                                                                for Capital                    to be "Well
                                                     Actual                      Adequacy                      Capitalized"
                                              ----------------------       -----------------------         -------------------------
                                               Amount         Ratio         Amount          Ratio           Amount            Ratio
                                              --------       -------       --------        -------         ---------         -------
                                                                          (Dollars in Thousands)
Retained earnings                             $  6,526
Unrealized gain on securities AFS, net             (78)
                                              --------
Tangible capital                              $  6,448           8.3%      $  1,166            1.5%
Includable unrealized gain on equity
   securities available for sale, net                1
General valuation allowance                        193
                                              --------

Total capital to risk-weighted assets         $  6,642          16.3%      $  3,260            8.0%          $ 4,075           10.0%
                                              ========

Tier 1 capital to risk-weighted assets        $  6,448          15.8%      $  1,630            4.0%          $ 2,449            6.0%
                                              ========

Tier 1 capital to total assets                $  6,448           8.3%      $  3,110            4.0%          $ 3,888            5.0%
                                              ========

                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                          Notes to Financial Statements


     The Bank's actual and required capital amounts and ratios at September 30, 2001 are as follows:

                                                                    Minimum Required
                                                              for Capital        to be "Well
                                              Actual            Adequacy        Capitalized"
                                         ---------------    ---------------    ---------------
                                         Amount    Ratio    Amount    Ratio    Amount    Ratio
                                         -------   -----    -------   -----    -------   -----
                                                         (Dollars in Thousands)
Retained earnings                        $ 6,465
Unrealized gain on securities AFS, net       (99)
                                         -------
Tangible capital                         $ 6,366     8.2%   $ 1,163     1.5%
Includable unrealized gain on equity
   securities available for sale, net          1
General valuation allowance                  190
                                         -------

Total capital to risk-weighted assets    $ 6,557    15.1%   $ 3,482     8.0%   $ 4,352    10.0%
                                         =======

Tier 1 capital to risk-weighted assets   $ 6,366    14.6%   $ 1,741     4.0%   $ 2,611     6.0%
                                         =======

Tier 1 capital to total assets           $ 6,366     8.2%   $ 3,100     4.0%   $ 3,875     5.0%
                                         =======

(13) Financial Instruments with Off-Balance-Sheet Risk

     The Association is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments generally include commitments to originate loans. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The Association's maximum exposure to credit loss in the event of nonperformance by the borrower is represented by the contractual amount and related accrued interest receivable of those instruments. The Association minimizes this risk by evaluating each borrower's creditworthiness on a case-by-case basis. Generally, collateral held by the Association consists of a first or second mortgage on the borrower's property. Commitments at June 30, 2002 and September 30, 2001 to originate variable and fixed-rate loans were $252,000 and $2,515,000 and $201,000 and $3,317,000, respectively, generally expiring in 180 days or less.

     Commitments on behalf of borrowers for lines of credit were $1,958,000 and $574,000 at June 30, 2002 and September 30, 2001, respectively.

(14) Contingencies

     At June 30, 2002 and September 30, 2001, there were no known pending litigation or other claims that management believes will be material to the Association's financial position.

                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                          Notes to Financial Statements

(15)  Fair Value of Financial Instruments
      The carrying amounts and estimated fair values of the Association's financial instruments are summarized as follows:

                                              June 30, 2002                 September 30,                   September 30,
                                               (Unaudited)                      2001                            2000
                                        -------------------------     -------------------------      ----------------------------
                                         Carrying       Fair           Carrying        Fair           Carrying          Fair
                                          Amount        Value           Amount         Value           Amount           Value
                                        ----------    -----------     ----------     ----------      ----------     -------------
   Non-trading instruments
    and nonderivatives:
      Cash and cash equivalents        $ 9,731,518      9,731,518      3,405,873      3,405,873       1,795,791         1,795,791
      Certificates of deposit              192,350        192,350        450,000        450,000               -                 -
      Securities available for sale      7,158,352      7,158,352      6,380,460      6,380,460       4,281,285         4,281,285
      Securities held to maturity           15,520         15,180         15,638         15,571          15,798            15,451
      Stock in FHLB of Des Moines          963,300        963,300        963,300        963,300         860,000           860,000
      Mortgage-backed securities
       available for sale                1,875,767      1,875,767      2,002,717      2,002,717       1,535,589         1,535,589
      Loans receivable, net             53,054,625     54,232,438     59,277,355     60,221,136      64,088,723        62,940,063
      Accrued interest receivable          343,739        343,739        442,270        442,270         370,489           370,489
      Deposits                          63,668,837     64,100,684     58,076,935     58,425,179      52,978,839        52,521,955
      Accrued interest on deposits          19,424         19,424         51,567         51,567          61,529            61,529
      Advances from FHLB               $ 6,889,980      7,078,765     11,928,736     12,112,439      17,198,649        17,036,985

   The following methods and assumptions were used in estimating the fair values:

   Cash and cash equivalents, certificates of deposit, accrued interest receivable and accrued interest on deposits are valued at their carrying amounts due to the relatively short period to maturity of the instruments.

   Fair values of securities and mortgage-backed securities are based on quoted market prices or, if unavailable, quoted market prices of similar securities.

   Stock in FHLB of Des Moines is valued at cost, which represents redemption value and approximates fair value.

   Fair values are computed for each loan category using market spreads to treasury securities for similar existing loans in the portfolio and management's estimates of prepayments.

   Deposits with no defined maturities, such as NOW accounts, passbook accounts and money market deposit accounts are valued at the amount payable on demand at the reporting date.

   The fair value of certificates of deposit and advances from the FHLB is computed at fixed spreads to treasury securities with similar maturities.

                    CLAY COUNTY SAVINGS AND LOAN ASSOCIATION

                          Notes to Financial Statements

(16)     Plan of Conversion

         On July 30, 2002, the Board of Directors of the Association adopted by unanimous vote a Plan of Conversion (Plan), whereby the Association will convert from a federally-chartered mutual savings and loan association to a federally-chartered stock savings bank as a wholly-owned subsidiary of a holding company to be formed at the direction of the Association. The Association will change its name to Clay County Savings Bank. The Plan is subject to the prior written approval of the OTS and must be adopted by the affirmative vote of at least a majority of the total number of votes entitled to be voted by the members of the Association. Pursuant to the Plan, shares of stock in the holding company will be offered in a subscription offering pursuant to non-transferable subscription rights at a predetermined and uniform price first to the Association's eligible account holders of record as of December 31, 2000; second to tax-qualified employee benefit plans which include the employee stock ownership plan; third to the Association's eligible account holders of record as of September 30, 2002; and fourth to account holders as of the voting record date. Concurrently with the subscription offering, shares not subscribed for in the subscription offering will be offered to the general public in a community offering with preference being given to natural persons residing in Clay County, Missouri. Shares not subscribed for in the community offering will be offered to the general public in a syndicated offering. The aggregate purchase price of the conversion stock will be based upon an independent appraisal of the Association and will reflect the estimated pro forma market value of the Association, as converted, as a subsidiary of the holding company.

         Subsequent to conversion, deposit account holders and borrowers will not have voting rights in the Association. Voting rights will be vested exclusively with the stockholders of the holding company. Deposit account holders will continue to be insured by the SAIF. A liquidation account will be established at the time of the conversion in an amount equal to the capital of the Association as of the date of the latest balance sheet date contained in the final prospectus. Each eligible account holder or supplemental account holder will be entitled to a proportionate share of this account in the event of a complete liquidation of the Association, and only in such event. This share will be reduced if the account holder's or supplemental eligible account holder's deposit balance falls below the amount on the date of record and will cease to exist if the account is closed. The liquidation account will never be increased despite any increase after conversion in the related deposit balance.

         An OTS regulation restricts the Association's ability to make capital distributions, including paying dividends. The regulations do not permit cash dividend payments if the Association's capital would be reduced below the amount of the minimum capital requirements or the liquidation account. The OTS may impose other restrictions.

         Costs associated with the conversion will be deferred and deducted from the proceeds from the sale of the stock. If the conversion is not consummated, all costs incurred will be charged to expense by the Association. The Association had not incurred any costs at June 30, 2002.

         You should rely only on the information contained in this document or that to which we have referred you. We have not authorized anyone to provide you with information that is different. This document does not constitute an offer to sell, or the solicitation of an offer to buy, any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation would be unlawful. The affairs of Clay County Savings Bank or CCSB Financial Corp. may change after the date of this prospectus. Delivery of this document and the sales of shares made hereunder does not mean otherwise.




                              CCSB Financial Corp.
              Proposed Holding Company for Clay County Savings Bank




                         851,000 Shares of Common Stock
                  (Subject to Increase to up to 978,650 Shares)




                                 ---------------

                                   PROSPECTUS

                                 ---------------




          Trident Securities, a Division of McDonald Investments, Inc.


                                _____________, 2002




Until the later of ____________, 2002 or 25 days after the commencement of the offering, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         Article NINTH of the Certificate of Incorporation of CCSB Financial Corp. (the "Corporation") sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

         NINTH:

         A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         B. The right to indemnification conferred in Section A of this Article NINTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article NINTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         C. If a claim under Section A or B of this Article NINTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In
(i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article NINTH or otherwise shall be on the Corporation.

         D. The rights to indemnification and to the advancement of expenses conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

         E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article NINTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

Item 25. Other Expenses of Issuance and Distribution

                  Payable to                            Type of Fee                                   Total Cost
                  ----------                            -----------                                   ----------
                  Luse Gorman Pomerenk &               Legal Fees and Expenses
                  Schick, P.C.                          (including Blue Sky fees)* .............. $   120,000

                  Trident Securities, a Division **    Selling Agent fees* ......................     143,000
                  of McDonald Investments, Inc.

                  Financial Printer (to be selected)   Printing, Postage, EDGAR and Mailing* ....      80,000

                  Keller & Company, Inc.               Appraisal and Business Plan Fees
                                                        and Expenses* ...........................      30,000

                  Michael Trokey & Company, P.C.       Accounting Fees and Expenses* ............      70,000

                  Office of Thrift Supervision         Filing Fees ..............................       8,400

                  Securities and Exchange
                  Commission                           Filing Fees ..............................         900

                  Nasdaq                               Filing Fees*** ...........................       1,500

                  Muldoon Murphy & Faucette LLP        Selling Agent Counsel Fees* ..............      35,000

                  Crowe, Chizek                        Conversion Agent/Transfer Agent Fees* ....      12,500

                  Luse Gorman Pomerenk                 Blue Sky Fees and Expenses ...............      15,000
                  & Schick. P.C. and various states

                                       Other Expenses* ........        8,700

                                       Total ..................  $   525,000
                                                                 ===========

--------------------------
*        Estimated
** CCSB Financial Corp. has retained Trident Securities, a Division of McDonald Investments, Inc. to assist in the sale of common stock on a best efforts basis in the offering.
*** Represents the initial filing fee submitted with the Nasdaq listing application.

Item 26. Recent Sales of Unregistered Securities

                  Not Applicable.

Item 27. Exhibits:

                  The exhibits filed as part of this registration statement are as follows:

                  (a) List of Exhibits

1.1 Engagement Letters between Clay County Savings Bank and Trident Securities, a Division of McDonald Investments, Inc.

1.2 Form of Agency Agreement among CCSB Financial Corp., Clay County Savings Bank and Trident Securities, a Division of McDonald Investments, Inc.

2        Plan of Conversion

3.1      Certificate of Incorporation of CCSB Financial Corp.

3.2      Bylaws of CCSB Financial Corp.

4        Form of Common Stock Certificate of CCSB Financial Corp.

5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered

8.1      Federal Tax Opinion of Luse Gorman Pomerenk & Schick

10.1     Form of Clay County Savings Bank Employment Agreement for John R. Davis

10.2     Form of Clay County Savings Bank Employment Agreement for Mario Usera

10.3     Form of Clay County Savings Bank Change-in-Control Agreements

10.4     Form of Employee Stock Ownership Plan

10.5     Clay County Savings Bank 401(k) Plan

21       Subsidiaries of Registrant

23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included on Exhibits 5 and 8.1)

23.2     Consent of Michael Trokey & Company, P.C.

23.3     Consent of Keller & Company, Inc.

24       Power of Attorney (set forth on signature page)

99.1 Appraisal and Business Plan Agreement between Clay County Savings Bank and Keller & Company, Inc.

99.2     Appraisal Report of Keller & Company, Inc.**

99.3     Marketing Materials

99.4     Order and Acknowledgment Form*

99.5     Prospectus Supplement

----------------------------
*        To be filed supplementally or by amendment.
**       Supporting financial schedules filed pursuant to Rule 202 of Regulation
         S-T.

Item 28. Undertakings

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any duration from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) Include any additional or changed material information on the plan of distribution.

              (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

              (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

              The small business issuer will provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such documentation and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Liberty, State of Missouri on September 18, 2002.

                                           CCSB FINANCIAL CORP.

                                      By:  /s/ John R. Davis
                                           -------------------------------------
                                           John R. Davis

                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of CCSB Financial Corp. (the "Company") hereby severally constitute and appoint John R. Davis as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said John R. Davis may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said John R. Davis shall do or cause to be done by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates stated.

             Signatures                                Title                                 Date
             ----------                                -----                                 ----
   /s/ John R. Davis                          President, Chief Executive              September 18, 2002
   ---------------------------------          Officer, Chairman of the Board and
   John R. Davis                              Director (Principal Executive
                                              Officer)


   /s/ Mario Usera                            Director, Executive Vice President      September 18, 2002
   ---------------------------------          and Chief Financial Officer
   Mario Usera                                (Principal Financial Officer)


   /s/ Deborah A. Jones                       Senior Vice President, Secretary        September 18, 2002
   ---------------------------------          and Treasurer
   Deborah A. Jones                           (Principal Accounting Officer)


   /s/ John R. Cooper                         Director                                September 18, 2002
   ---------------------------------
   John R. Cooper

   /s/ George A. McKinley                           Director                       September 18, 2002
   --------------------------------------
   George A. Mckinley


   /s/ Keith A. Oberkrom                            Director                       September 18, 2002
   --------------------------------------
   Keith A. Oberkrom


   /s/ William J. Turpin                            Director                       September 18, 2002
   --------------------------------------
   William J. Turpin


   /s/ Robert A. Whipple                            Director                       September 18, 2002
   --------------------------------------
   Robert A. Whipple

                                  EXHIBIT INDEX

1.1 Engagement Letters between Clay County Savings Bank and Trident Securities, a Division of McDonald Investments, Inc.

1.2 Form of Agency Agreement among CCSB Financial Corp., Clay County Savings Bank and Trident Securities, a Division of McDonald Investments, Inc.

2      Plan of Conversion

3.1    Certificate of Incorporation of CCSB Financial Corp.

3.2    Bylaws of CCSB Financial Corp.

4      Form of Common Stock Certificate of CCSB Financial Corp.

5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered

8.1    Federal Tax Opinion of Luse Gorman Pomerenk & Schick

10.1   Form of Clay County Savings Bank Employment Agreement for John R. Davis

10.2   Form of Clay County Savings Bank Employment Agreement for Mario Usera

10.3   Form of Clay County Savings Bank Change-in-Control Agreements

10.4   Form of Employee Stock Ownership Plan

10.5   Clay County Savings Bank 401(k) Plan

21     Subsidiaries of Registrant

23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included on Exhibits 5 and 8.1)

23.2   Consent of Michael Trokey & Company, P.C.

23.3   Consent of Keller & Company, Inc.

24     Power of Attorney (set forth on signature page)

99.1 Appraisal and Business Plan Agreement between Clay County Savings Bank and Keller & Company, Inc.

99.2   Appraisal Report of Keller & Company, Inc.**

99.3   Marketing Materials

99.4   Order and Acknowledgment Form*

99.5   Prospectus Supplement

-------------------------------------
*      To be filed supplementally or by amendment.
**     Supporting financial schedules filed pursuant to Rule 202 of Regulation
       S-T.

   As filed with the Securities and Exchange Commission on September 19, 2002
                                                           Registration No. 333-

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM SB-2




                              CCSB Financial Corp.
                                Liberty, Missouri